     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 6, 1998


                                                 REGISTRATION NO. 333-40813
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 4
                                       TO


                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                            ANTHRACITE CAPITAL, INC.
      (Exact Name of Registrant as Specified in its Governing Instruments)
                         ------------------------------

             345 PARK AVENUE, 29TH FLOOR, NEW YORK, NEW YORK 10154
                                 (212) 754-5560
  (Address, Including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)
                         ------------------------------

                                 HUGH R. FRATER
                                   PRESIDENT
                            ANTHRACITE CAPITAL, INC.
                          345 PARK AVENUE, 29TH FLOOR
                            NEW YORK, NEW YORK 10154
                                 (212) 754-5560
      (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)
                         ------------------------------

                                   COPIES TO:

           VINCENT J. PISANO, ESQ.                      GEORGE C. HOWELL III, ESQ.
            SKADDEN, ARPS, SLATE                         RANDOLPH F. TOTTEN, ESQ.
             MEAGHER & FLOM LLP                              HUNTON & WILLIAMS
              919 THIRD AVENUE                             951 EAST BYRD STREET
          NEW YORK, NEW YORK 10022                       RICHMOND, VIRGINIA 23219
          TELEPHONE: (212) 735-2790                      TELEPHONE: (804) 788-8200
          FACSIMILE: (212) 735-2000                      FACSIMILE: (804) 788-8218

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
            TITLE OF SECURITIES                  AMOUNT BEING     OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
              BEING REGISTERED                  REGISTERED (1)          SHARE              PRICE(2)        REGISTRATION FEE
Common Stock, par value $0.001 per share      23,000,000 shares         $16.00           $368,000,000        $108,560(3)



(1) Includes 3,000,000 shares of Common Stock which may be purchased by the Underwriters to cover over-allotments, if any (the "Underwriting).



(2) Estimated based on a bona fide estimate of the maximum offering price $16.00 solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933.


(3) A fee of $2,000.00 was paid on November 21, 1997.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             SUBJECT TO COMPLETION


                   PRELIMINARY PROSPECTUS DATED MARCH 6, 1998


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS


                               20,000,000 SHARES


                            ANTHRACITE CAPITAL, INC.

                                  COMMON STOCK
                               ------------------


    Anthracite Capital, Inc. (the "Company"), a Maryland corporation, was organized in November 1997 to invest in a diversified portfolio of multifamily, commercial and residential mortgage loans, mortgage-backed securities and other real estate related assets in U.S. and non-U.S. markets. The Company will seek to achieve strong investment returns by maximizing the spread of investment income (net of credit losses) earned on its real estate assets over the cost of financing and hedging these assets and/or liabilities. The Company's business decisions will depend on changing market factors, and the Company will pursue various strategies and opportunities in different market environments. The Company will elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and generally will not be subject to federal income tax to the extent that it distributes its net income to stockholders and maintains its qualification as a REIT. The Company's operations will be managed by BlackRock Financial Management, Inc. (the "Manager"), an indirect subsidiary of PNC Bank Corp. ("PNC"). The Company has no ownership interest in the Manager.

                         ------------------------------

    SEE "RISK FACTORS" COMMENCING ON PAGE 14 FOR A DISCUSSION OF MATERIAL RISKS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY, INCLUDING:



    - The Company and the Manager have common officers and directors, which may present conflicts of interest in the Company's dealings with the Manager and its Affiliates, including the Company's purchase of assets from the Manager's Affiliates and the Manager's allocation of investment opportunities to the Company;



    - The Manager is a subsidiary of PNC Bank, National Association ("PNC Bank"), and therefore PNC Bank will be able to influence the affairs of the Manager and the investment decisions of the Company;



    - The Company was organized in November 1997, had no assets at December 31, 1997, has no operating history, and there is no prior market for the Common Stock;



    - Only approximately $50.2 million in purchase price of the Company's assets have been identified and delays in investing the balance of the net proceeds of the Offering will result in reduced income;



    - The Initial Investment consists of first loss credit support subordinated interests, which are extremely sensitive to the default and loss experience on the underlying mortgage loans;



    - The Company has no established financing sources, and there can be no assurance that financing will be available on favorable terms;


                                                        (CONTINUED ON NEXT PAGE)

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                                                  UNDERWRITING
                                                                                  DISCOUNTS AND             PROCEEDS TO
                                                        PRICE TO PUBLIC          COMMISSIONS(1)               COMPANY
Per Share.........................................             $                        $                        $
Total (3).........................................             $                        $                        $



(1) The Company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. see "Underwriting."



(2) Before deducting estimated expenses of $      , payable by the Company.



(3) The Company has granted to the underwriters a 30-day option to purchase up to an aggregate number of 3,000,000 additional shares of Common Stock on the same terms and conditions as set forth above. If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions, and Proceeds to Company will be $ , $ , and $ , respectively. See "Underwriting."



(4) The total Price to Public and the total Proceeds to Company include the proceeds of the sale of up to 143,369 shares of Common Stock to certain directors, officers and employees of the Company and the Manager, in each case net of underwriting discounts and commissions.


                         ------------------------------


    The shares of Common Stock are being offered by the several underwriters, subject to prior sale, when, as and if issued to and accepted by the underwriters and subject to approval of certain legal matters by counsel for the underwriters and certain other conditions. The underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be made in New
York, New York on or about           , 1998.



FRIEDMAN, BILLINGS, RAMSEY & CO., INC.



                                LEHMAN BROTHERS



                                               PRUDENTIAL SECURITIES
                                               INCORPORATED


                The date of this Prospectus is           , 1998.

(CONTINUED FROM PREVIOUS PAGE)


    - The Company will face substantial competition in acquiring suitable investments, which could increase its costs;



    - The Company is heavily reliant on the Manager; the Manager has never managed a REIT, and there can be no assurance that the past experience of the Manager will be sufficient to successfully manage the business of the Company;



    - The Company intends to acquire significant amounts of mortgage loans and non-investment grade mortgage-backed securities, which may be subject to significant credit risk of loss of principal and non-payment of interest;



    - The yield on the Company's investments, including interest only securities ("IOs"), and the value of the Company's Common Stock, will be sensitive to changes in prevailing interest rates and changes in prepayment rates, which may result in a mismatch between the Company's borrowing rates and asset yields and consequently reduce or eliminate the net income from the Company's investments;



    - The Company's operations are expected to be highly leveraged and there are no limitations on borrowings, which is likely to increase the volatility of the Company's income and net asset value and could result in operating or capital losses;



    - The Company intends to use hedging strategies that involve risk and that may not be successful in insulating the Company from exposure to changing interest and prepayment rates;



    - The Company will be taxed as a regular corporation if it fails to qualify or maintain its qualification as a REIT, which would reduce earnings and cash available for distribution to stockholders;



    - The Company's investment and operating policies and strategies may be changed at any time without the consent of stockholders;



    - The Management Agreement provides for base management fees payable to the Manager without consideration of the performance of the Company's portfolio and also provides for incentive fees based on certain performance criteria, which could result in the Manager recommending riskier or more speculative investments;



    - Termination of the Management Agreement by the Company may result in the payment of a substantial termination fee, which could adversely affect the Company's financial condition;



    - Stockholders will be subject to significant potential dilution from future equity offerings, including offerings of preferred stock; and



    - The Company's activities, structure and operations may be adversely affected by changes in the tax laws applicable to REITs.



    All of the shares of common stock (the "Common Stock") offered hereby are being sold by the Company. The Common Stock offered to the public hereby will represent all of the equity ownership of the Company, except as follows. PNC has agreed to purchase directly from the Company, at a price equal to the initial public offering price, net of underwriting discounts and commissions, a number of shares of Common Stock such that following completion of the offering made hereby (the "Offering") and the Underwriters' exercise of the over-allotment option, if any, PNC will own 3% of the shares of Common Stock outstanding. In addition, FBR Asset Investment Corporation, an affiliate of Friedman, Billings, Ramsey and Co., Inc., one of the Representatives of the Underwriters, has agreed to acquire $10 million of Common Stock in a private placement that will close concurrently with the Offering at the initial public offering price, net of underwriting discounts and commissions.



    Approximately $50.2 million in purchase price of the Company's assets will be invested in subordinated, non-investment grade commercial mortgage backed securities issued by LB Commercial Trust. These securities represent an undivided subordinated beneficial ownership interest in a trust fund to be established by Structured Asset Securities Corporation that consists primarily of a segregated pool of 259 conventional monthly pay, commercial and multifamily, fixed rate mortgage loans having the characteristics described herein. See "The Initial Investment--Description of the Mortgage Loans."



    Prior to the Offering, there has been no public market for the Common Stock. It is currently anticipated that the initial public offering price for the Common Stock will be between $14 and $16 per share. See "Underwriting" for information relating to the determination of the initial public offering price. Application has been made to list the Common Stock on the New York Stock Exchange (the "NYSE").

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING PURCHASES OF THE COMMON STOCK TO STABILIZE THE MARKET PRICE, THE PURCHASE OF SHARES OF COMMON STOCK TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."
                            ------------------------

    CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN CONSTITUTE "FORWARD-LOOKING STATEMENTS," WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "SHOULD," "EXPECT," "ANTICIPATE," "ESTIMATE," "INTEND," "CONTINUE," OR "BELIEVES" OR THE NEGATIVES THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE STATEMENTS IN "RISK FACTORS" IN THIS PROSPECTUS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES, WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO DIFFER MATERIALLY FROM THOSE REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS.

    THE COMPANY MAY PROVIDE PROJECTIONS, FORECASTS OR ESTIMATES OF FUTURE PERFORMANCE OR CASH FLOWS OF THE COMPANY. PROJECTIONS, FORECASTS AND ESTIMATES ARE ALSO FORWARD-LOOKING STATEMENTS AND WILL BE BASED UPON CERTAIN ASSUMPTIONS. ACTUAL EVENTS ARE DIFFICULT TO PREDICT AND MAY BE BEYOND THE COMPANY'S CONTROL. ACTUAL EVENTS MAY DIFFER FROM THOSE ASSUMED. SOME IMPORTANT FACTORS THAT WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN ANY FORWARD-LOOKING STATEMENTS INCLUDE CHANGES IN INTEREST RATES; DOMESTIC AND FOREIGN BUSINESS, MARKET, FINANCIAL OR LEGAL CONDITIONS; DIFFERENCES IN THE ACTUAL ALLOCATION OF THE ASSETS OF THE COMPANY FROM THOSE ASSUMED; AND THE DEGREE TO WHICH ASSETS ARE HEDGED AND THE EFFECTIVENESS OF THE HEDGE, AMONG OTHERS. IN ADDITION, THE DEGREE OF RISK WILL BE INCREASED BY THE COMPANY'S LEVERAGING OF ITS ASSETS. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT ANY ESTIMATED RETURNS OR PROJECTIONS CAN BE REALIZED OR THAT ACTUAL RETURNS OR RESULTS WILL NOT BE MATERIALLY LOWER THAN THOSE THAT MAY BE ESTIMATED.

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
PROSPECTUS SUMMARY.............................           1
The Company....................................           1
  General......................................           1
  Investment Strategy..........................           1
  Relationship With PNC........................           3
Summary Risk Factors...........................           3
  Credit Risk Management.......................           5
  Initial Investment...........................           5
The Manager....................................           6
  General......................................           6
Organization and Relationships.................           7
The Management Agreement.......................           7
  Management Compensation......................           8
  Conflicts of Interest of the Manager.........           9
Tax Status of the Company......................          10
Certain Benefits to Related Parties............          10
Industry Trends................................          11
Dividend Policy and Distributions..............          12
The Offering...................................          12
RISK FACTORS...................................          14
  Conflicts of Interest of the Manager May
    Result in Decisions That Do Not Fully
    Reflect Stockholders' Best Interests.......          14
  No Operating History; No Established
    Financing; No Prior Market For Common
    Stock......................................          15
  Dependence on The Manager; Termination of
    Management Agreement.......................          15
Interest Rate Fluctuations Will Affect Value of
  Mortgage Assets, Net Income and Common
  Stock........................................          16
  General......................................          16
  Interest Rate Mismatch Could Occur Between
    Asset Yields and Borrowing Rates Resulting
    in Decreased Yield.........................          16
  Inverted Yield Curve Adversely Affects
    Income.....................................          16
  Prepayment Rates Can Increase, Thus Adversely
    Affecting Yields...........................          16
  Ownership of Non-Investment Grade Mortgage
    Assets Subject To Increased Risk of Loss...          16
  Risk of Loss on Mortgage Loans...............          18
  Multifamily and Commercial Loans Involve a
    Greater Risk of Loss than Single Family
    Loans......................................          18
  Limited Recourse Loans May Limit the
    Company's Recovery to the Value of the
    Mortgaged Property.........................          18
  Volatility of Values of Mortgaged Properties
    May Affect Adversely the Company's Mortgage
    Loans......................................          18
  Construction, Bridge and Mezzanine Loans
    Involve Greater Risks of Loss than Loans
    Secured by Income Producing Properties.....          16
  Distressed Mortgage Loans May Have Greater
    Default Risks than Performing Loans........          19
  Foreign Mortgaged Loans and Real Properties
    are Subject to Currency Conversion Risks,
    Foreign Tax Laws and Uncertainty of Foreign
    Laws.......................................          19
  Risks Related to Investments in Real
    Property...................................          19

                                                    PAGE
                                                    -----
The LB Mortgage Loans..........................          20
  Risks of Lending on Income-Producing
    Properties.................................          20
  Risks Particular to Retail Properties........          22
  Property Location and Condition..............          22
  Completion...................................          22
  Changes in Laws..............................          23
  Uninsured Loss; Sufficiency of Insurance.....          23
  Geographic Concentration.....................          23
  Higher Than Average Balances.................          23
  Risk of Changes in Concentrations............          23
  Zoning Compliance............................          24
  Nonrecourse Mortgage Loans...................          24
  Environmental Law Considerations.............          24
  Balloon Payments and Anticipated Repayment
    Dates......................................          24
  Leverage Increases Exposure to Loss..........          25
  Hedging Transactions Can Limit Gains and
    Increase Exposure to Losses................          26
  Tax, Legal and Other Risks...................          27
  Failure to Maintain REIT Status would have
    Adverse Tax Consequences...................          27
  Risk of Changes in the Tax Law Applicable to
    REITs......................................          28
  Risk of Adverse Tax Treatment of Excess
    Inclusion Income...........................          28
  Risk that Potential Future Offerings Could
    Dilute the Interest of Holders of Common
    Stock......................................          28
  Future Revisions in Policies and Strategies
    Without Stockholder Consent Create
    Uncertainty for Investors..................          28
  Significant Competition May Adversely Affect
    the Company's Ability to Acquire Assets....          28
  Failure to Maintain Exemption from the
    Investment Company Act Would Restrict the
    Company's Operating Flexibility............          29
  Failure to Develop a Public Market May Result
    in a Decrease in Market Price..............          29
  Temporary Investment in Short-term
    Investments Will Reduce the Earnings of the
    Company....................................          29
  Restrictions on Ownership of the Common
    Stock......................................          30
  Possible Environmental Liabilities...........          30
  Limitation on Liability of Manager...........          31
  Investments May Be Illiquid and Their Value
    May Decrease...............................          31
  Plans Should Consider ERISA Risks of
    Investing in Common Stock..................          31
  Year 2000 Compliance.........................          31
USE OF PROCEEDS................................          32
DIVIDEND AND DISTRIBUTION POLICY...............          33
CAPITALIZATION.................................          33
CERTAIN RELATIONSHIPS; CONFLICTS OF INTEREST...          34
THE COMPANY....................................          35
  General......................................          35
  Investment Strategy..........................          35
  Operating Policies and Strategies............          36
  Operating Policies...........................          36
  Capital and Leverage Policies................          36

                                                    PAGE
                                                    -----
  Liabilities..................................          36
  Relationship With PNC........................          37
  Securitization...............................          39
  Credit Risk Management.......................          40
  Asset/Liability Management...................          40
  Hedging Activities...........................          40
  Other Policies...............................          41
  Future Revisions in Policies and
    Strategies.................................          42
DESCRIPTION OF REAL ESTATE RELATED ASSETS......          43
  Mortgage Loans...............................          43
  Distressed Mortgage Loans....................          43
  Construction Financing, Bridge Financing and
    Loans Subject to Prior Liens...............          43
  Commitments to Mortgage Loan Sellers.........          44
  Bridge Loans.................................          44
  Mortgage-Backed Securities...................          45
  Commercial Mortgage-Backed Securities........          48
  FHA and GNMA Project Loans...................          48
  Pass-Through Certificates....................          49
  Privately Issued Pass-Through Certificates...          49
  FNMA Certificates............................          49
  FHLMC Certificates...........................          50
  GNMA Certificates............................          50
  CMOs.........................................          50
  Mortgage Derivatives.........................          51
  Multifamily and Commercial Real Properties...          51
  Foreign Real Properties......................          52
  Real Properties With Known Environmental
    Problems...................................          53
  Net Leased Real Estate.......................          53
  Securities of or Interests in Persons
    Primarily Engaged in Real Estate Activities
    and Investments in Other Securities........          54
  Employees....................................          54
  Facilities...................................          54
  Legal Proceedings............................          54
MANAGEMENT OF THE COMPANY......................          55
  Directors and Executive Officers of the
    Company....................................          55
  Executive Compensation.......................          60
  Stock Options................................          60
  Stock Options Outstanding....................          61
STOCK OPTION GRANTS............................          62
THE MANAGER....................................          63
  The Management Agreement.....................          63
  Management Compensation......................          65
  Expenses.....................................          67
  Conflicts of interest........................          68
  Limits of Responsibility.....................          68
INITIAL INVESTMENT.............................          69
  General......................................          69
  LB Series 1998-C1, Classes J, K, L and M.....          69
CERTAIN CHARACTERISTICS OF THE LB MORTGAGE
  LOANS........................................          71
  General......................................          71
                                                    PAGE
                                                    -----
  Mortgage Loan History........................          71
  Certain Terms and Conditions of the Mortgaged
    Loans......................................          71
  Assessments of Property Condition............          74
  Additional Mortgage Loan Information.........          74
  The Controlling Class Representative.........          84
  Subordination, Allocation of Losses and
    Certain Expenses...........................          85
FEDERAL INCOME TAX CONSEQUENCES................          86
  Taxation of the Company......................          86
  Requirements for Qualification...............          88
  Income Tests.................................          88
  Asset Tests..................................          91
  Distribution Requirements....................          92
  Recordkeeping Requirements...................          94
  Failure to Qualify...........................          94
  Taxation of Taxable U.S. Stockholders........          94
  Taxation of Stockholders on the Disposition
    of the Common Stock........................          96
  Capital Gains and Losses.....................          96
  Information Reporting Requirements and Backup
    Withholding................................          96
  Taxation of Tax-exempt Stockholders..........          97
  Taxation of NON-U.S. Stockholders............          98
  State and Local Taxes........................          99
  Taxation of ASC..............................          99
  Proposed Tax Legislation.....................         100
ERISA CONSIDERATIONS...........................         100
DESCRIPTION OF CAPITAL STOCK...................         101
  Repurchase of Shares and Restrictions on
    Transfer...................................         101
  Dividend Reinvestment Plan...................         103
MATERIAL PROVISIONS OF MARYLAND LAW AND OF THE
  COMPANY'S ARTICLES OF INCORPORATION AND
  BYLAWS.......................................         103
  Removal of Directors.........................         103
  Staggered Board..............................         104
  Business Combinations........................         104
  Control Share Acquisitions...................         104
  Amendment to the Articles of Incorporation...         105
  Dissolution of the Company...................         105
  Advance Notice of Director Nominations and
    New Business...............................         105
  Possible Anti-Takeover Effect of Material
    Provisions of Maryland Law and of the
    Articles of Incorporation and Bylaws.......         106
  Transfer Agent and Registrar.................         106
  Reports to Stockholders......................         106
UNDERWRITING...................................         107
LEGAL MATTERS..................................         108
EXPERTS........................................         109
ADDITIONAL INFORMATION.........................         109
GLOSSARY.......................................         G-1
FINANCIAL STATEMENT............................         F-1

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY SHOULD BE READ IN CONJUNCTION WITH AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. CAPITALIZED AND OTHER TERMS USED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE GLOSSARY, WHICH STARTS AT PAGE G-1. UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS ASSUMES THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTION WILL NOT BE EXERCISED.

    THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INHERENTLY INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE INFORMATION SET FORTH UNDER THE HEADING "RISK FACTORS" AND WITHIN THE PROSPECTUS GENERALLY.

                                  THE COMPANY

GENERAL


    Anthracite Capital, Inc. (the "Company"), a Maryland corporation, was formed in November 1997 to invest in multifamily, commercial and residential mortgage loans, mortgage-backed securities and other real estate related assets in both U.S. and non-U.S. markets. The Company will use its equity capital and borrowed funds to seek to achieve strong investment returns by maximizing the spread of investment income (net of credit losses) earned on its real estate assets over the cost of financing and hedging these assets. The Company will elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). The Company generally will not be subject to federal income tax to the extent that it distributes its net income to its stockholders and maintains its qualification as a REIT. See "Federal Income Tax Consequences--Requirements for Qualification as a REIT-- Distribution Requirement."



    The day-to-day operations of the Company will be managed by BlackRock Financial Management, Inc. (the "Manager"), subject to the direction and oversight of the Company's Board of Directors, which shall initially consist of six members, four of whom will be unaffiliated with the Manager or its Affiliates. The Manager, a Delaware corporation, is a subsidiary of PNC Bank, National Association ("PNC Bank"). The Company has elected to be externally managed by the Manager to take advantage of the existing business relationships, operational and risk management systems, expertise, and economies of scale associated with the Manager's current business operations.


INVESTMENT STRATEGY

    The Company intends to purchase and originate multifamily, commercial and residential term loans ("Mortgage Loans") and interests in multifamily and commercial mortgage-backed securities ("CMBS"). The Company also may invest in interests in residential mortgage-backed securities ("RMBS" and, together with CMBS, "MBS"). The Company may hold its Mortgage Loans or utilize them as collateral to create its own MBS.


    Initially, one of the Company's primary investment focuses will be the acquisition of non-investment grade CMBS, such as certain certificates issued by the LB Commercial Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C1, Classes J, K, L and M (the "Initial Investment"). Non-investment grade CMBS offer the potential of higher yields than relatively more senior classes of CMBS, but carry greater credit and prepayment risk. The Company believes that a prudently managed portfolio of non-investment grade CMBS can produce attractive returns in a variety of interest rate environments, but no assurance can be given that such returns will be achieved.



    In order to invest a portion of the net proceeds of the offering made hereby (the "Offering") to provide current returns, the Company intends to invest an amount equal to approximately 16.73% of the net proceeds of the Offering in the Initial Investment described herein.

    The Company will take an opportunistic approach to its investments and, accordingly, the Company may invest in assets other than Mortgage Loans and MBS. The Company may invest in or provide loans used to finance construction ("Construction Loans"), loans secured by real property and used as temporary financing ("Bridge Loans") and loans secured by junior liens on real property ("Mezzanine Loans"). The Company may invest in multifamily and commercial Mortgage Loans that are in default ("Nonperforming Mortgage Loans") or for which default is likely or imminent or for which the borrower is making monthly payments in accordance with a forbearance plan ("Subperforming Mortgage Loans" and, together with Nonperforming Mortgage Loans, "Distressed Mortgage Loans"). The Company may also invest, for hedging and other purposes, in derivative mortgage securities such as interest only ("IO") strips, principal only ("PO") strips and other securities with significant exposure to changes in mortgage prepayment rates.



    The Company expects that a portion of its mortgage assets will consist of foreign MBS and Mortgage Loans that the Company believes can provide attractive returns. The Company may invest in multifamily, commercial and other real property, including Net Leased Real Estate, properties acquired at foreclosure or by deed-in-lieu of foreclosure ("REO Property") and other underperforming or otherwise distressed real property (all of such underperforming and distressed real property, together with REO Property, being referred to collectively as "Distressed Real Property"). In addition, the Company may invest in real property located outside the United States. The Company may invest in registered investment companies, partnerships and other investment funds and other types of non-mortgage related assets and intends to engage in hedging transactions to reduce interest rate, prepayment and currency exchange rate risks, subject to the REIT Provisions of the Code and the requirements for exemption from the Investment Company Act of 1940, as amended (the "Investment Company Act").



    The Company will finance its assets with the net proceeds of this Offering, future offerings of equity securities and borrowings and expects that it will employ leverage consistent with the type of assets acquired and the desired level of risk in various investment environments, in general. The Company's governing documents do not explicitly limit the amount of leverage that the Company may employ. Instead, the Board will adopt an indebtedness policy for the Company that will give the Manager extensive discretion as to the amount of leverage to be employed, depending on the Manager's assessment of acceptable risk consistent with the nature of the assets then held by the Company, subject to periodic review by the Company's Board of Directors. Once fully invested, the Company anticipates maintaining a debt-to-equity ratio of between 3.5:1 and 4.5:1; although this ratio may be higher or lower from time to time. Moreover, the Company's indebtedness policy may be changed by the Board in the future. The Company will leverage its assets primarily with reverse repurchase agreements, dollar rolls, securitizations of its Mortgage Loans and secured and unsecured loans, including the issuance of commercial paper. The Company also expects to issue preferred stock as a source of longer term capital to finance asset growth.



    The Company's policy is to acquire those mortgage assets that it believes are likely to generate the highest returns on capital invested, after considering the amount and nature of anticipated cash flows from the asset, the credit risk of the borrower, the Company's ability to pledge the asset to secure collateralized borrowings, the capital requirements resulting from the purchase and financing of the asset, the potential for appreciations and the costs of financing, hedging and managing the asset. Prior to acquisition, potential returns on capital employed will be assessed over the expected life of the asset and in a variety of interest rate, yield spread, financing cost, credit loss and prepayment scenarios. In managing the Company's portfolio, the Manager will establish stringent credit standards and credit monitoring procedures and will also consider balance sheet management and risk diversification issues. The Company will employ proprietary risk management tools developed by the Manager to continually monitor the risks of its assets and liabilities. Similar proprietary tools will also help the Company achieve its goal of having its annual income, determined in accordance with generally accepted accounting principles, equal or exceed its annual Taxable Income. The Company also intends to minimize its Excess Inclusion Income. See "Federal Income Tax Consequences." Except as set forth herein, the Company has not yet established specific investment guidelines or standards, but its investments will be made based on the Manager's assessment of prevailing market conditions and the relative risks and returns available at the time. An investor in the Common Stock offered hereby is therefore subject to the risk that the Company's investment strategy will differ from that which would be selected by such investor at any given time.

RELATIONSHIP WITH PNC


    PNC Bank, a subsidiary of PNC Bank Corp ("PNC"), originated approximately $5.8 billion, on a gross basis, in commercial and multifamily loans in 1997 through its network of offices and correspondent relationships. PNC Bank will enter into an agreement granting the Company, so long as the Management Agreement (as hereinafter defined) with the Manager remains in effect, a right of first offer to purchase, at fair market value, not less than $1 billion annually of multifamily and commercial Mortgage Loans originated by PNC Bank, which may include loans eligible for sale to securitization conduits, and loans that are ineligible for securitization, such as mezzanine loans. The Mortgage Loans will be made available for purchase at fair market value. Although not contractually committed to do so, the Company intends to purchase pools of Mortgage Loans offered to it pursuant to the foregoing right of first offer, provided such purchase would comply with the Company's investment guidelines and underwriting criteria as established and modified from time to time. The Company also expects in certain circumstances to "table fund" loans originated by PNC Bank. That is, the Company will fund the loan directly to the borrower at closing and will pay PNC Bank an origination fee for sourcing and originating the loan. This arrangement will enable PNC Bank to originate loans that it might not wish to retain, either because of regulatory capital rules applicable to PNC Bank or for other similar reasons. In some cases, the Company may pay part or all of the fees with securities of the Company. The Company believes that pools of PNC Bank's Mortgage Loans will be appropriate investments for the Company given the Company's investment strategy.



    On January 28, 1998, PNC Bank announced an agreement to acquire the assets of Midland Loan Services, L.P. ("Midland"), headquartered in Kansas City, Missouri. This transaction is expected to close in the second quarter of 1998. Midland specializes in commercial loan servicing and loan origination. At December 31, 1997, Midland had a total servicing portfolio of approximately $24 billion. In 1997, Midland originated approximately $1 billion in commercial and multi-family mortgage loans. Although no formal agreement exists, if the acquisition by PNC Bank occurs, the Company anticipates that Midland will service all or a portion of the commercial loans for which the Company acquires servicing rights pursuant to standard agreements that are expected to be approved by the Unaffiliated Directors. Midland is also expected to serve as an additional source of assets to be acquired.


                              SUMMARY RISK FACTORS


    Each prospective purchaser of the Common Stock offered hereby should review "Risk Factors" beginning on page 14 for a discussion of material risks that should be considered before investing in the Common Stock, including the following:



    - The Company and the Manager have common officers and directors, which may present conflicts of interest in the Company's dealings with the Manager and its Affiliates, including the Company's purchase of assets originated by such Affiliates. For example, the Company may purchase certain mortgage assets from PNC Bank, which owns 70% of the outstanding capital stock of the Manager. Because PNC Bank will be able to influence the affairs of the Manager there is a risk that PNC Bank will be able to influence the investment decisions of the Company.



    - The Company was organized in November 1997 and has only limited assets and no operating history. There is no prior market for the Common Stock, and the Company has no established financing sources.

    - The Company intends to acquire significant amounts of Mortgage Loans and non-investment grade MBS, which are subject to greater risk of credit loss of principal and non-payment of interest than investments in senior investment grade securities.



    - The Company's Articles of Incorporation do not expressly limit borrowings. The Company intends to leverage its investments in an amount to be determined by the Manager and, ultimately, by the Board of Directors. Such leverage is likely to increase the volatility of the Company's income and net asset value and could result in operating or capital losses. If borrowing costs increase, or if the cash flow generated by the Company's assets decreases, the Company's use of leverage will increase the likelihood that the Company will experience reduced or negative cash flow and reduced liquidity.



    - Only approximately $50.2 million in assets have been identified for purchase by the Company, and delays in investing the balance of the proceeds of the Offering would result in reduced income. The Company will face substantial competition in acquiring suitable investments, which could increase its costs. Stockholders will not have the opportunity to evaluate the manner in which the remainder of the proceeds of the Offering are to be invested or the economic merits of particular assets to be acquired. The Manager will exercise significant discretion in investing and allocating the proceeds of the Offering.



    - The Initial Investment consists of first loss credit support subordinated interests, which are extremely sensitive to the default and loss experience on the underlying mortgage loans and the timing of any such defaults or losses.



    - Assets to be purchased by the Company from PNC Bank and its Affiliates may in some cases not have a readily determined fair market value. Depending on the circumstances, the investment guidelines approved by the Board of Directors may not require independent valuations.



    - The Company is heavily reliant on the Manager, and the Manager has never managed a REIT. There can be no assurance that the past experience of the Manager will be sufficient to successfully manage the business of the Company.



    - The yield on the investments in Mortgage Loans and MBS, particularly IOs and POs, and thus the value of the Company's Common Stock, will be sensitive to changes in prevailing interest rates and changes in prepayment rates, which may result in a mismatch between the Company's borrowing rates and asset yields and consequently reduce or eliminate income derived from the Company's investments.



    - The Company may invest in real property, or mortgage loans secured by real property, located outside the United States, which may expose the Company to currency conversion risks, foreign tax laws and the uncertainty of foreign laws.



    - Delinquency and loss ratios on the Company's Mortgage Loans will be affected by the performance of third-party servicers and special servicers.


    - The Company intends to use hedging strategies that involve risk and that may not be successful in insulating the Company from exposure to changing interest and prepayment rates.

    - The Company will be taxed as a regular corporation if it fails to maintain its qualification as a REIT, which would reduce earnings and cash available for distribution to stockholders.


    - The Company's investment and operating policies and the strategies that the Manager uses to implement those policies may be changed at any time without the consent of stockholders.

    - The Management Agreement provides for base management fees payable to the Manager without consideration of the performance of the Company's portfolio and also provides for incentive fees based on certain performance criteria, which could result in the Manager recommending riskier or more speculative investments. Termination of the Management Agreement by the Manager could adversely affect the Company if the Company were unable to find a suitable replacement.

    - Termination of the Management Agreement by the Company may result in the payment of a substantial termination fee, which could adversely affect the Company's financial condition.


    - Stockholders will be subject to significant potential dilution from future equity offerings, including offerings of preferred stock, which may have an adverse effect on the market price of the Common Stock.

    - The Company's activities, structure and operations may be adversely affected by changes in the tax laws applicable to REITs.


    - Failure to maintain an exemption from the Investment Company Act, would adversely affect results of operations.



    - The Manager manages funds that are authorized to invest in certain of the assets in which the Company may invest. There may be investment opportunities that are favorable to each of the Company and certain other funds managed by the Manager. In that case, the Manager will allocate investment opportunities among the potential investors based upon the investors' primary investment objectives, applicable investment restrictions, and such other factors as the Manager deems appropriate and fair under the circumstances.



    - The Manager is not prohibited from managing or advising REITs or other entities that may compete with the Company for assets, including entities that may have similar investment objectives to the Company's.


                             CREDIT RISK MANAGEMENT


    The Company intends to manage the credit risk associated with its investment portfolio by regularly monitoring the individual credit exposures associated with each asset in its investment portfolio, diversifying its portfolio of non-investment grade investments and maintaining a portion of its assets in high quality investments. The Company will implement various hedging strategies, primarily to protect itself from the effects of interest rate fluctuations on its variable rate liabilities. However, no hedging strategy will insulate the Company completely from such risks, and the Company's ability to enter into hedging transactions may be limited by the REIT Provisions of the Code and the transaction costs associated with entering into such transactions.



                               INITIAL INVESTMENT



    The Company intends initially to invest an amount equal to approximately 16.73% of the net proceeds of the Offering in the Initial Investment. See "Initial Investment." The Board of Directors of the Company, including all of the Unaffiliated Directors, are expected to approve the Company's acquisition of the Initial Investment prior to the sale of the Common Stock offered hereby. The Initial Investment consists of subordinated interests in CMBS issued pursuant to the LB Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C1 transaction, expected to close in March 1998 (the "LB Securitization"). The Mortgage Loans underlying the Initial Investment, which were originated or acquired by an affiliate of Lehman Brothers Inc., one of the Underwriters, consisted of 259 conventional monthly pay fixed-rate commercial and multi-family mortgage loans with an aggregate principal balance of $1,727,817,629 as of February 1, 1998. The principal amount of interests issued in the

LB Securitization senior in priority of principal payments to the Initial Investment (the "Senior Interests") is $1,619,815,000. The most junior of the Senior Interests is rated "Ba3" by Moody's Investors Service, Inc. The principal amount of the Initial Investment is $108,002,629. The pass-through interest rate on the Initial Investment is 6.3% per annum. The purchase price for the Initial Investment will be approximately $50.2 million.



    No principal will be paid on the Initial Investment until the Senior Interests are paid in full, and any loss realized on the underlying mortgage loans will be charged in the month of the loss to reduce the principal amount of the Initial Investment. Interest on the outstanding principal amount of the Initial Investments will be paid monthly at the rate of 6.3% per annum. As a consequence of the subordination, the trust payment structure and the discounted purchase price, the return on the Initial Investment will be (i) extremely sensitive to any losses realized on the underlying mortgage loans and the timing of losses realized on the underlying mortgage loans and (ii) sensitive to variations in the time at which principal, if any, is paid on the Initial Investment. For example, if losses on the underlying mortgage loans exceed approximately 2.9% of the outstanding principal amount of the underlying mortgage loans, the Company will not recover in principal payments on the Initial Investment the purchase price of the investment.


                                  THE MANAGER

GENERAL


    The Manager is a subsidiary of PNC Bank, which is a wholly owned subsidiary of PNC. Established in 1988, the Manager is a registered investment adviser under the Investment Advisers Act of 1940 and is one of the largest fixed income investment management firms in the United States. The Manager engages in investment and risk management as its sole business and specializes in the management of domestic and offshore fixed income assets for pension and profit sharing plans, financial institutions, such as banking and insurance companies, and mutual funds for retail and institutional investors.

                         ORGANIZATION AND RELATIONSHIPS


    The material relationships among the Company, its Affiliates and the Manager is depicted in the organization chart below.



                                     [LOGO]

    Anthracite Securitization Corp ("ASC"), a Delaware corporation, is a taxable subsidiary of the Company. In order to comply with the REIT provisions of the Code, the Company will own 100% of the non-voting common stock and 5% of the voting common stock of ASC. The other 95% of the voting common stock of ASC will be owned by the Manager. See "Federal Income Tax Consequences--Taxation of ASC" and "--Proposed Tax Legislation."



    The Company may from time to time form additional taxable subsidiaries for purposes of carrying out its investment activities. See "Federal Income Tax Consequences--Proposed Tax Legislation" for a discussion of recent proposals that could affect the ability of the Company to obtain the benefits of certain of such subsidiaries.


                            THE MANAGEMENT AGREEMENT


    The Company will enter into the Management Agreement with the Manager at the closing of the Offering. Pursuant to the Management Agreement, the Manager will be responsible for the day-to-day operations of the Company and will perform such services and activities relating to the assets and operations of the Company as may be appropriate. The Manager will be primarily involved in three activities: (i) underwriting, originating and acquiring Mortgage Loans and other real estate related assets; (ii) asset/liability and risk management, hedging of floating rate liabilities, and financing, management and disposition of assets, including credit and prepayment risk management; and (iii) capital management, structuring, analysis, capital raising and investor relations activities. In conducting these activities, the Manager will formulate operating strategies for the Company, arrange for the acquisition of assets by the Company, arrange for various types of financing and hedging strategies for the Company, monitor the performance of the Company's assets and provide certain administrative and managerial services in connection with the operation of the Company. At all times, the Manager will be subject to the direction and oversight of the Company's Board of Directors.


    The Company may terminate, or decline to renew the term of, the Management Agreement without cause at any time after the first two years upon 60 days written notice by a majority vote of the Unaffiliated Directors. Although no termination fee is payable in connection with a termination for cause, in connection with a termination without cause, the Company must pay the Manager a termination fee, which could be substantial. The amount of the termination fee will be determined by independent appraisal of the value of the Management Agreement for the next four years. Such appraisal is to be conducted by a nationally-recognized appraisal firm mutually agreed upon by the Company and the Manager. If the Company and the Manager are unable to agree upon an appraisal firm, then each of the Company and the Manager is to choose an independent appraisal firm to conduct an appraisal. In such event, (i) if the appraisals prepared by the two appraisers so selected are the same or differ by an amount that does not exceed 20% of the higher of the two appraisals, the termination fee is to be deemed to be the average of the appraisals as prepared by each party's chosen appraiser, and (ii) if the two appraisals differ by more than 20% of such higher amount, the two appraisers together are to select a third appraisal firm to conduct an appraisal. If the two appraisers are unable to agree as to the identity of such third appraiser, either of the Manager and the Company may request that the American Arbitration Association ("AAA") select the third appraiser. The termination fee then is to be an amount determined by such third appraiser, but in no event less than the lower of the two initial appraisals or more than the higher of such two initial appraisals.


    In addition, the Company has the right at any time during the term of the Management Agreement to terminate the Management Agreement without the payment of any termination fee upon, among other things, a material breach by the Manager of any provision contained in the Management Agreement that remains uncured at the end of the applicable cure period (including the failure of the Manager to use reasonable efforts to comply with the Company's investment policy and guidelines).

MANAGEMENT COMPENSATION

    The following table presents all compensation, fees and other benefits (including reimbursement of out-of-pocket expenses) that the Manager may earn or receive under the terms of the Management Agreement.

RECIPIENT      PAYOR                                              AMOUNT
----------  -----------  -----------------------------------------------------------------------------------------

Manager     Company      Base management fee equal to a percentage of the Average Invested Assets by rating category of the Company(1)

Manager     Company      Incentive compensation based on the amount, if any, by which the Company's Funds From
                         Operations and certain net gains exceed a hurdle rate(2)

Manager     Company      Out-of-pocket expenses of Manager paid to third parties in connection with due diligence(3)

------------------------

(1) The base management fee is equal to 1% per annum of Average Invested Assets rated less than BB-or not rated, 0.75% of Average Invested Assets rated BB-through BB+, and 0.35% of Average Invested Assets rated above BB+.


(2) For a detailed explanation of the calculation of the incentive compensation payable to the Manager, see "The Manager--Management Compensation."


(3) The Manager may engage PNC Bank, Midland or unaffiliated third parties to conduct due diligence with respect to potential portfolio investments. Accordingly, a portion of the out-of-pocket expenses will be paid to PNC Bank or Midland in such capacities. The Company's guidelines will require the contract for such engagement to be conducted at arm's length, as evidenced by documentation provided by the Manager to the Board of Directors. PNC Bank and Midland will be paid fees and out-of-pocket expenses as would customarily be paid to unaffiliated third parties for such services.



    The Manager will not receive any management fee for the period prior to the sale of the shares of Common Stock offered hereby. The base management fee is intended to compensate the Manager for its costs in providing management services to the Company. The Board of Directors of the Company may adjust the base management fee with the consent of the Manager in the future if necessary to align the fee more closely with the costs of such services.



    The Manager will be entitled to receive incentive compensation for each fiscal quarter in an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) Funds From Operations of the Company (before the incentive fee) per share of Common Stock (based on the weighted average number of shares outstanding) plus (b) gains (or minus losses) from debt restructuring and sales of property per share of Common Stock (based on the weighted average number of shares outstanding), exceed (2) an amount equal to (a) the weighted average of the price per share of the initial offering and the prices per share of any secondary offerings by the Company multiplied by (b) the Ten-Year U.S. Treasury Rate plus three and one-half percent per annum (expressed as a quarterly percentage) multiplied by (B) the weighted average number of shares of Common Stock outstanding during such quarter. Notwithstanding the foregoing, accrual and payment of any portion of the incentive compensation that is attributable to net capital gains of the Company will be delayed to the extent, if any, required by the Investment Advisers Act of 1940, as amended. "Funds From Operations" as defined by the National Association of Real Estate Investment Trusts ("NAREIT") means net income (computed in accordance with generally accepted accounting principles ("GAAP") excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds From Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions. As used in calculating the Manager's compensation, the term "Ten-Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. See "The Manager--Management Compensation" for a more detailed explanation of the management compensation arrangements.


CONFLICTS OF INTEREST OF THE MANAGER


    The Company is subject to conflicts of interest involving the Manager and its Affiliates because, among other reasons, (i) the Manager and its Affiliates are permitted to purchase mortgage assets for their own account and to advise accounts of other clients, and many investments appropriate for the Company also will be appropriate for these accounts, (ii) the incentive fee, which is based on income of the Company, may create an incentive for the Manager to recommend investments with greater income potential, which generally are riskier or more speculative, than would be the case if its fee did not include a "performance" component, and (iii) the executive officers and certain of the directors of the Company will be directors, officers and employees of the Manager.



    The Company is also subject to conflicts of interest because of the expected purchase of substantial assets from PNC Bank and its Affiliates. Many of such assets do not have a readily determinable fair market value and independent valuations may not be sought. Nevertheless, the Company intends to adopt operating policies to minimize the effect of such conflicts. These policies will require that any acquisition of assets from PNC Bank or its Affiliates be made for fair market value. The Unaffiliated Directors will adopt a policy that will require the Manager to document the fair market value of all affiliated purchases, and to provide copies of that documentation to the Board on a quarterly basis. In addition, the Board of

Directors intends to approve certain operating and investing guidelines, which may be amended from time to time.

                           TAX STATUS OF THE COMPANY

    The Company intends to qualify and will elect to be taxed as a REIT under the REIT Provisions of the Code commencing with its taxable year ending December 31, 1998. Provided the Company qualifies as a REIT, the Company generally will not be subject to federal corporate income tax on taxable income that is distributed to its stockholders. REITs are subject to a number of organizational and operational requirements, including a requirement that they currently distribute at least 95% of their annual Taxable Income. Although the Company does not intend to request a ruling from the Internal Revenue Service (the "IRS") as to its REIT status, the Company will receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the qualification of the Company as a REIT, which opinion is based on certain assumptions and representations about the Company's ongoing businesses and investment activities and other matters. No assurance can be given that the Company will be able to comply with such assumptions and representations in the future. Furthermore, such opinion is not binding on the IRS or any court. Failure to qualify as a REIT would render the Company subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and distributions to its stockholders would not be deductible. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain federal, state, local and foreign taxes on its income and property. In connection with the Company's election to be taxed as a REIT, the Company's Articles of Incorporation impose restrictions on the transfer and ownership of its stock. See "Risk Factors--Failure to Maintain REIT Status would have Adverse Tax Consequences," "Federal Income Tax Consequences--Taxation of the Company" and "Description of Capital Stock--Repurchase of Shares and Restrictions on Transfer."

                      CERTAIN BENEFITS TO RELATED PARTIES

    The Company will authorize the issuance of options to purchase shares of Common Stock equal to 10% of the shares to be outstanding after the Offering and will grant to the Manager, as of the initial public offering, options to purchase an aggregate of 1,711,525 shares of Common Stock (which the Manager may allocate to its directors, officers and employees) at an exercise price equal to the initial public offering price. See "The Manager--Stock Options and Other Awards" and "Management of the Company--Stock Options Plan."



    PNC has agreed that it will purchase from the Company, at a price equal to the initial public offering price net of underwriting discounts and commissions, a number of shares of Common Stock of the Company such that the shares owned by it will constitute 3% of the shares of the Company's Common Stock then outstanding. Certain members of management of the Company are expected to purchase approximately 143,400 of the shares of Common Stock offered hereby at the initial public offering price less underwriting discounts and commissions. In addition, FBR Asset Investment Corporation, an affiliate of Friedman, Billings, Ramsey and Co., one of the Representatives of the Underwriters, has agreed to acquire $10 million of Common Stock in a private placement that will close concurrently with the Offering at the initial public offering price, net of underwriting discounts and commissions.



    The Company has granted certain "demand" and "piggyback" registration rights to FBR Asset Investment Corporation and PNC with respect to the Common Stock acquired by them in the Offering. Subject to certain conditions, the demand registration rights permit holders of such shares to request one demand registration. Subject to certain conditions, the piggyback registration rights permit the holders of such shares to include their Common Stock in the registration by the Company of its equity securities other than in connection with the registration by the company under the Securities Act of any of its securities, (i) in connection with any corporate reorganization, or (ii) in connection with an employee benefit plan.



    The Initial Investment consists of subordinated classes of CMBS issued by an affiliate of Lehman Brothers Inc., one of the Representatives of the Underwriters, and backed by loans originated or acquired by an affiliate of Lehman Brothers Inc.

    The Company will enter into the Management Agreement with the Manager pursuant to which the Manager will be entitled to receive an annual base management fee, a quarterly incentive fee and a termination fee in the event of termination without cause or nonrenewal. Certain officers and directors of the Manager are also officers and directors of the Company, as shown in the following table:



            NAME                                    POSITION WITH MANAGER       POSITION WITH COMPANY
                                                  --------------------------  --------------------------

                                                  Chairman of Board, Chief
    Laurence D. Fink                              Executive Officer           Chairman of Board

                                                                              President, Chief Executive
    Hugh R. Frater                                Managing Director           Officer

    Richard Shea                                  Director                    Chief Operating Officer

    Edwin O. Bergman                              Vice President              Vice President

    Chris A. Milner                               Vice President              Vice President

    Mark S. Warner                                Director                    Vice President

    Susan L. Wagner                               Managing Director           Secretary



See "The Manager--The Management Agreement."


                                INDUSTRY TRENDS

    Management believes fundamental changes are occurring in the U.S. mortgage market, resulting in the shift of investment capital and mortgage assets out of traditional lending and savings institutions and into the development and growth of new forms of mortgage banking and mortgage investment firms, including those that qualify as REITs under the Code. Management believes that traditional mortgage investment companies, such as banks, thrifts and insurance companies, provide less attractive investment structures for investing in mortgage assets because of the costs associated with regulation, infrastructure, and corporate level taxation. Additionally, with the development of highly competitive national mortgage markets (which the Company believes is partly due to the expansion of government sponsored enterprises such as GNMA, FNMA and FHLMC), local and regional mortgage originators have lost market share to more efficient mortgage originators who compete nationally. The growth of the secondary mortgage market, including new securitization techniques, has also resulted in financing structures that can be utilized efficiently to fund leveraged mortgage portfolios and better manage interest rate risk.

    As a REIT, the Company can generally pass through earnings to stockholders without incurring an entity-level federal income tax, thereby allowing the Company to pay higher dividends than institutions with similar investments that are subject to federal income tax on their earnings. In addition, recent changes to federal tax laws provide REITs with greater flexibility to manage and hedge their floating rate liabilities. See "Federal Income Tax Consequences--Taxation of the Company."

    The U.S. residential and commercial mortgage markets have experienced considerable growth over the past 15 years with total U.S. residential mortgage debt outstanding growing from approximately $965 billion in 1980 to approximately $3.9 trillion in 1996, according to the Mortgage Market Statistical Annual for 1997, and total U.S. commercial mortgage debt outstanding growing from approximately $955 billion in 1993 to approximately $1.06 trillion in 1996, according to The Federal Reserve. In addition, according to the same sources, the total amount of U.S. residential mortgage debt securitized into MBS has grown from approximately $110 billion in 1980 to approximately $1.9 trillion in 1996, and the total amount of U.S. commercial MBS outstanding has grown from approximately $34.2 billion in 1993 to approximately $97.2 billion in 1996.

    Foreign mortgage loan and securitization markets have also grown rapidly in recent years. For example, in Europe, commercial and residential Mortgage Loans outstanding have grown by over $200 billion since 1993, to approximately $1.6 trillion in 1996. This global growth of the supply and demand for mortgage capital is expected to continue and the REIT investment structure is expected to be the most efficient vehicle for financing such growth.

                       DIVIDEND POLICY AND DISTRIBUTIONS


    To avoid corporate income and excise tax and to maintain its qualification as a REIT, the Company intends to make annual distributions to its stockholders of at least 95% of the Company's Taxable Income (which does not necessarily equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and by excluding any net capital gains. All distributions in excess of those required for the Company to maintain REIT status will be made by the Company at the discretion of the Board of Directors and will depend on the taxable earnings of the Company, its financial condition and such other factors as the Board of Directors deems relevant.


                                  THE OFFERING


Common Stock Offered.........................  20,000,000 shares(1)

Common Stock to be Outstanding after the       21,357,573 shares(1)(2)
  offering...................................

Use of Proceeds..............................  To purchase the Company's initial portfolio of mortgage and other assets. See "Initial
                                               Investments." The Company intends temporarily
                                               to invest the balance of the proceeds of the
                                               Offering in readily marketable interest
                                               bearing assets consistent with its intention
                                               to qualify as a REIT until appropriate real
                                               estate assets are identified and acquired.
                                               See "Use of Proceeds."


------------------------


(1) Assumes that the Underwriters' option to purchase up to an additional 3,000,000 shares to cover over-allotments will not be exercised. See "Underwriting."



(2) Excludes 2,445,036 shares of Common Stock reserved for issuance under the Company's 1998 Stock Option Plan. Options to acquire 1,711,525 shares of Common Stock will be granted to the Manager and Unaffiliated Directors of the Company. See "Management of the Company--Stock Options." Includes 716,846 shares to be purchased by FBR Asset Investment Corporation (regardless of whether the overallotment is exercised) and 640,727 shares to be purchased by PNC (assuming that the overallotment is not exercised) in private placements that will close concurrently with the Offering.



                               INITIAL INVESTMENT



    The Company intends initially to invest approximately $50.2 million in the Initial Investments. The Initial Investment consists of the most subordinated classes of certificates (the "Certificates") issued pursuant to the LB Commercial Mortgage Trust (the "Trust"), Commercial Mortgage Pass-Through
Certificates, Series 1998-C1 transaction, closed on March   , 1998.



    The Certificates to be purchased by the Company consist of four classes of certificates with an aggregate initial certificate balance of approximately $108,002,629. The Certificates will be subordinated to $1,619,815,000 in senior securities as to losses in the $1,727,817,629 of Mortgage Loans underlying the securities.



    The Certificates, together with the senior securities issued by the Trust, in the aggregate represent the entire undivided beneficial ownership interest in a trust fund (the "Trust Fund") established by Structured

Asset Securities Corporation (the "Depositor"), that is expected to consist primarily of a segregated pool (the "Mortgage Pool") of 259 conventional monthly pay, commercial and multifamily, fixed rate Mortgage Loans (the "LB Mortgage Loans"). The LB Mortgage Loans had an aggregate balance as of February 1, 1998 (the "Initial Pool Balance") of $1,727,817,629.



    Generally, all of the LB Mortgage Loans are non-recourse obligations of the related borrowers. No LB Mortgage Loan is insured or guaranteed by any governmental entity or private insurer. Approximately ninety-five percent of the LB Mortgage Loans is secured by a first mortgage lien on the related borrower's fee simple estate in income producing real property (each, a "Mortgaged Property").



    The Mortgaged Properties are located throughout 36 states, with the greatest concentrations in Florida (9.7%), Texas (9.6%), New York (8.7%), California (8.2%), Maryland (5.9%) and Pennsylvania (5.9%). All of the LB Mortgage Loans bear interest at annualized rates that remain fixed throughout their terms, except that certain LB Mortgage Loans provide for a substantial increase in the rate if the loan is not repaid by a specified date. Of the LB Mortgage Loans, 175 loans, representing 61.3% of the Initial Pool Balance, provide for substantial principal amounts to be paid at maturity.



    Set forth below is certain information regarding the LB Mortgage Loans and the Mortgaged Properties as of February 1, 1998. Such information is more fully described, and additional information regarding the LB Mortgage Loans and the Mortgaged Properties is set forth, in the tables under "Initial
Investment--Description of the Mortgage Pool--Additional Mortgage Loan Information" herein:



Minimum Cut-off Date Balance...................................    $613,738

Maximum Cut-off Date Balance...................................  $62,467,513

Average Cut-off Date Balance...................................  $6,671,111

Minimum Mortgage Rate..........................................      6.970%

Maximum Mortgage Rate..........................................      9.170%

Weighted Average Mortgage Rate.................................      7.603%

Minimum Remaining Term to Maturity (months)....................          58

Maximum Remaining Term to Maturity (months)....................         360

Weighted Average Remaining Term to Maturity (months)...........         131

Minimum Remaining Amortization Term (months)...................         189

Maximum Remaining Amortization Term (months)...................         360

Weighted Average Remaining Amortization Term (months)..........         338

Minimum Cut-off Date DSC Ratio.................................       1.19x

Maximum Cut-off Date DSC Ratio.................................       2.13x

Weighted Average Cut-off Date DSC Ratio........................       1.35x

Minimum Cut-off Date LTV Ratio.................................       28.0%

Maximum Cut-off Date LTV Ratio.................................       80.0%

Weighted Average Cut-off Date LTV Ratio........................       73.0%

Minimum Maturity Date LTV Ratio(1).............................        8.9%

Maximum Maturity Date LTV Ratio(1).............................       75.2%

Weighted Average Maturity Date LTV Ratio(1)....................       62.2%


------------------------


        (1) Applies only to Balloon Loans.

                                  RISK FACTORS

    Before investing in the shares of Common Stock offered hereby, prospective investors should give special consideration to the information set forth below, in addition to the information set forth elsewhere in this Prospectus. The following risk factors are interrelated and, consequently, investors should treat such risk factors as a whole. This Prospectus may contain forward-looking statements that may be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate," "intend," "continue," or "believes" or the negative thereof or other variations thereon or comparable terminology. The matters set forth under "Risk Factors" constitute cautionary statements identifying important factors with respect to any forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.


    An investment in the Company involves various risks, including the risk that an investor can lose its investment. While the Company will strive to attain its objectives through, among other things, the Manager's research and portfolio management skills, there is no guarantee of successful performance and no guarantee that such objectives can be reached or that a positive return can be achieved. In addition to the information set forth elsewhere in this Prospectus, including risks related to the Initial Investment, the following risk factors should be considered.


    CONFLICTS OF INTEREST OF THE MANAGER MAY RESULT IN DECISIONS THAT DO NOT FULLY REFLECT STOCKHOLDERS' BEST INTERESTS. The Company is subject to conflicts of interest involving the Manager. The executive officers and certain of the directors of the Company will be directors, officers and employees of the Manager. A majority of the Board of Directors will consist of Unaffiliated Directors, but the initial Unaffiliated Directors will be selected by the Manager.


    The Company expects to acquire mortgage assets from the Manager's Affiliates and will have a right of first offer to purchase up to $1 billion annually in multifamily and commercial Mortgage Loans originated by PNC Bank. The Mortgage Loans will be made available for purchase at fair market value. Certain of such purchases could involve the issuance of equity securities of the Company. In addition, the Company expects to acquire other mortgage assets, including subordinated interests, from the Manager's Affiliates, and the Company may, but has no current plans to, invest as a co-participant with Affiliates of the Manager in loans originated or acquired by such Affiliates. Although such investments will be subject to review by Unaffiliated Directors, it is anticipated that the Unaffiliated Directors will rely primarily on information provided by the Manager in reviewing such transactions. Because the Manager is a majority-owned subsidiary of PNC Bank, there is a risk that PNC Bank will be able to exert influence over these investment decisions. Although the Company anticipates purchasing various mortgage assets from the Affiliates of the Manager from time to time, other than the right of first offer to PNC loans, the Manager and its Affiliates will have no obligation to make any particular investment opportunities available to the Company.



    The Manager has informed the Company that it expects to continue to purchase and manage mortgage assets and other real estate related assets in the future for third-party accounts. The Manager and its Affiliates currently provide investment services to more than 200 accounts, with assets of more than $100 billion, for which assets suitable for the Company could also be appropriate. The Manager also provides services to REITs not affiliated with the Company. As a result, there may be a conflict of interest between the operations of the Manager and its Affiliates in the acquisition and disposition of mortgage assets. In addition, the Manager and its Affiliates may from time to time purchase mortgage assets for their own account and may purchase or sell assets from or to the Company. Such conflicts may result in decisions and allocations of mortgage assets by the Manager that are not in the best interests of the Company, although the Manager seeks to allocate investment opportunities in a fair manner among accounts for which particular opportunities are suitable and to achieve the most favorable price in all transactions.

    Although the Company has adopted investment guidelines, those guidelines give the Manager significant discretion in investing the proceeds of the Offering. Moreover, in the future, the Board of Directors may change the investment guidelines without the consent of the shareholders.


    In addition to its base management compensation, the Manager will have the opportunity to earn incentive compensation under the Management Agreement for each fiscal quarter in an amount equal to 25% of the Funds From Operations of the Company (before payment of such incentive compensation) plus gains (or minus losses) from certain transactions in excess of the amount that would produce an annualized return on invested common stock capital equal to the Ten-Year U.S. Treasury Rate plus 3.5%, expressed as a quarterly rate. In evaluating mortgage assets for investment and in other management strategies, the opportunity to earn a performance fee based on net income may lead the Manager to place undue emphasis on the maximization of income at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive compensation, which could result in increased risk to the value of the Company's portfolio.


    The Management Agreement does not limit or restrict the right of the Manager or any of its officers, directors, employees or Affiliates to engage in any business or render services of any kind to any other person, including other REITs. The ability of the Manager and its employees to engage in other business activities could reduce the time and effort spent on the management of the Company.


    NO OPERATING HISTORY; NO ESTABLISHED FINANCING; NO PRIOR MARKET FOR COMMON STOCK. The Company was organized in November 1997, has only limited assets at the date hereof, has no operating history and will commence operations only if the shares of Common Stock offered hereby are sold. No prior market exists for the Common Stock of the Company. The results of the Company's operations will depend on many factors, including the availability of opportunities for the acquisition of assets, the level and volatility of interest rates, readily accessible short and long term funding alternative conditions in the financial markets and economic conditions. The Company will face substantial competition in acquiring suitable investments, which could increase its costs. Moreover, delays in investing the proceeds of the offering would result in reduced income to the Company. Stockholders will not have the opportunity to evaluate the manner in which the proceeds are to be invested or the economic merit of particular assets to be acquired. The Company has not established any lines of credit or collateralized financing and, if such financing is available, there is no assurance that it will be available on favorable terms. Furthermore, no assurance can be given that the Company will be able to successfully operate its business as described in this Prospectus.



    DEPENDENCE ON THE MANAGER; TERMINATION OF MANAGEMENT AGREEMENT. The Company will be heavily dependent for the selection, structuring and monitoring of its mortgage assets and associated borrowings on the diligence and skill of the officers and employees of the Manager, primarily those named under "Management" elsewhere herein. The Company does not anticipate having employment agreements with its senior officers, or requiring the Manager to employ specific personnel or dedicate employees solely to the Company. The Manager in turn is dependent on the efforts of senior management personnel. While the Company believes that the Manager could find replacements for its key executives, the loss of their services could have an adverse effect on the operations of the Manager and the Company.


    The Manager has no experience in managing a REIT. There can be no assurance that the past experience of the Manager will be sufficient to successfully manage the business of the Company. Further, the past performance of the Manager is not indicative of future results of the Company.


    The Company may terminate the Management Agreement at any time upon 60 days' written notice. The Company will be obligated to pay the Manager a substantial termination fee in the event the Company terminates the Management Agreement, except in the case of a termination for cause. Payment of this termination fee could have an adverse effect on the Company's financial condition, cash flows and results of operations and would reduce the amount of funds available for distribution to stockholders.

    INTEREST RATE FLUCTUATIONS WILL AFFECT VALUE OF MORTGAGE ASSETS, NET INCOME AND COMMON STOCK.

    GENERAL. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond the control of the Company. Interest rate fluctuations can adversely affect the income and value of the Company's Common Stock in many ways and present a variety of risks, including the risk of a mismatch between asset yields and borrowing rates, variances in the yield curve and changing prepayment rates.


    INTEREST RATE MISMATCH COULD OCCUR BETWEEN ASSET YIELDS AND BORROWING RATES RESULTING IN DECREASED YIELD. The Company's operating results will depend in large part on differences between the income from its assets (net of credit losses) and its borrowing costs. The Company intends to fund a substantial portion of its assets with borrowings which have interest rates that reset relatively rapidly, such as monthly or quarterly. The Company anticipates that, in most cases, the income from its assets will respond more slowly to interest rate fluctuations than the cost of its borrowings, creating a potential mismatch between asset yields and borrowing rates. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence the Company's net income. Increases in these rates will tend to decrease the Company's net income and market value of the Company's net assets. Interest rate fluctuations resulting in the Company's interest expense exceeding interest income would result in the Company incurring operating losses.



    INVERTED YIELD CURVE ADVERSELY AFFECTS INCOME. The relationship between short-term and long-term interest rates is often referred to as the "yield curve." Ordinarily, short-term interest rates are lower than long-term interest rates. If short-term interest rates rise disproportionately relative to long-term interest rates (a flattening of the yield curve), the borrowing costs of the Company may increase more rapidly than the interest income earned on its assets. Because the Company's borrowings will primarily bear interest at short-term rates and its assets will primarily bear interest at medium-term to long-term rates, a flattening of the yield curve will tend to decrease the Company's net income and market value of its net assets. Additionally, to the extent cash flows from long-term assets that return scheduled and unscheduled principal are reinvested, the spread between the yields of the new assets and available borrowing rates may decline and also may tend to decrease the net income and market value of the Company's net assets. It is also possible that short-term interest rates may adjust relative to long-term interest rates such that the level of short-term rates exceeds the level of long-term rates (a yield curve inversion). In this case, borrowing costs may exceed the interest income and operating losses could be incurred.



    PREPAYMENT RATES CAN INCREASE, THUS ADVERSELY AFFECTING YIELDS. The value of the Company's assets may be affected substantially by prepayment rates on mortgage assets. Prepayment rates on mortgage assets are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond the control of the Company, and consequently, such prepayment rates cannot be predicted with certainty. In periods of declining mortgage interest rates, prepayments on mortgage assets generally increase. If general interest rates decline as well, the proceeds of such prepayments received during such periods are likely to be reinvested by the Company in assets yielding less than the yields on the mortgage assets that were prepaid. In addition, the market value of the mortgage assets may, because of the risk of prepayment, benefit less than other fixed-income securities from declining interest rates. Conversely, in periods of rising interest rates, prepayments on mortgage assets generally decrease, in which case the Company would not have the prepayment proceeds available to invest in assets with higher yields. Under certain interest rate and prepayment scenarios the Company may fail to recoup fully its cost of acquisition of certain investments.



    The Company may acquire IOs, which are classes of MBS that are entitled to payments of interest, but no (or only nominal) payments of principal. The yield to maturity of IOs is very sensitive to the rate of prepayments on the underlying mortgage loans. If the rate of prepayments is faster than anticipated, the yield on IOs will be negatively affected, and, in extreme cases, the initial investment amount may not be recovered and the IO investment could become worthless. Some IOs bear interest at a floating rate that varies inversely with (and often at a multiple of) changes in a specified interest rate index ("Inverse IOs"). Therefore, the yield to maturity of an Inverse IO is extremely sensitive to changes in the related index. The Company also expects to invest in subordinated IOs ("Sub IOs"). Interest amounts otherwise allocable to Sub IOs generally are used to make payments on more senior classes or to fund a reserve account for the protection of senior classes until over collateralization occurs or the balance in the reserve account reaches a specified level. The yield to maturity of Sub IOs is very sensitive not only to default losses but also to the rate and timing of prepayment on the underlying loans. Under certain interest rate and prepayment scenarios, the Company may fail to recoup fully the cost of acquiring IOs, Inverse IOs and Sub IOs.

    The Company also may acquire POs, which are classes of MBS that are entitled to payments of principal, but no payments of interest. The yield to maturity of POs and on classes of MBS, such as the Initial Investment, that are purchased at a discount to their principal balance, is very sensitive to changes in the weighted average life of such securities, which in turn is dictated by the rate of prepayments on the underlying Mortgage Collateral. In periods of declining interest rates, rates of prepayment on mortgage loans generally increase, and if the rate of prepayments is faster than anticipated, the yield on POs and securities purchased at a discount will be positively affected. Conversely, the yield on POs and securities purchased at a discount will be affected adversely by slower than anticipated prepayment rates, which generally are associated with a rising interest rate environment. In addition, POs and securities purchased at a discount typically generate original issue discount ("OID"). See "--Legal and Tax Risks--Adverse Consequences of Failure to Maintain REIT Status would have Adverse Tax Consequences."



    OWNERSHIP OF NON-INVESTMENT GRADE MORTGAGE ASSETS SUBJECT TO INCREASED RISK OF LOSS. The Company intends to acquire a significant amount of non-investment grade mortgage assets, including unrated "first loss" credit support subordinated interests such as the Initial Investment. A first loss security is the most subordinated class in a structure and accordingly is the first to bear the loss upon a default on, restructuring or liquidation of the underlying collateral and the last to receive payment of interest and principal. Such classes are subject to special risks, including a substantially greater risk of loss of principal and non-payment of interest than more senior, rated classes. The market values of subordinated interests tend to be more sensitive to changes in economic conditions than more senior, rated classes. As a result of these and other factors, subordinated interests generally are not actively traded and may not provide holders thereof with liquidity of investment.



    The yield to maturity on subordinated interests of the type the Company intends to acquire will be extremely sensitive to the default and loss experience of the underlying mortgage loans and the timing of any such defaults or losses. Because these types of subordinated interests generally have no credit support, to the extent there are realized losses on the mortgage loans, the Company may not recover the full amount or, in extreme cases, any of its initial investment in such subordinated interests. See "Initial Investment Subordination."



    When the Company acquires a subordinated MBS, it typically will be unable to obtain the right to service the underlying performing mortgage loans (the "Mortgage Collateral"), although it will have the right to change the Special Servicer with respect to the Initial Investment. To minimize its losses, the Company will seek to obtain the rights to service the underlying Mortgage Collateral in default (the servicing of defaulted mortgage loans is referred to as "Special Servicing"), although in many cases it will not be able to obtain Special Servicing rights on acceptable terms. If the Company does acquire Special Servicing rights, then it will contract with a third-party special servicer, such as PNC Bank or Midland, to perform the Special Servicing functions, and thus the performance of the Company's investments will be dependent upon such third party's performance. If PNC Bank or Midland is hired, then the Manager will endeavor to ensure that the contract provides a market price, and evidence of the Manager's analysis in this regard will be provided to the Board of Directors at the next quarterly Board meeting. To the extent the Company does not obtain Special Servicing rights with respect to the Mortgage Collateral underlying its MBS, the servicer of the Mortgage Collateral generally would be responsible to holders of the senior classes of MBS, whose interests may not be the same as those of the holders of the subordinated classes. Accordingly, the Mortgage Collateral may not be serviced in a manner that is most advantageous to the Company as the holder of a subordinated class.



    RISK OF LOSS ON MORTGAGE LOANS. The Company intends to acquire, accumulate and securitize Mortgage Loans as part of its investment strategy. While holding Mortgage Loans, the Company will be subject to risks of borrower defaults, bankruptcies, fraud and losses and special hazard losses that are not covered by standard hazard insurance. Also, the costs of financing and hedging the Mortgage Loans could exceed the interest income on the Mortgage Loans. In the event of any default under Mortgage Loans held by the Company, the Company will bear the risk of loss of principal to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the mortgage loan. It may not be possible or economical for the Company to securitize all of the Mortgage Loans which it acquires, in which case the Company will continue to hold the Mortgage Loans and bear the risks of borrower defaults, bankruptcies, fraud losses and special hazard losses. Furthermore, the Company would expect to retain a subordinate interest in securitizations of such mortgage loans, in which case it would retain substantially all of these risks in a more concentrated form up to the amount of its subordinated interest.


    MULTIFAMILY AND COMMERCIAL LOANS INVOLVE A GREATER RISK OF LOSS THAN SINGLE FAMILY LOANS. Multifamily and commercial real estate lending is considered to involve a higher degree of risk than single family residential lending because of a variety of factors, including generally larger loan balances, dependency for repayment on successful operation of the mortgaged property and tenant businesses operating therein, and loan terms that include amortization schedules longer than the stated maturity which provide for balloon payments at stated maturity rather than periodic principal payments. In addition, the value of multifamily and commercial real estate can be affected significantly by the supply and demand in the market for that type of property.

    LIMITED RECOURSE LOANS MAY LIMIT THE COMPANY'S RECOVERY TO THE VALUE OF THE MORTGAGED PROPERTY. The Company anticipates that a substantial portion of the Mortgage Loans that it will acquire may contain limitations on the mortgagee's recourse against the borrower. In other cases, the mortgagee's recourse against the borrower may be limited by applicable provisions of the laws of the jurisdictions in which the Mortgaged Properties are located or by the mortgagee's's selection of remedies and the impact of those laws on that selection. In those cases, in the event of a borrower default, recourse may be limited to only the specific Mortgaged Property and other assets, if any, pledged to secure the relevant Mortgage Loan. As to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that such recourse will provide a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the Mortgaged Property securing that Mortgage Loan.

    VOLATILITY OF VALUES OF MORTGAGED PROPERTIES MAY AFFECT ADVERSELY THE COMPANY'S MORTGAGE LOANS. Commercial and multifamily property values and net operating income derived therefrom are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail, industrial, office or other commercial space); changes or continued weakness in specific industry segments; perceptions by prospective tenants, retailers and shoppers of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs).

    CONSTRUCTION, BRIDGE AND MEZZANINE LOANS INVOLVE GREATER RISKS OF LOSS THAN LOANS SECURED BY INCOME PRODUCING PROPERTIES. The Company may acquire Construction Loans, Bridge Loans and Mezzanine Loans. These types of Mortgage Loans are considered to involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property. This is because of a variety of factors, including, in the case of Construction Loans, dependency on successful completion and operation of the project for repayment, difficulties in estimating construction or rehabilitation costs and loan terms that often require little or no amortization, providing instead for additional advances to be made and for a balloon payment at a stated maturity date. In the case of Mezzanine Loans, the factors would include, among other things, that a foreclosure by the holder of the senior loan could result in a Mezzanine Loan becoming unsecured. Accordingly, the Company may not recover some or all of its investment in such Mezzanine Loan. In addition, Construction Loans, Bridge Loans and Mezzanine Loans may have higher loan to value ratios than conventional Mortgage Loans because of shared appreciation provisions.

    DISTRESSED MORTGAGE LOANS MAY HAVE GREATER DEFAULT RISKS THAN PERFORMING LOANS. The Company may acquire Nonperfoming and Subperforming Mortgage Loans, as well as Mortgage Loans that have had a history of delinquencies. These Mortgage Loans presently may be in default or may have a greater than normal risk of future defaults and delinquencies, as compared to newly originated, high quality loans. Returns on an investment of this type depend on the borrower's ability to make required payments or, in the event of default, the ability of the loan's servicer to foreclose and liquidate the mortgaged property underlying the Mortgage Loan. There can be no assurance that the servicer can liquidate a defaulted Mortgage Loan successfully or in a timely fashion.


    FOREIGN MORTGAGE LOANS AND REAL PROPERTIES ARE SUBJECT TO CURRENCY CONVERSION RISKS, FOREIGN TAX LAWS AND UNCERTAINTY OF FOREIGN LAWS. The Company may invest in real property, or Mortgage Loans secured by real property, located outside the United States. Investing in real property located in foreign countries creates risks associated with the uncertainty of foreign laws and markets. Moreover, investments in foreign assets may be subject to currency conversion risks. In addition, income from investment in foreign real property and, in some instances, foreign Mortgage Loans may be subject to tax by foreign jurisdictions, which would reduce the economic benefit of such investments. The Manager has limited experience in investing in foreign real property.



    RISKS RELATED TO INVESTMENTS IN REAL PROPERTY. Distressed Real Properties may have significant amounts of unleased space and thus may not generate revenues sufficient to pay operating expenses and meet debt service obligations. The value of the Company's investments in real property and the Company's income and ability to make distributions to its stockholders will be dependent upon the ability of the Manager to hire and supervise capable property managers to operate the real property in a manner that maintains or increases revenues in excess of operating expenses and debt service. Revenues from real property may be affected adversely by changes in national or local economic conditions, competition from other properties offering the same or similar attributes, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements (particularly in older structures), changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured or underinsured losses), acts of war, adverse changes in zoning laws, and other factors that will be beyond the control of the Company.


    Although the Company's insurance will not cover all losses, the Company intends to maintain comprehensive casualty insurance on its real property, including liability and fire and extended coverage, in amounts sufficient to permit replacement in the event of a total loss, subject to applicable deductibles. The Company will endeavor to obtain coverage of the type and in the amount customarily obtained by owners of properties similar to its real property. There are certain types of losses, however, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations, provisions in loan documents encumbering properties that have been pledged as collateral security for loans, and other factors also might make it economically impractical to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received by the

Company, if any, might not be adequate to restore the Company's investment with respect to the affected property.

    All real property owned by the Company will be subject to real property taxes and, in some instances, personal property taxes. Such real and personal property taxes may increase or decrease as property tax rates change and as the properties are assessed or reassessed by taxing authorities. An increase in property taxes on the Company's real property could affect adversely the Company's income and ability to make distributions to its stockholders and could decrease the value of that real property.


THE LB MORTGAGE LOANS



    RISKS OF LENDING ON INCOME-PRODUCING PROPERTIES. The Mortgaged Properties securing the LB Mortgage Loans consist entirely of income-producing real estate. Lending on the security of income-producing real estate is generally viewed as exposing a lender to a greater risk of loss than lending on the security of single-family residences. Lending on the security of income-producing property typically involves larger loans than single-family lending. In addition, and unlike loans made on the security of single family residences, repayment of loans made on the security of income-producing real property depends upon the ability of the related real estate project (i)to generate income sufficient to pay operating expenses and leasing commissions, to make necessary repairs, tenant improvements and capital improvements and to pay debt service and (ii)in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity by sale or refinancing. A number of factors, many beyond the control of the property owner, can affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are economic conditions generally and in the area of the project, the age, quality and design of the project and the degree to which it competes with other projects in the area, changes or continued weakness in specific industry segments, increases in operating costs, the willingness and ability of the owner to provide capable property management and maintenance and, in the case of Mortgaged Properties that are retail, industrial/warehouse or office properties, the degree to which the project's revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants. If leases are not renewed or replaced, if tenants default and/or if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing, and changes in interest rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income.



    In addition, particular types of income properties are exposed to particular risks. For instance, office properties may require their owners to expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space. Also, office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive. Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Shopping centers, in general, are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, and a particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers). Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties.



    In the case of retail properties, the failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor at its store, notwithstanding its continued payment of rent after "going dark", can have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases.



    Mortgage Loans secured by liens on residential health care facilities pose risks not associated with loans secured by liens on other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. The failure of any of such borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained or that the related Mortgaged Property would be adaptable to other uses. To the extent any nursing home receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected. Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.



    Various factors, including location, quality and franchise affiliation (or lack thereof), affect the economic viability of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that may be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel rooms generally are rented for short periods of time, hotel properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. The successful operation of a hotel with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hotel property as a result of foreclosure may be unable to succeed to the borrower's rights under any franchise license agreement. Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).



    RISKS PARTICULAR TO RETAIL PROPERTIES. In addition to risks generally associated with income-producing real estate, retail properties are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls), alternative forms of retailing (such as direct mail and video shopping networks which reduce the need for retail space by retail companies), the quality and philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the public perception of the safety of customers at shopping malls and shopping centers, and the need to make major repairs or improvements to satisfy the needs of major tenants.



    Retail properties also are directly affected by the strength of retail sales generally. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount retailing and mail order merchandisers. If the sales by tenants in the Mortgaged Properties that contain retail space were to decline, the rents that are based on a percentage of revenues may decline and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. Retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons), notwithstanding its continued payment of rent after "going dark". Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers. For several Mortgage Loans, the land and improvements utilized by an anchor or other tenant are not subject to the related Mortgage.



    PROPERTY LOCATION AND CONDITION. The location and construction quality of a particular building may affect the occupancy level, the rents that may be charged and/or the performance of the occupants' businesses. The characteristics of an area or neighborhood in which a Mortgaged Property is located may change over time or in relation to competing facilities. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if the management company does not schedule and perform adequate maintenance in a timely fashion. The borrowers are generally required to keep the Mortgaged Properties in good repair. Although the Master Servicer or the Special Servicer, as applicable, will be required to inspect the Mortgaged Properties at least once every year, there can be no assurance that such inspections will detect damage or prevent a default.



    COMPETITION. Other comparable multifamily/commercial properties located in the same areas compete with the Mortgaged Properties to attract residents, retail sellers, tenants, customers and/or guests. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower competes with all lessors and developers of comparable types of real estate in the area in which the related Mortgaged Property is located. Such lessors or developers could have lower rents, lower operating costs, more favorable locations or better facilities. While a borrower may renovate, refurbish or expand the related Mortgaged Property to maintain it and remain competitive, such renovation, refurbishment or expansion may itself entail significant risks. Increased competition could adversely affect income from and the market value of the Mortgaged Properties. In addition, the business conducted at each Mortgaged Property may face competition from other industries and industry segments.

    CHANGES IN LAWS. Increases in income, service or other taxes (other than real estate taxes) in respect of a Mortgaged Property generally are not passed through to tenants under leases and may adversely affect the related borrower's funds from operations. Similarly, changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which could adversely affect the borrowers' funds from operations. See "--Environmental Law Considerations" herein.



    UNINSURED LOSS; SUFFICIENCY OF INSURANCE. All the borrowers are required to maintain various types of casualty insurance with respect to the Mortgaged Properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or earthquakes. Should an uninsured loss occur, a borrower could lose both its investment in and its anticipated profits and cash flow from its Mortgaged Property, which would adversely affect the borrower's ability to make payments under its Mortgage Loan. In addition, there is a possibility of casualty losses with respect to the Mortgaged Property for which Insurance Proceeds may not be adequate. There can be no assurance that any loss incurred will not exceed the limits of policies obtained. In addition, earthquake insurance is generally not required to be maintained by a borrower, even in respect of Mortgaged Properties located in California.



    GEOGRAPHIC CONCENTRATION. Repayments by the borrowers and the market value of the Mortgaged Properties could be affected by economic conditions in regions where the Mortgaged Properties are located, conditions in the real estate markets where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature (which may result in uninsured losses) and other factors particular to the locales of the respective Mortgaged Properties.



    The Mortgaged Properties are located in 36 states. However, 31 of the Mortgaged Properties, representing security for 9.7% of the Initial Pool Balance, are located in Florida; 36 of the Mortgaged Properties, representing security for 9.6% of the Initial Pool Balance are located in Texas; 19 of the Mortgaged Properties, representing security for 8.7% of the Initial Pool Balance, are located in New York; 21 of the Mortgaged Properties, representing security for 8.2% of the Initial Pool Balance, are located in California; seven of the Mortgaged Properties, representing security for 5.9% of the Initial Pool Balance are located in Maryland; and nine of the Mortgaged Properties, representing security for 5.9% of the Initial Pool Balance, are located in Pennsylvania.



    The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region. To the extent that a decline occurs in general economic or other relevant conditions in states or regions in which Mortgaged Properties securing significant portions of the aggregate unpaid principal balance of the Mortgage Pool are located, resulting in a decrease in the consumer demand for commercial property and/or housing in the region, the income from and market value of such Mortgaged Properties may be adversely affected.



    HIGHER THAN AVERAGE BALANCES. Certain groups of cross-collateralized Mortgage Loans and several of the individual LB Mortgage Loans have Cut-off Date Balances that are substantially higher than the average Cut-off Date Balance. The largest LB Mortgage Loans has a Cut-off Date Balance of approximately $62.5 million, and the ten largest LB Mortgage Loans have an aggregate Cut-off Date Balance of approximately $278.12 million. In mortgage pools with concentrations of loans having larger-than-average balances, adverse circumstances relating to an individual loan or group of cross-collateralized loans (such as a default or the occurrence of a material casualty event with respect to a related mortgaged property) having a larger-than-average balance can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed.



    RISK OF CHANGES IN CONCENTRATIONS. If and as payments in respect of principal (including any voluntary principal prepayments and the principal portion of any Liquidation Proceeds, Condemnation Proceeds and

Insurance Proceeds) are received with respect to the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal of the Sequential Pay Certificates is payable in sequential order, such Classes that have a lower sequential priority are relatively more likely to be exposed to any risks associated with changes in concentrations of loan or property characteristics.



    ZONING COMPLIANCE. Due to, among other reasons, changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties, certain improvements may not comply fully with current Zoning Laws, including density, use, parking and set back requirements, but qualify as permitted non-conforming uses and/or structures. Such changes may limit the ability of the borrower to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto.



    NONRECOURSE MORTGAGE LOANS. The LB Mortgage Loans are not insured or guaranteed by any governmental entity or private mortgage insurer. The Depositor has not undertaken any evaluation of the significance of the recourse provisions of LB Mortgage Loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, investors should consider all of the LB Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the related Mortgaged Property.



    ENVIRONMENTAL LAW CONSIDERATIONS. Contamination of real property may give rise to a lien on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender for that cost. Such contamination may also reduce the value of a property.



    BALLOON PAYMENTS AND ANTICIPATED REPAYMENT DATES.  One hundred seventy-five
(175) of the Mortgage Loans, representing 61.3% of the Initial Pool Balance, will have substantial payments (that is, Balloon Payments) due at their respective stated maturities, in each case unless the Mortgage Loan is previously prepaid. In addition, 61 of the Mortgage Loans, representing 30.9% of the Initial Pool Balance, are ARD Loans which will have substantial scheduled principal balances as of their respective Anticipated Repayment Dates, in each case unless the Mortgage Loan is previously prepaid. One hundred sixteen (116) of the Balloon Loans and 36 of the ARD Loans, representing in the aggregate 55.6% of the Initial Pool Balance, will have Balloon Payments due or Anticipated Repayment Dates scheduled, as the case may be, during the period from July 2007 through January 2008. Mortgage Loans with Balloon Payments involve a greater risk to the lender than fully amortizing loans, because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. Similarly, the ability of a borrower to repay an ARD Loan on the related Anticipated Repayment Date will depend on its ability to either refinance the Mortgage Loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors occurring at the time of attempted sale or refinancing, including the level of available mortgage rates, the fair market value of the property, the borrower's equity in the related property, the financial condition of the borrower and operating history of the property, tax laws, prevailing economic conditions and the availability of credit for multifamily or commercial properties, as the case may be.



    REVERSE REPURCHASE AGREEMENTS AND DOLLAR ROLL AGREEMENTS. Reverse repurchase agreements involve sales by the Company of portfolio assets, concurrently with an agreement by the Company to repurchase such assets at a later date at a fixed price. During the reverse repurchase agreement period, the Company continues to receive principal and interest payments on such portfolio assets and also has the opportunity to earn a return on the collateral furnished by the counterparty to secure its obligation to redeliver the securities.

    Dollar rolls are transactions in which the Company sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type of coupon) securities on a specified future date. During the roll period, the Company forgoes principal and interest paid on the securities. The Company is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale.

    Reverse repurchase agreements and dollar rolls involve the risk that the market value of the securities retained by the Company may decline below the price of the securities the Company has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement or dollar roll files for bankruptcy or becomes insolvent, the Company's use of the proceeds of the agreement may be restricted pending a determination by the other party or its trustee or receiver whether to enforce the Company's obligation to repurchase the securities.


    LEVERAGE INCREASES EXPOSURE TO LOSS. The Company expects to employ leverage consistent with the type of assets acquired and the desired level of interest rate risk in various investment environments. The Company's Charter and Bylaws do not limit the amount of indebtedness the Company may incur. Instead, the Board of Directors will adopt an indebtedness policy that will give the Manager discretion as to the amount of leverage to be employed depending on the Manager's assessment of acceptable risk consistent with the nature of the assets then held by the Company. The Company will leverage its assets primarily with reverse repurchase agreements, dollar rolls, securitizations of its Mortgage Loans and secured and unsecured loans, including the issuance of commercial paper. The terms of such borrowings may provide for the Company to pay a fixed or adjustable rate of interest, and may provide for any term to maturity that the Company deems appropriate.


    Leverage can reduce the net income available for distributions to stockholders. If the interest income on the assets purchased with borrowed funds fails to cover the cost of the borrowings, the Company will experience net interest losses and may experience net losses and erosion or elimination of its equity.

    The ability of the Company to achieve its investment objectives depends to a significant extent on its ability to borrow money in sufficient amounts and on sufficiently favorable terms to earn incremental returns. The Company may not be able to achieve the degree of leverage it believes to be optimal due to decreases in the proportion of the value of its assets that it can borrow against, decreases in the market value of the Company's assets, increases in interest rates, changes in the availability of financing in the market, conditions then applicable in the lending market and other factors. This may cause the Company to experience losses or less profits than would otherwise be the case.


    A substantial portion of the Company's borrowings are expected to be in the form of collateralized borrowings. If the value of the assets pledged to secure such borrowings were to decline, the Company would be required to post additional collateral, reduce the amount borrowed or suffer forced sales of the collateral. If sales were made at prices lower than the carrying value of the collateral, the Company would experience additional losses. If the Company is forced to liquidate Qualified REIT Real Estate Assets to repay borrowings, there can be no assurance that it will be able to maintain compliance with the REIT provisions of the Code regarding asset and source of income requirements.


    HEDGING TRANSACTIONS CAN LIMIT GAINS AND INCREASE EXPOSURE TO LOSSES. The Company intends to enter into hedging transactions primarily to protect itself from the effect of interest rate fluctuations on its floating rate debt and also to protect its portfolio of mortgage assets from interest rate and prepayment rate fluctuations. There can be no assurance that the Company's hedging activities will have the desired beneficial impact on the Company's results of operations or financial condition. Moreover, no hedging activity can completely insulate the Company from the risks associated with changes in interest rates and prepayment rates.

    Hedging involves risk and typically involves costs, including transaction costs. Such costs increase dramatically as the period covered by the hedging increases and during periods of rising and volatile interest rates. The Company may increase its hedging activity and, thus, increase its hedging costs, during such periods when interest rates are volatile or rising and hedging costs have increased. The incurrence of such costs will limit the amount of cash available for distributions to stockholders. The Company intends generally to hedge as much of the interest rate risk as the Manager determines is in the best interests of the stockholders of the Company given the cost of such hedging transactions and the need to maintain the Company's status as a REIT.

    The Company has not established specific policies as to the extent of the hedging transactions in which it will engage; however, the Unaffiliated Directors will be responsible for reviewing at their regular meetings the extent and effect of hedging activities. The amount of income the Company may earn from its hedging instruments is subject to certain limitations under the REIT Provisions of the Code. See "Federal Income Tax Consequences--Requirements for Qualification--Income Test." These limitations may result in the Manager electing to have the Company bear a level of interest rate risk that could otherwise be hedged when the Manager believes, based on all relevant facts, that bearing such risk is advisable to maintain the Company's status as a REIT.

    Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. The business failure of a counterparty with which the Company has entered into a hedging transaction will most likely result in a default. Default by a party with which the Company has entered into a hedging transaction may result in the loss of unrealized profits and force the Company to cover its resale commitments, if any, at the then current market price. Although generally the Company will seek to reserve for itself the right to terminate its hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the counterparty, and the Company may not be able to enter into an offsetting contract in order to cover its risk. There can be no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and the Company may be required to maintain a position until exercise or expiration, which could result in losses.


    There can be no assurance that the Company will be able to obtain financing at borrowing rates below the asset yields of its mortgage assets. The Company will face competition for financing sources that may limit the availability of, and adversely affect the cost of funds to, the Company.


TAX, LEGAL AND OTHER RISKS

    FAILURE TO MAINTAIN REIT STATUS WOULD HAVE ADVERSE TAX CONSEQUENCES. In order to maintain its qualification as a REIT for federal income tax purposes, the Company must continually satisfy certain tests with respect to the sources of its income, the nature of its assets, the amount of its distributions to stockholders and the ownership of its stock. If the Company fails to qualify as a REIT in any tax year, it would be taxed as a regular domestic corporation. In that event, the Company would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to the Company's stockholders would not be deductible by the Company in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to the Company's stockholders, which in turn could have an adverse effect on the value of, and trading prices for, the Company's Common Stock. In addition, the unremedied failure of the Company to be treated as a REIT for any one year would disqualify the Company from being treated as a REIT for the four subsequent years.


    The REIT Provisions of the Code may limit the ability of the Company to hedge its assets and the related Company borrowings. Under the REIT Provisions, the Company must limit its income in each year from "Qualified Hedges" (together with any other income generated from other than qualifying real estate assets) to less than 25% of the Company's gross income. As a result, the Company may have to limit its use of certain hedging techniques that might otherwise be advantageous. Any limitation on the Company's use of hedging techniques may result in greater interest rate risk. If the Company were to receive income from Qualified Hedges in excess of the 25% limitation, it could incur payment of a penalty tax equal to the amount of income in excess of those limitations, or in the case of a willful violation, loss of REIT status for federal tax purposes.


    The Company must also ensure that at the end of each calendar quarter at least 75% of the value of its assets consists of cash, cash items, government securities and qualifying Real Estate Assets, and of the investments in securities not included in the foregoing, the Company does not hold more than 10% of the outstanding voting securities of any one issuer and no more than 5% by value of the Company's assets consists of the securities of any one issuer. Failure to comply with any of the foregoing tests would require the Company to dispose of a portion of its assets within 30 days after the end of the calendar quarter or face loss of REIT status and adverse tax consequences.


    The Company must generally distribute at least 95% of its Taxable Income each year. The Company's operations may from time to time generate Taxable Income in excess of cash flows. For example, subordinated MBS often are issued with OID, which generally is equal to the difference between an obligation's issue price and its redemption price. Mezzanine Loans also may be deemed to have OID for federal income tax purposes. OID generally will be accrued using a constant yield methodology that does not allow credit losses to be reflected until they are actually incurred. The Company will be required to recognize as income each year the portion of the OID that accrues during that year, which will increase the amount that the Company must distribute for that year in order to avoid a corporate-level income tax, notwithstanding the fact that there may be no corresponding contemporaneous receipt of cash by the Company. In addition, the Company may recognize taxable market discount income upon the receipt of proceeds from the disposition of, or principal payments on, Mortgage Loans and MBS that are "market discount bonds" (i.e., obligations with an adjusted issue price that is greater than the Company's tax basis in such obligations), although such proceeds often will be used to make non-deductible principal payments on related borrowings. Finally, the Company may recognize taxable income without receiving a corresponding cash distribution if it forecloses on or makes a "significant modification" (as specifically defined in the Treasury Regulations) to a Mortgage Loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds the Company's basis in the original loan. Consequently, the Company's investments could have the effect of requiring the Company to incur borrowings or to liquidate a portion of its portfolio at rates or times that the Company regards as unfavorable in order to distribute all of its taxable income and thereby avoid corporate-level income tax and maintain its qualification as a REIT.

    RISK OF CHANGES IN THE TAX LAW APPLICABLE TO REITS. The rules dealing with federal income taxation are constantly under review by the IRS, the Treasury Department and Congress. New federal tax legislation or other provisions may be enacted into law or new interpretations, rulings or Treasury Regulations could be adopted, all of which could adversely affect the taxation of the Company or its stockholders, possibly with retroactive effect. No prediction can be made as to the likelihood of passage of any new tax legislation or other provisions either directly or indirectly affecting the Company or its stockholders.


    RISK OF ADVERSE TAX TREATMENT OF EXCESS INCLUSION INCOME. In general, dividend income that a Tax-Exempt Entity receives from the Company should not constitute unrelated business taxable income as defined in Section 512 of the Code ("UBTI"). If, however, Excess Inclusion income were realized by the Company and allocated to stockholders, such income cannot be offset by net operating losses and, if the stockholder is a Tax-Exempt Entity, is fully taxable as UBTI and, as to foreign stockholders, would be subject to federal income tax withholding without reduction pursuant to any otherwise applicable income tax treaty. Excess Inclusion income would be generated if the Company were to acquire residual interests in one or more REMICs. Although there is no Excess Inclusion income currently generated by a non-

REMIC securitization, this result may change if Treasury Regulations are issued regarding the application of the taxable mortgage pool rules of the Code to REITs. The Company intends to arrange its securitizations in a manner to avoid generating significant amounts of Excess Inclusion income.

    RISK THAT POTENTIAL FUTURE OFFERINGS COULD DILUTE THE INTEREST OF HOLDERS OF COMMON STOCK. The Company expects in the future to increase its capital resources by making additional offerings of equity and debt securities, including classes of preferred stock, Common Stock, commercial paper, medium-term notes, CMOs and senior or subordinated notes. All debt securities and other borrowings, as well as all classes of preferred stock, will be senior to the Common Stock in a liquidation of the Company. The effect of additional equity offerings may be the dilution of the equity of stockholders of the Company or the reduction of the price of shares of the Common Stock, or both. The Company is unable to estimate the amount, timing or nature of additional offerings as they will depend upon market conditions and other factors.

    FUTURE REVISIONS IN POLICIES AND STRATEGIES WITHOUT STOCKHOLDER CONSENT CREATE UNCERTAINTY FOR INVESTORS. The Company's Board of Directors has established the investment policies, the operating policies, and the strategies set forth in this Prospectus as the investment policies, operating policies and strategies of the Company. However, these policies and strategies may be modified or waived by the Board of Directors of the Company without stockholder consent, subject, in certain cases, to approval by a majority of the Unaffiliated Directors.

    SIGNIFICANT COMPETITION MAY ADVERSELY AFFECT THE COMPANY'S ABILITY TO ACQUIRE ASSETS. The Company's net income depends, in large part, on the Company's ability to acquire mortgage assets at favorable spreads over the Company's borrowing costs. In acquiring mortgage assets, the Company competes with other mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, other lenders, governmental bodies and other entities. In addition, there are numerous mortgage REITs with asset acquisition objectives similar to the Company, and others may be organized in the future. The effect of the existence of additional REITs may be to increase competition for the available supply of mortgage assets suitable for purchase by the Company. Many of the Company's anticipated competitors are significantly larger than the Company, have access to greater capital and other resources and may have other advantages over the Company. In addition to existing companies, other companies may be organized for purposes similar to that of the Company, including companies organized as REITS focused on purchasing mortgage assets. A proliferation of such companies may increase the competition for equity capital and thereby adversely affect the market price of the Common Stock. In addition, adverse publicity affecting this sector of the capital markets or significant operating failures of competitors may adversely affect the market price of the Common Stock.


    FAILURE TO MAINTAIN EXEMPTION FROM THE INVESTMENT COMPANY ACT WOULD RESTRICT THE COMPANY'S OPERATING FLEXIBILITY. The Company at all times intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act. Accordingly, the Company does not expect to be subject to the restrictive provisions of the Investment Company Act. The Investment Company Act excludes from regulation entities that are primarily engaged in the business of purchasing or otherwise acquiring "mortgages and other liens on and interests in real estate." Under the current interpretations of the staff of the Commission, in order to qualify for this exemption, the Company must, among other things, maintain at least 55% of its assets directly in mortgage loans, qualifying pass-through certificates and certain other qualifying interests in real estate and an additional 25% of its assets in real estate related assets. In addition, unless certain MBS represent all the certificates issued with respect to an underlying pool of mortgage loans, such securities may be treated as securities separate from the underlying mortgage loans and thus, may not qualify as qualifying interests in real estate for purposes of the 55% requirement. The Company's ownership of many mortgage assets, therefore, will be limited by the provisions of the Investment Company Act. If the Company fails to qualify for exemption from registration as an investment company, its ability to use leverage would be substantially reduced, and it would be unable to conduct its business as described herein. Any such failure to qualify for such exemption would have a material adverse effect on the Company.


    FAILURE TO DEVELOP A PUBLIC MARKET MAY RESULT IN A DECREASE IN MARKET
PRICE. Prior to the Offering, there has been no public market for the Common Stock, and there can be no assurance that a regular trading market for the shares of Common Stock offered hereby will develop or, if developed, that any such market will be sustained. In the absence of a public trading market, an investor may be unable to liquidate his investment in the Company. The initial public offering price will be determined by the Company and representatives of the Underwriters. There can be no assurance that the price at which the shares of Common Stock will sell in the public market after the closing of the Offering will not be lower than the price at which they are sold by the Underwriters. See "Underwriting." While there can be no assurance that a market for the Common Stock will develop, the Company will apply to have the Common Stock listed on the NYSE.


    In the event that a public market for the Common Stock exists, it is likely that the market price of the shares of the Common Stock will be strongly influenced by any variation between the gross yield on the Company's assets (net of credit losses) and prevailing market interest rates, with any narrowing of the spread between yield and cost adversely affecting the price of the Common Stock. In addition, since any positive spread between the yield on its assets and the cost of its borrowings will not necessarily be larger in high interest rate environments than in low interest rate environments, the Net Income of the Company and, therefore, the dividend yield on its Common Stock, may be less attractive compared with alternative investments, which could negatively affect the price of the Common Stock.

    TEMPORARY INVESTMENT IN SHORT-TERM INVESTMENTS WILL REDUCE THE EARNINGS OF THE COMPANY. The Company's results of operations may be adversely affected during the period in which the Company is initially implementing its investment, leveraging and hedging strategies since during this time the Company will be primarily invested in short-term investments.

    RESTRICTIONS ON OWNERSHIP OF THE COMMON STOCK. In order for the Company to meet the requirements for qualification as a REIT at all times, the Articles of Incorporation prohibit any person from acquiring or holding, directly or indirectly, shares of capital stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of any class of capital stock of the Company ("Excess Shares"). The Articles of Incorporation further prohibit (i) any person from beneficially or constructively owning shares of capital stock that would result in the Company being "closely held" under Section 856(h) of the Code or would otherwise cause the Company to fail to qualify as a REIT, and (ii) any person from transferring shares of capital stock if such transfer would result in shares of capital stock being owned by fewer than 100 persons. If any transfer of shares of capital stock occurs which, if effective, would result in a violation of one or more ownership limitations, then that number of shares of capital stock, the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole shares) shall be automatically transferred to a Trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries, and the Intended Transferee may not acquire any rights in such shares; provided, however, that if any transfer occurs which, if effective, would result in shares of capital stock being owned by fewer than 100 persons, then the transfer shall be null and void and the Intended Transferee shall acquire no rights to the stock. Subject to certain limitations, the Company's Board of Directors may increase or decrease the ownership limitations or waive the limitations for certain investors. See "Description of Capital Stock--Repurchase of Shares and Restrictions on Transfer."

    The authorized capital stock of the Company includes preferred stock issuable in one or more series. The issuance of preferred stock could have the effect of making an attempt to gain control of the Company more difficult by means of a merger, tender offer, proxy contest or otherwise. The preferred stock, if issued, would have a preference on dividend payments that could affect the ability of the Company to make dividend distributions to the common stockholders.

    The provisions of the Company's Articles of Incorporation or relevant Maryland law may inhibit market activity and the resulting opportunity for the holders of the Common Stock to receive a premium for their Common Stock that might otherwise exist in the absence of such provisions. Such provisions also may make the Company an unsuitable investment vehicle for any person seeking to obtain ownership of more than 9.8% of the outstanding shares of the Company's Common Stock.

    Material provisions of the Maryland General Corporation Law ("MGCL") relating to "business combinations" and a "control share acquisition" and of the Articles of Incorporation and Bylaws of the Company may also have the effect of delaying, deterring or preventing a takeover attempt or other change in control of the Company that would be beneficial to stockholders and might otherwise result in a premium over then prevailing market prices. Although the Bylaws of the Company contain a provision exempting the acquisition of Common Stock by any person from the control share acquisition statute, there can be no assurance that such provision will not be amended or eliminated at any time in the future.

    POSSIBLE ENVIRONMENTAL LIABILITIES. The Company may become subject to environmental risks when it acquires interests in properties with material environmental problems. Such environmental risks include the risk that operating costs and values of these assets may be adversely affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation. Such laws often impose liability regardless of whether the owner or operator knows of, or was responsible for, the presence of such hazardous or toxic substances. The costs of investigation, remediation or removal of hazardous substances could exceed the value of the property. The Company's income and ability to make distributions to its stockholders could be affected adversely by the existence of an environmental liability with respect to its properties.


    The Company may invest in real property with known material environmental problems or Mortgage Loans secured by such real property. If it does so, the Company may take certain steps to limit its liability for such environmental problems, such as creating a special purpose entity to own such real property. Despite these steps, there are risks associated with such an investment. The Manager has only limited experience in investing in real property with environmental problems.


    LIMITATION ON LIABILITY OF MANAGER. Pursuant to the Management Agreement, the Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of the Board of Directors in following or declining to follow its advice or recommendations. The Manager and its directors and officers will not be liable to the Company, any subsidiary of the Company, the Unaffiliated Directors, the Company's stockholders or any subsidiary's stockholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. The Company has agreed to indemnify the Manager and its directors and officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of the Manager not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Management Agreement.


    INVESTMENTS MAY BE ILLIQUID AND THEIR VALUE MAY DECREASE. Many of the Company's assets are and will be relatively illiquid. In addition, certain of the MBS that the Company will acquire will include interests that have not been registered under the relevant securities laws, resulting in a prohibition against transfer, sale, pledge or other disposition of those MBS except in a transaction that are exempt from the registration requirements of, or otherwise in accordance with, those laws. The ability of the Company to vary its portfolio in response to changes in economic and other conditions may be relatively limited. No assurances can be given that the fair market value of any of the Company's assets will not decrease in the future.

    PLANS SHOULD CONSIDER ERISA RISKS OF INVESTING IN COMMON STOCK. Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the Common Stock. In addition, fiduciaries of employee benefit plans or other retirement arrangements (such as an individual retirement account ("IRA") or certain H.R. 10 Plans or Keogh plans) which are subject to Title I of ERISA, and/or Section 4975 of the Code, as well as any entity, including an insurance company general account, whose underlying assets include plan assets by reason of a plan or account investing in such entity, should consult with their legal counsel to determine whether an investment in the Common Stock will cause the assets of the Company to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. Section 2510.3-101, thereby subjecting the Plan to the prohibited transaction rules and the Company's assets to the fiduciary investment standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code, to apply to the Company's assets, unless some exception or exemption granted by the Department of Labor applies to the acquisition, holding or transfer of the Common Stock. See "ERISA Considerations."

    YEAR 2000 COMPLIANCE. As the year 2000 approaches, an issue has emerged regarding how existing application software programs and operating systems can accommodate this date value. Failure to adequately address this issue could have potentially serious repercussions. The Manager is in the process of working with the Company's service providers to prepare for the year 2000. Based on information currently available, the Company does not expect that it will incur significant operating expenses or be required to incur material costs to be year 2000 compliant.

                                USE OF PROCEEDS


    The net proceeds from the Offering will be used by the Company to purchase its initial portfolio of assets, only $50.2 million (in purchase price) of which have been identified. See "Initial Investment." The following table sets forth information concerning the projected use of proceeds:


               ESTIMATED APPLICATION OF PROCEEDS OF THIS OFFERING

                                                                                               DOLLAR
                                                                                               AMOUNT
                                                                                           (IN THOUSANDS)     PERCENT
                                                                                           ---------------  -----------
Gross Offering Proceeds(1)...............................................................     $                    100%
  Public Offering expenses:
  Underwriting Commissions...............................................................
  Organizational and Offering Costs(2)...................................................
  Registration Fees......................................................................
                                                                                                  -----            ---
                                                                                                  -----            ---
Net Proceeds Available for Investments(3)................................................     $                       %

------------------------


(1) Assumes that all 20,000,000 shares offered to the public are sold and that the Underwriters' overallotment option is exercised in full.


(2) Includes legal, accounting, printing and other expenses of this Offering.

(3) Does not give effect to the fees payable to the Manager as such fees fluctuate, based on Average Invested Assets and returns. See "Management Compensation."

    The Company intends temporarily to invest proceeds of the offering in readily marketable interest bearing assets until appropriate real estate assets are identified and acquired. The Company may require up to six months to have the net proceeds of the Offering fully invested in long term mortgage assets and up to an additional nine months to fully implement the leveraging strategy to increase the mortgage asset investments to its desired level. Pending full investment in the desired mix of assets, funds will be committed to short-term investments that are expected to provide a lower net return than the Company hopes to achieve from its intended primary investments.

                        DIVIDEND AND DISTRIBUTION POLICY

    The Company intends to distribute substantially all of its net Taxable Income (which does not ordinarily equal net income as calculated in accordance with GAAP) to stockholders in each year. The Company intends to declare four regular quarterly dividends. The Company's dividend policy is subject to revision at the discretion of its Board of Directors. All distributions will be made by the Company at the discretion of its Board of Directors and will depend on the earnings and financial condition of the Company, maintenance of REIT status and such other factors as the Company's Board of Directors deems relevant.

    In order to avoid corporate income and excise tax and to maintain its qualification as a REIT under the Code, the Company must make distributions to its stockholders each year in an amount at least equal to (i) 95% of its Taxable Income (before deduction of dividends paid and not including any net capital gain), plus (ii) 95% of the excess of the net income from Foreclosure Property over the tax imposed on such income by the Code, minus (iii) any excess noncash income. The "Taxable Income" of the Company for any year means the taxable income of the Company for such year (excluding any net income derived either from property held primarily for sale to customers or from Foreclosure Property) subject to certain adjustments provided in the REIT Provisions of the Code.

    It is anticipated that distributions generally will be taxable as ordinary income to stockholders of the Company, although a portion of such distributions may be designated by the Company as capital gain or may constitute a return of capital. The Company will furnish annually to each of its stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital or capital gains. For a discussion of the federal income tax treatment of distributions by the Company, see "Federal Income Tax Consequences--Taxation of Stockholders."

                                 CAPITALIZATION

    The capitalization of the Company, as of March 6, 1998, and as adjusted to reflect the sale of the shares of Common Stock offered hereby and to PNC and FBR Asset Investment Corporation at an assumed initial public offering price per share at the mid-point of the offering range set forth on the cover page of this Prospectus, is as follows:


                                                                                     ACTUAL             AS
                                                                                       (IN        ADJUSTED(1)(2)
                                                                                   THOUSANDS)     (IN THOUSANDS)
                                                                                  -------------  ----------------
Preferred Stock, par value $.001
  Authorized -- 100,000,000 shares
  None outstanding..............................................................   $         0      $        0
Common Stock, par value $.001...................................................   $                $
  Authorized -- 400,000,000 shares
  Outstanding -- 13,333 shares (as adjusted 21,460,215 shares)..................             0              21
    Additional Paid-in Capital..................................................   $       200         299,349
                                                                                  -------------       --------
      Total.....................................................................   $         0      $  299,370
                                                                                  -------------       --------
                                                                                  -------------       --------


------------------------

(1) Before deducting offering expenses estimated to be $         , payable by
    the Company, and assuming no exercise of the Underwriters' overallotment option to purchase up to an additional 3,000,000 shares of Common Stock. Includes shares of Common Stock to be purchased by PNC and FBR Asset Investment Corporation.



(2) Does not include 2,445,036 shares of Common Stock reserved for issuance upon exercise of options granted under the Company's 1998 Stock Option Plan. See "Management of the Company--Stock Options."

                  CERTAIN RELATIONSHIPS; CONFLICTS OF INTEREST

    In evaluating mortgage assets for investment and in other operating strategies, an undue emphasis on the maximization of income at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive fee could result in increased risk to the value of the Company's portfolio. However, the Board of Directors will evaluate the performance of the Manager before entering into or renewing any management arrangement and the Unaffiliated Directors will review in connection with each renewal of the Management Agreement that the Manager's compensation is reasonable in relation to the nature and quality of services performed. Any material changes in the Company's investment and operating policies are required to be approved by the Board of Directors. See "Risk Factors--Conflicts of Interest"; and "--Future Revisions of Policies and Strategies."


    The Company, on the one hand, and the Manager and its Affiliates, on the other, may in the future, enter into a number of relationships other than those governed by the Management Agreement and other than the right of first offer, some of which may give rise to conflicts of interest between the Manager and its Affiliates and the Company. The market in which the Company will seek to purchase mortgage assets is characterized by rapid evolution of products and services and, thus, there may in the future be relationships between the Company and the Manager and Affiliates of the Manager in addition to those described herein. The Company's Board of Directors, including a majority of the Unaffiliated Directors intends to approve investment guidelines, including guidelines for affiliate transactions, that would permit most affiliate transactions to be closed without prior Board approval. The Manager will be required to provide a detailed report of such transactions, including evidence that the term of such transactions are fair, to the Board on a quarterly basis.



    The Manager has informed the Company that it expects to continue to purchase and manage mortgage assets and other real estate related assets in the future for third-party accounts. In addition, the Manager and its Affiliates may from time to time purchase mortgage assets for their own account. Except for the right of first offer on PNC loans, the Manager and its Affiliates will have no obligation to make any particular investment opportunities available to the Company. As a result, there may be a conflict of interest between the operations of the Manager and its Affiliates in the acquisition and disposition of mortgage assets. The Company expects to acquire mortgage assets from the Manager's Affiliates. In addition, the Company may, but has no current plans to, invest as a co-participant with Affiliates of the Manager in loans originated or acquired by such Affiliates. Although such investments will be subject to review by a committee of Unaffiliated Directors, it is anticipated that they will rely primarily on information provided by the Manager. Such conflicts may result in decisions and/or allocations of mortgage assets by the Manager that are not in the best interests of the Company, although the Manager seeks to allocate investment opportunities in a fair manner among accounts for which particular opportunities are suitable and to achieve the most favorable price in all transactions.


    Pursuant to the terms of the Management Agreement, the Manager will allocate investment and disposition opportunities in accordance with policies and procedures the Manager considers fair and equitable, including, without limitation, such considerations as investment objectives, restrictions and time horizon, availability of cash and the amount of existing holdings. In addition, in some cases, some forms of pro rata allocations may be used and, in other cases, random allocation processes may be used.


    From time to time, mortgage lenders offer for sale large pools of mortgage loans and REO properties pursuant to a competitive bidding process. In such a case, the Manager may choose an unaffiliated entity with which to submit a joint bid for the pool, as long as the Company takes title only to the mortgage loans and not the real estate.


    Many investments appropriate for the Company also will be appropriate for accounts of other clients the Manager advises. Situations may arise in which the investment activities of the Manager or the other accounts may disadvantage the Company, such as the inability of the market to fully absorb orders for the purchase or sale of particular securities placed by the Manager for the Company and its other accounts at prices and in quantities which would be obtained if the orders were being placed only for the Company. The Manager may aggregate orders of the Company with orders for its other accounts. Such aggregation of orders may not always be to the benefit of the Company with regard to the price or quantity executed.

                                  THE COMPANY

GENERAL

    The Company was recently organized to invest in a diversified portfolio consisting of multifamily, commercial and residential Mortgage Loans, mortgage backed securities and other real estate related assets.


    The Company expects to use its equity and borrowed funds to seek to generate net income for distribution to stockholders based primarily on the spread between the yield on its assets (net of credit losses) and the cost of its borrowings and hedging activities. The Company will endeavor to qualify and will elect to be taxed as a REIT under the Code. If the Company so qualifies, the Company generally will not be subject to federal income tax to the extent that it distributes its income to its stockholders. See "Federal Income Tax Consequences." The day-to-day operations of the Company will be managed by the Manager subject to the direction and oversight of the Company's Board of Directors, a majority of whom will be unaffiliated with PNC and the Manager.


INVESTMENT STRATEGY

    The Company's investment strategy will be to maximize its net income by investing in a diversified portfolio of Mortgage Loans, MBS and other real estate related assets. In creating and managing its investment portfolio, the Company will utilize the Manager's expertise and significant business relationships of the Manager with its Affiliates, as well as unrelated participants in the real estate industry. The Company intends to trade its assets actively but does not intend to acquire, hold or sell assets in such a manner that such assets would be characterized as dealer property for federal income tax purposes.

    The Company intends to acquire the following types of investments: (i) Mortgage Loans; (ii) MBS, including CMBS and RMBS, fixed and adjustable rate Privately-Issued Certificates and Agency Certificates, CMOs and REMIC interests, and Mortgage Derivatives, including IOs; (iii) multifamily and commercial real properties; (iv) Non-U.S. Mortgage Loans, Non-U.S. MBS and real properties; and
(v) other assets. Consistent with the Company's policy of maintaining its status as a REIT for federal income tax purposes, substantially all of the Company's assets will consist of Qualified REIT Real Estate Assets under the REIT Provisions of the Code. See "Description of Mortgage Assets" for a description of these instruments.


    The Company will finance its assets with the net proceeds of the Offering, future equity offerings and borrowings and expects that it will maintain a debt-to-equity ratio of between 3.5:1 and 4.5:1, although the actual ratio may be higher or lower than this range from time to time. The Company will leverage primarily with reverse repurchase agreements, dollar rolls, securitizations of its Mortgage Loans, secured and unsecured borrowings, commercial paper and issuance of Preferred Stock.


    The Company's policy is to acquire those mortgage assets which it believes are likely to generate the highest returns on capital invested, after considering the amount and nature of anticipated cash flows from the asset, the Company's ability to pledge the asset to secure collateralized borrowings, the capital requirements resulting from the purchase and financing of the asset, the potential for appreciation and the costs of financing, hedging and managing the asset. Prior to acquisition, potential returns on capital employed will be assessed over the expected life of the asset and in a variety of interest rate, yield spread, financing cost, credit loss and prepayment scenarios. In managing the Company's portfolio, the Manager also will consider balance sheet management and risk diversification issues.

    Although the Company intends to invest primarily in Mortgage Loans and CMBS, the Company's business decisions will depend on changing market factors. Thus the company cannot anticipate with any certainty the percentage of its assets that will be invested in each category of real estate related assets. The Company has a great deal of discretion as to the manner in which it may invest, leverage and hedge its assets. The Company may change any of its policies without stockholder approval, but subject to approval by a majority of the Unaffiliated Directors of the Company. There can be no assurance that the Company will be successful in its investment strategy.

    In order to maintain the Company's REIT status, the Company generally intends to distribute to stockholders aggregate dividends equaling at least 95% of its Taxable Income each year. See "Federal Income Tax Consequences"

OPERATING POLICIES AND STRATEGIES


    OPERATING POLICIES. The Board of Directors (including a majority of the Unaffiliated Directors) must approve operating policies for the Company. The Board of Directors may, in its discretion, revise such policies from time to time in response to changes in market conditions or opportunities without stockholder approval.


    The Company will also adopt compliance guidelines, including restrictions on acquiring, holding and selling assets, to ensure that the Company establishes and maintains its qualification as a REIT and is excluded from regulation as an investment company. Before acquiring any asset, the Manager will determine whether such asset would constitute a Qualified REIT Real Estate Asset under the REIT Provisions of the Code. Substantially all of the assets that the Company intends to acquire are expected to be Qualified REIT Real Estate Assets. The Company will regularly monitor purchases of mortgage assets and the income generated from such assets, including income from its hedging activities, in an effort to ensure that at all times the Company maintains its qualification as a REIT and its exclusion under the Investment Company Act.


    The Unaffiliated Directors will review all transactions of the Company on a quarterly basis to ensure compliance with the operating policies and to ratify all transactions with PNC and its Affiliates, except that the purchase of securities from PNC and its Affiliates will require prior approval. The Unaffiliated Directors are likely to rely substantially on information and analysis provided by the Manager to evaluate the Company's operating policies, compliance therewith and other matters relating to the Company's investments.



    CAPITAL AND LEVERAGE POLICIES. The Company's operations are expected to be highly leveraged. Initially, the Company intends to finance its acquisition of mortgage assets through the proceeds of the Offering and, thereafter, primarily by borrowing against or "leveraging" its existing portfolio and using the proceeds to acquire additional mortgage assets. See "Risk Factors--Leverage Increases Risk of Loss." The Company expects to incur debt such that, once fully invested, it will maintain a debt-to-equity ratio of between 3.5:1 to 4.5:1, although the actual ratio may be higher or lower from time to time depending on market conditions and other factors deemed relevant by the Manager. The actual debt-to-equity ratio will depend on the Manager's assessment of acceptable risk consistent with the nature of the assets then held by the Company. For example, immediately following the Offering, a significant portion of the proceeds is expected to be invested in short-term high quality assets and the Company's debt-to-equity ratio is likely to be high. The Company's Articles of Incorporation and Bylaws do not limit the amount of indebtedness the Company can incur. Instead, the Board of Directors will establish an indebtedness policy that gives the Manager a great deal of flexibility. Moreover, the Board of Directors has discretion to deviate from or change the Company's indebtedness policy at any time. However, the Company intends to maintain an adequate capital base to protect against various business environments in which the Company's financing and hedging costs might exceed interest income (net of credit losses) from its mortgage assets. These conditions could occur, for example, due to credit losses or when, due to interest rate fluctuations, interest income on the Company's mortgage assets lags behind interest rate increases in the Company's borrowings, which are expected to be predominantly variable rate. See "Risk Factors--Interest Rate Fluctuations May Adversely Affect Value of Mortgage Assets, Net Income and Common Stock."


    LIABILITIES. Mortgage assets, other than securitized Mortgage Loans, will be financed primarily at short-term borrowing rates through reverse repurchase agreements, dollar roll agreements, loan agreements, lines of credit, commercial paper borrowings and other credit facilities with institutional lenders. The Company may also borrow long term and issue preferred stock.


    Reverse repurchase agreements are structured as sale and repurchase obligations and have the economic effect of allowing a borrower to pledge purchased mortgage assets as collateral securing short-term loans to finance the purchase of such mortgage assets. Typically, the lender in a reverse repurchase arrangement makes a loan in an amount equal to a percentage of the market value of the pledged collateral. At maturity, the borrower is required to repay the loan and the pledged collateral is released. Pledged mortgage assets continue to pay principal and interest to the borrower.

    A dollar roll agreement provides for the sale and delayed delivery of mortgage assets and a simultaneous forward repurchase commitment by the borrower to repurchase the same or a substantially similar security on a future date. During the roll period, the borrower forgoes principal and interest payments on the mortgage assets, but is compensated by the interest earned on the cash proceeds of the initial sale of the mortgage assets and the spread on the forward repurchase price. Because the dollar roll provides a borrower with funds for the roll period, its value may be expressed as an "implied financing rate." Dollar rolls are a favorable means of financing when the forward repurchase price is low compared to the initial sale price, making the implied financing rate lower than alternative short-term borrowing rates. The Company's ability to enter into dollar roll agreements may be limited in order to maintain the Company's status as a REIT or to avoid the imposition of tax on the Company.

    The Company expects that reverse repurchase agreements and, to the extent consistent with the REIT Provisions of the Code, dollar roll agreements will be, together with Mortgage Loan securitizations, the principal means of leveraging its mortgage assets. However, the Company may also utilize warehouse lines of credit or issue secured or unsecured notes of any maturity if it appears advantageous to do so. The Company expects to issue shares of preferred stock, including in connection with the acquisition of assets. The Company intends to enter into reverse repurchase agreements with financially sound institutions, including broker/dealers, commercial banks and other lenders, which meet credit standards approved by the Board of Directors. Upon repayment of a reverse repurchase agreement, or a repurchase pursuant to a dollar roll agreement, the Company intends to pledge the same collateral promptly to secure a new reverse repurchase agreement or will sell similar collateral pursuant to a new dollar roll agreement. Since the Company is newly-formed and has not commenced operations, it has not yet established any lines of credit or collateralized financing facilities. The Company has conducted preliminary discussions with potential lenders and believes, on the basis of these discussions, that it will be able to obtain financing in amounts and at interest rates consistent with the Company's financing objectives.

    The reverse repurchase and dollar roll agreements also would require the Company to deposit additional collateral (a "margin call") or reduce its borrowings thereunder, if the market value of the pledged collateral declines. This may require the Company to sell mortgage assets to provide such additional collateral or to reduce its borrowings. The Company intends to maintain an equity cushion sufficient to provide liquidity in the event of interest rate movements and other market conditions affecting the market value of the pledged mortgage assets. However, there can be no assurance that the Company will be able to safeguard against being required to sell mortgage assets in the event of a change in market conditions.


    RELATIONSHIP WITH PNC. PNC Bank will enter into an agreement granting to the Company, for as long as the Management Agreement with the Manager remains in effect, a right of first offer to purchase not less than $1 billion annually of multifamily and commercial Mortgage Loans originated by

PNC Bank. Such Mortgage Loans may be of the type suitable to be sold to conduits ("Conduit Loans") or ineligible for sale to conduits ("Non-Conduit Loans"). In general, Non-Conduit Loans potentially have greater yields than Conduit Loans, but they also carry greater risks. Although not contractually committed to do so, the Company presently intends to purchase the Mortgage Loans offered to it pursuant to the foregoing right of first offer, subject to compliance with the Company's policy guidelines and underwriting criteria as established and modified from time to time. The parties anticipate that the Non-Conduit Loans will be funded by the Company directly to the borrower at closing of the loan transaction, and that the Company will pay PNC Bank an origination fee. Some or all of such origination fees could, in some circumstances, consist of securities of the Company. Most mortgage loans the Company expects to purchase from PNC Bank will fit the following descriptions. The Company does not intend, however, to restrict its purchases to loans that meet these criteria.



    Multifamily and commercial Mortgage Loans originated for securitization by PNC Bank typically are evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a security interest in real property. The Mortgage Loans originated by PNC Bank include acquisition, renovation, construction and term loans as well as secured and unsecured lines of credit. PNC has also allocated $100 million to the mezzanine debt sector.


    PNC Bank generally requires that mortgaged properties be subject to a "Phase I" environmental assessment or an update of a previously conducted assessment conducted in accordance with industry-wide standards. In addition, PNC Bank examines whether the use and operation of the mortgaged properties were in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to such properties. In almost all cases, the Mortgage Loans require that each mortgaged property be insured by a hazard insurance policy in a specified amount.


    The Company expects that the Mortgage Loans purchased from PNC Bank as whole loans or participations generally will have (i) terms to stated maturity ranging from 12 to 120 months, (ii) amortization terms ranging from interest only to 360 months and (iii) loan-to-value ratios at origination ranging from 35% to 85%.


    The Company expects to maintain a relationship with PNC Bank in which the Company will be a ready, willing and able purchaser of not only Mortgage Loans, but also other assets that may be offered from time to time by PNC Bank (such home equity and single family mortgage financings). Although no binding commitment will exist on the part of PNC Bank or the Company regarding the sale and purchase of such other assets, the Company expects to be able to purchase such other assets from PNC Bank on terms and at prices that will be fair to both parties and that meet the Company's investment policy for transactions with affiliates. If an asset that otherwise meets all of the Company's criteria for asset acquisition is being offered to the Company by PNC Bank or one of its Affiliates at a price that is greater, or on terms that are less favorable, than would be available from third parties for similar assets in bona fide arm's length transactions, the Manager would be expected to recommend that the Company decline to acquire that asset at the quoted price and terms, notwithstanding the relationship among the Company, PNC Bank and its Affiliates.

    The Manager will determine fair transfer prices for the Company's acquisitions of assets from PNC Bank and its Affiliates based on guidelines approved by the Unaffiliated Directors. The Unaffiliated Directors will review those transactions on a quarterly basis to insure compliance with the guidelines, except that the purchase of securities from PNC Bank and its affiliates must be approved in advance.

    In deciding whether to approve an acquisition of any assets, including acquisitions of Mortgage Loans, MBS and other assets from PNC Bank or its Affiliates, including Midland, the Manager may consider such information as it deems appropriate to determine whether the acquisition is consistent with the guidelines, such as whether the price is fair and the investment otherwise is suitable and in the best interests of the Company. In addition, the Manager may consider, among other factors, whether the acquisition of that asset will enhance the Company's ability to achieve or exceed the Company's risk adjusted target rate of return, if any, whether the asset otherwise is well-suited for the Company and whether the Company financially is able to take advantage of the investment opportunity presented thereby. There is no geographic limitation or requirement of geographic diversification (either as to size, jurisdictional boundary, zip code or other geographic measure) as to the properties that secure repayment of the Mortgage Loans or underlying the MBS contemplated to be acquired or created by the Company; the only limitations as to the type of assets that the Company may acquire and the characteristics thereof being limitations either (i) imposed by law, (ii) set forth in the Guidelines or (iii) with which the Company must comply as a condition of maintaining both its status as a REIT and its exemption from regulation under the Investment Company Act.

    When possible, the price that the Company will pay for Mortgage Loans, MBS and other assets acquired from PNC Bank or its Affiliates will be determined by reference to the prices most recently paid to PNC Bank or its Affiliates for similar assets, adjusted for differences in the terms of such transactions and for changes in market conditions between the dates of the relevant transactions. If no previous sales of similar assets have occurred, the Company will attempt to determine a market price for the asset by an alternative method, such as obtaining a broker's price opinion or an appraisal, if it can do so at a reasonable cost. Investors should understand, however, that such determinations are estimates and are not bona fide third-party offers to buy or sell.


    Although no formal agreement exists, it is anticipated that if the acquisition by PNC occurs, Midland will act as servicer for those mortgage loans for which the Company acquires servicing rights for a market servicing fee. In addition, the Company would expect that Midland would be a significant source of assets for the Company.



    It is the intention of the Company that the agreements and transactions, including the sale of pools of Mortgage Loans, MBS and real property, between the Company on the one hand, and PNC Bank and its Affiliates, on the other hand are fair to both parties. However, there can be no assurance that each of such agreements and transactions will be on terms at least as favorable to the Company as it could have obtained from unaffiliated third parties.



    SECURITIZATION. The Company intends to acquire and accumulate Mortgage Loans for securitization and may use ASC for such purposes. Moreover, the Company may issue non-REMIC CMOs collateralized by previously issued CMOs or MBS in transactions known as "resecuritizations." The Company will structure a resecuritization in the same manner as a securitization. The collateral (whether whole mortgage loans or MBS) will be transferred into a qualified REIT subsidiary, and that entity will issue non-REMIC CMOs. The transaction will be structured as debt, with the issuer retaining an equity interest in the collateral. In a debt transaction, the principal balance of the collateral (whether whole loans or MBS) will exceed the principal balance of the CMOs. Thus, once the CMOs are paid in full, the issuer will own the collateral free of the lien of the CMO debt. During the period in which the Company is acquiring mortgage loans for securitization, the Company is likely to borrow funds secured by such loans pursuant to warehouse lines of credit. The Company intends to securitize Mortgage Loans primarily by issuing structured debt in non-REMIC transactions. Under this approach, for accounting purposes, the securitized Mortgage Loans will remain on the Company's balance sheet as assets and the debt obligations (the CMOs) will appear as liabilities. The proceeds of securitizations by the Company will be used to reduce preexisting borrowings relating to such assets and to purchase additional assets. Issuing structured debt in this manner locks in potentially less expensive, long-term, non-recourse financing that better matches the terms of the Mortgage Loans and fixed income instruments serving as collateral for such debt.


    The Company also may employ, from time to time to the extent consistent with the REIT Provisions of the Code, other forms of securitization under which a "sale" of an interest in the Mortgage Loans occurs, and a resulting gain or loss is recorded on the Company's balance sheet for accounting purposes at the time of sale. In a "sale" securitization, only the net retained interest in the securitized Mortgage loans will remain on the Company's balance sheet. The Company may elect to conduct certain of its securitization activities, including such sales, through one or more taxable subsidiaries or through "Qualified REIT Subsidiaries", as defined under the REIT Provisions of the Code, formed for such purpose. To the extent consistent with the REIT Provisions of the Code, such entity would elect to be taxed as a Real Estate Mortgage Investment Conduit ("REMIC") or a Financial Asset Securitization Investment Trust ("FASIT").

    The Company expects that it will retain interests in the underlying Mortgage Loans which will be subordinated with respect to payments of principal and interest on the underlying Mortgage Loans to the classes of securities issued to investors in such securitizations. Accordingly, any losses incurred on the underlying Mortgage Loans will be applied first to reduce the remaining amount of the Company's retained interest, until reduced to zero. Thereafter, the Company would have no further exposure to losses.


    Typically, in connection with the creation of a new Mortgage Loan securitization, the issuer generally will be required to enter into a master servicing agreement with respect to such series of mortgage securities with an entity acceptable to the Rating Agencies, that regularly engages in the business of servicing Mortgage Loans (a "master servicer"). In order to assist the Company in maintaining its exclusion from investment company regulation, the Company expects that it will acquire or retain the right to initiate, direct or forbear foreclosure proceedings in connection with defaults on any of the underlying Mortgage Loans and may retain special servicers, including Midland, to maintain borrower performance and to exercise available remedies, including foreclosure, at the direction of the Company. Exercise of such rights may require the Company to be responsible for advancing payments to investors in such securitizations as if such default has not occurred.


    The Company intends to structure its securitizations so as to avoid the attribution of any Excess Inclusion Income to the Company's stockholders. See "Federal Income Tax Consequences--Taxation of Stockholders."

    CREDIT RISK MANAGEMENT. With respect to its assets, the Company will be exposed to various levels of credit and special hazard risk, depending on the nature of the underlying assets and the nature and level of credit enhancements supporting such assets. The Company will originate or purchase mortgage loans which meet minimum debt service coverage standards established by the Company. The Manager will review and monitor credit risk and other risks of loss associated with each investment. In addition, the Manager will seek to diversify the Company's portfolio of assets to avoid undue geographic, issuer, industry and certain other types of concentrations. The Company's Board of Directors will monitor the overall portfolio risk and review levels of provision for loss.

    ASSET/LIABILITY MANAGEMENT. To the extent consistent with its election to qualify as a REIT, the Company will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. The Company intends to minimize its interest rate risk from borrowings both through hedging activities and by attempting to structure the key terms of its borrowings to generally correspond (in the aggregate for the entire portfolio, and not on an asset-by-asset basis) to the interest rate and maturity parameters of its assets.

    HEDGING ACTIVITIES. The Company intends to enter into hedging transactions to protect its investment portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, Mortgage Derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as the Manager determines is in the best interest of the Company's stockholders, given the cost of such hedges and the need to maintain the Company's status as a REIT. The Manager may elect to have the Company bear a level of interest rate risk that could otherwise be hedged when the Manager believes, based on all relevant facts, that bearing such risk is advisable. The Manager has extensive experience in hedging real estate assets with these types of instruments.

    Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there may be no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. The Company will enter into these transactions only with counterparties with long term debt rated "A' or better by at least one of the Rating Agencies. The business failure of a counterparty with which the Company has entered into a hedging transaction will most likely result in a default, which may result in the loss of unrealized profits and force the company to cover its resale commitments, if any, at the then current market price. Although generally the Company will seek to reserve for itself the right to terminate its hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the counterparty, and the Company may not be able to enter into an offsetting contract in order to cover its risk. There can be no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and the Company may be required to maintain a position until exercise or expiration, which could result in losses.

    The Company intends to protect its investment portfolio against the effects of significant interest rate fluctuations and to preserve the net income flows and capital value of the Company. Specifically, the Company's asset acquisition and borrowing strategies are intended to offset the potential adverse effects resulting from the differences between fixed rates or other limitations on coupon rate adjustment, such as interest rate caps, associated with its mortgage assets and the shorter term predominantly variable nature of the Company's related borrowings.

    The Company's hedging activities are intended to address both income and capital preservation. Income preservation refers to maintaining a stable spread between yields from mortgage assets and the Company's borrowing costs across a reasonable range of adverse interest rate environments. Capital preservation refers to maintaining a relatively steady level in the market value of the Company's capital across a reasonable range of adverse interest rate scenarios. To monitor and manage capital preservation risk, the Company will model and measure the sensitivity of the market value of its capital (i.e., the combination of its assets, liabilities and hedging positions) to various changes in interest rates in various economic scenarios. The Company will not enter into these types of transactions for speculative purposes.

    The Company will focus its hedging activities on providing a level of income and capital protection against reasonable interest rate risks. However, no strategy can insulate the Company completely from changes in interest rates.

    The Company has not established specific policies as to the extent of the hedging transactions in which it will engage; however, the Unaffiliated Directors will be responsible for reviewing at their regular meetings the extent and effect of hedging activities.

    OTHER POLICIES. The Company intends to invest and operate in a manner consistent with the requirements of the Code to establish and maintain its qualification as a REIT for federal income tax purposes (see "Federal Income Tax Consequences -- Taxation of the Company"), unless, due to changes in the tax laws, changes in economic conditions or other fundamental changes in the Company's business environment, the Board of Directors, with the consent of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the question, determines that it is no longer in the best interest of the Company to qualify as a REIT.

    The Company intends to operate in a manner that will not subject it to regulation under the Investment Company Act.

    The Company has the authority to offer shares of its capital stock and to repurchase or otherwise reacquire such shares or any other of its securities. Under certain circumstances the Company may purchase shares of its Common Stock in the open market or otherwise. The Board of Directors has no present intention to cause the Company to repurchase any of its shares and any such action would be taken only in conformity with applicable federal and state laws and the requirements for qualification as a REIT for federal income tax purposes.

    Except in connection with its formation, the Company has not, to date, issued shares of Common Stock or other securities. The Company has not made loans to officers and directors and does not intend to do so. The Company does not intend to engage in trading, underwriting or agency distribution or sale of securities of other issuers.

    The Company has no present intention to invest in the securities of other issuers for the purpose of exercising control. The decision to do so is vested solely in the Board of Directors and may be changed without a vote of the shareholders.

    FUTURE REVISIONS IN POLICIES AND STRATEGIES. The Company's Board of Directors (including the Unaffiliated Directors) will approve the investment policies, the operating policies and the strategies set forth in this Prospectus. The Board of Directors has the power to modify or waive such policies and strategies without the consent of the stockholders to the extent that the Board of Directors determines that such modification or waiver is in the best interest of the Company or its stockholders. Among other factors, developments in the market that affect the policies and strategies mentioned herein or which change the Company's assessment of the market may cause the Company's Board of Directors to revise its policies and strategies. However, if such modification or waiver relates to the relationship of, or any transaction between, the Company and the Manager or any Affiliate of the Manager, the approval of a majority of the Unaffiliated Directors is also required.

                   DESCRIPTION OF REAL ESTATE RELATED ASSETS

    The Company intends to invest principally in the following types of mortgage assets subject to the operating restrictions described in "Operating Policies and Strategies" above and the additional policies described below.

    MORTGAGE LOANS. The Company intends to acquire and accumulate fixed and adjustable-rate Mortgage Loans senior or subordinate liens on multifamily residential, commercial, single-family (one-to-four unit) residential or other real property as a significant part of its investment strategy.

    The Mortgage Loans may be originated by or purchased from various suppliers of mortgage assets throughout the United States and abroad, such as savings and loan associations, banks, mortgage bankers, home builders, insurance companies and other mortgage lenders. The Company may acquire Mortgage Loans directly from originators and from entities holding Mortgage Loans originated by others. The Company may also originate its own Mortgage Loans, particularly bridge financing of Mortgage Loan and real property portfolios. The Board of Directors of the Company has not established any limits upon the geographic concentration of Mortgage Loans to be acquired by the Company or the credit quality of suppliers of Mortgage Assets.

    In considering whether to acquire a pool of Mortgage Loans, the Company's policy is to request that the Manager perform certain due diligence tasks on behalf of the Company that reasonably may be expected to provide relevant and material information as to the value of the Mortgage Loans within that pool and whether the Company should acquire that pool.

    The Company's policy is to acquire Mortgage Loans only at prices that are fair to the Company and that meet the Company's investment criteria. In determining the price of a Mortgage Loan, the Company may request that the Manager review and analyze a number of factors. These factors include market conditions (market interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors). They also include a yield to maturity of the Mortgage Loan, the liquidity of the Mortgage Loan, the limitations on the obligations of the seller with respect to the Mortgage Loan, the rate and timing of payments to be made with respect to the Mortgage Loan, the mortgaged property underlying the Mortgage Loan, the risk of adverse fluctuations in the market values of that mortgaged property as a result of economic events or governmental regulations, the historical performance and other attributes of the property manager responsible for managing the mortgaged property, relevant laws limiting actions that may be taken with respect to loans secured by real property and limitations on recourse against the obligors following realization on the collateral through various means, risks of timing with respect to Mortgage Loan prepayments, risks associated with geographic concentration of underlying assets constituting the mortgaged property for the relevant Mortgage Loan, environmental risks, pending and threatened litigation, junior liens and other issues relating to title, a prior history of defaults by affiliated parties on similar and dissimilar obligations, and other factors.

    DISTRESSED MORTGAGE LOANS. The Company may acquire Nonperforming or Subperforming Mortgage Loans secured by multifamily and commercial properties. In general, the Company expects to foreclose on such Mortgage Loans in an attempt to acquire title to the underlying Distressed Real Properties. If the Company acquires pools of Distressed Mortgage Loans (or pools of Mortgage Loans that are primarily Distressed Mortgage Loans), the Company's policy is that the due diligence to be performed before acquiring such Distressed Mortgage Loans or pools is to be substantially similar to the due diligence process described above in connection with the acquisition of performing Term Loans and the due diligence process described below to be performed in connection with the acquisition of Distressed Real Properties.

    CONSTRUCTION FINANCING, BRIDGE FINANCING AND LOANS SUBJECT TO PRIOR LIENS. The Company may invest in or provide Construction Loans. The Company will be permitted to make a Construction Loan of up to 90% of total project costs if the Construction Loan is secured by a first lien mortgage, deed of trust or deed to secure debt, as collateral security for the borrower's obligations with respect to the Construction Loan. In addition, the Company may invest in or provide Mezzanine Loans to owners of real properties that are encumbered by first lien mortgages, deeds of trust or deeds to secure debt, but only if the Company's Mezzanine Loans are to be secured by junior liens on the subject properties. The policy of the Company is that, at the time of origination of a Mezzanine Loan, the value of the subject property should exceed the sum of the outstanding balances of the debt secured by the first lien and the maximum amount contemplated to be advanced by the Company under the Mezzanine Loan. With respect to both Construction Loans and Mezzanine Loans, the Company may receive not only a stated fixed or variable interest rate on the loan, but also a percentage of gross revenues or a percentage of the increase in the fair market value of the property securing repayment of that Construction Loan or Mezzanine Loan, payable upon maturity or refinancing of the applicable Construction Loan or Mezzanine Loan or upon the sale of the property. The Company may also provide bridge financing, generally in the form of secured loans, for the acquisition of Mortgage Loan portfolios, real properties or other real estate related assets.


    COMMITMENTS TO MORTGAGE LOAN SELLERS. The Company may issue commitments ("Commitments") to originators and other sellers of Mortgage Loans and MBS, including PNC Bank and Midland, who follow policies and procedures that comply with all applicable federal and state laws and regulations and satisfy the Company's underwriting criteria. Commitments will obligate the Company to purchase mortgage assets from the holders of the Commitments for a specific period of time, in a specific aggregate principal amount and at a specified price and margin over an index. Although the Company may commit to acquire Mortgage Loans prior to funding, all loans are required to be fully funded prior to their acquisition by the Company. Following the issuance of Commitments, the Company will be exposed to risks of interest rate fluctuations.

    Mortgage Loans acquired by the Company will generally be held until a sufficient quantity has been accumulated for securitization. During the accumulation period, the Company will be subject to risks of borrower defaults and bankruptcies, fraud losses and special hazard losses (such as those occurring from earthquakes, floods or windstorms) that are not covered by standard hazard insurance. in the event of a default on any Mortgage Loan held by the Company, the Company will bear the risk of loss of principal to the extent of any deficiency between the value of the collateral underlying the Mortgage Loan and the principal amount of the Mortgage Loan. No assurance can be given that any such mortgage, fraud or hazard insurance will adequately cover a loss suffered by the Company. Also during the accumulation period, the costs of financing the Mortgage Loans through reverse repurchase agreements and other borrowings and lines of credit with warehouse lenders could exceed the interest income on the Mortgage Loans. It may not be possible or economical for the Company to complete the securitization for all Mortgage Loans that the Company acquires, in which case the Company will continue to bear the risks of borrower defaults and special hazard losses.

    The Company may obtain commitments for mortgage pool insurance on the Mortgage Loans it acquires from a mortgage insurance company with a claims-paying ability in one of the two highest rating categories by either of the Rating Agencies. Mortgage pool insurance insures the payment of certain portions of the principal and interest on Mortgage Loans. In lieu of mortgage pool insurance, the Company may arrange for other forms of credit enhancement such as letters of credit, subordination of cash flows, corporate guaranties, establishment of reserve accounts or overcollateralization. Credit losses covered by the pool insurance policies or other forms of credit enhancement are restricted to the limits of their contractual obligations and may be lower than the principal amount of the Mortgage Loan. The pool insurance or credit enhancement will be issued when the Mortgage Loan is subsequently securitized, and the Company will be at risk for credit losses on that loan prior to its securitization.

    In addition to credit enhancement, the Company may also obtain a commitment for special hazard insurance on the Mortgage Loans, if available at reasonable cost, to mitigate casualty losses that are not usually covered by standard hazard insurance, such as vandalism, war, earthquake, floods and windstorm. This special hazard insurance is generally not in force during the accumulation period, but is activated instead at the time the Mortgage Loans are pledged as collateral for the mortgage securities. Accordingly, the risks associated with such special hazard losses exist only between the times the Company purchases a Mortgage Loan and the inclusion of such Mortgage Loan within a newly created issue of mortgage securities.

    It is expected that when the Company acquires Mortgage Loans, the seller will represent and warrant to the Company that there has been no fraud or misrepresentation during the origination of the Mortgage Loans. It will agree to repurchase any loan with respect to which there is fraud or misrepresentation. The Company will provide similar representations and warranties when the Company sells or pledges the Mortgage Loans as collateral for mortgage securities. If a Mortgage Loan becomes delinquent and the pool insurer is able to prove that there was a fraud or misrepresentation in connection with the origination of the Mortgage Loan, the pool insurer will not be liable for the portion of the loss attributable to such fraud or misrepresentation. Although the Company will have recourse to the seller based on the seller's representations and warranties to the Company, the Company will be at risk for loss to the extent the seller does not perform its repurchase obligations.

    The Company intends to acquire new mortgage assets, and will also seek to expand its capital base in order to further increase the Company's ability to acquire new mortgage assets, when the potential returns from new mortgage assets appear attractive relative to the return expectations of stockholders (as expressed principally by the effective dividend yield of the Common Stock). The Company may in the future acquire mortgage assets by offering its debt or equity securities in order to acquire such mortgage assets.

    The Company intends to retain a subordinate interest in the pools of Mortgage Loans it securitizes and to acquire subordinate interests in pools of Mortgage Loans securitized by others. The credit quality of Mortgage Loans and the mortgage securities utilizing Mortgage Loans as the underlying collateral, depends on a number of factors, including their loan-to-value ratio, their terms and the geographic diversification of the location of the properties securing the Mortgage Loans and, in the case of multi-family and commercial properties, the creditworthiness of tenants and debt service coverage ratios.

    BRIDGE LOANS. Bridge loans are short-term loans (generally 2-4 years) secured by liens on real property or by a pledge of partnership interests in a portfolio of properties. Bridge loans are not intended to be permanent debt capital but rather, interim financing prior to the sale of the property or its refinancing with bank debt or mortgage loans. The loans generally pay a floating rate of interest based on LIBOR or a similar floating rate index.

    Bridge loans carry a high sensitivity to default or extension of principal repayment terms due to the need for refinancing and minimal principal amortization. As they are associated with transfers of equity ownership, property repositioning and tenant lease-up, bridge loans bear the risk that operating strategies may not be successful, economic conditions may deteriorate and competitors may undertake competing strategies.

    MORTGAGE-BACKED SECURITIES. The Company intends to acquire MBS, primarily non-investment grade classes, from various sources. MBS typically are divided into two or more interests, sometimes called "tranches" or "classes." The Senior classes are often securities which, if rated, would have ratings ranging from low investment grade "BBB" to higher investment grades "A," "AA" or "AAA." The junior, subordinated classes typically would include one or more non-investment grade classes which, if rated, would have ratings below investment grade "BBB." Such subordinated classes also typically include an unrated higher-yielding, credit support class (which generally is required to absorb the first losses on the underlying Mortgage Loans).

    MBS generally are issued either as CMOs or Pass-Through Certificates. "CMOs" are debt obligations of special purpose corporations, owner trusts or other special purpose entities secured by commercial Mortgage Loans or MBS. Pass-Through Certificates evidence interests in trusts, the primary assets of which are Mortgage Loans. CMO Bonds and Pass-Through Certificates may be issued or sponsored by agencies or instrumentalities of the United States Government or private originators of, or investors in, Mortgage Loans, including savings and loan associations, mortgage bankers, commercial banks, investment banks and other entities. MBS may not be guaranteed by an entity having the credit status of a governmental agency or instrumentality and in this instance are generally structured with one or more of the types of credit enhancement described below. In addition, MBS may be illiquid.

    In most non-government mortgage loan securitizations, MBS are issued in multiple classes in order to obtain investment-grade credit ratings for the senior classes and thus increase their marketability. Each class of MBS may be issued with a specific fixed or variable coupon rate and has a stated maturity or final scheduled distribution date. Principal prepayments on the Mortgage Loans comprising the mortgage collateral may cause the MBS to be retired substantially earlier than their stated maturities or final scheduled distribution dates, although, with respect to commercial Mortgage Loans, there generally are penalties for or limitation on the ability of the borrower to prepay the loan. Interest is paid or accrued on MBS on a periodic basis, typically monthly.

    The credit quality of MBS depends on the credit quality of the underlying mortgage collateral. Among the factors determining the credit quality of the mortgage collateral will be a government or agency guarantee ratio of the Mortgage Loan balances to the value of the properties securing the Mortgage Loans, the purpose of the Mortgage Loans (e.g., refinancing or new purchase), the amount of the

Mortgage Loans, their terms, the geographic diversification of the location of the properties securing the Mortgage Loans, and, in the case of commercial Mortgage Loans, the credit-worthiness of tenants.

    The principal of and interest on the underlying Mortgage Loans may be allocated among the several classes of a MBS in many ways, and the credit quality of a particular class results primarily from the order and timing of the receipt of cash flow generated from the underlying Mortgage Loans. Subordinated interests in MBS carry significant credit risks. Typically, in a "senior-subordinated" structure, the subordinated interest provide credit protection to the senior classes by absorbing losses form loan defaults or foreclosures before such losses are allocated to senior classes. As long as the more senior classes of securities are outstanding, all prepayments on the Mortgage Loans generally are paid to those senior classes, at least until the end of a lock-out period, which typically is five years or more. In some instances, particularly with respect to subordinated interests in commercial mortgage securitizations, the holders of subordinated interests are not entitled to receive scheduled payments of principal until the more senior classes are paid in full or until the end of a lock-out period. Because of this structuring of the cash flows from the underlying Mortgage Loans, subordinated interests in a typical securitization are subject to a substantially greater risk of non-payment than are the more senior classes. Accordingly, the subordinated interests are assigned lower credit ratings, or no ratings at all.


    As a result of the typical "senior-subordinated" structure, the subordinated classes of MBS, including the "Initial Investment," will be extremely sensitive to losses on the underlying Mortgage Loans. For example, if the Company owns a $20 million first loss subordinated class of MBS consisting of $100 million of underlying Mortgage Loans, a 7% loss on the underlying Mortgage Loans generally will result in a 70% loss of the stated principal amount of the subordinated interest. Accordingly, the holder of the subordinated interest is particularly interested in minimizing the loss frequency (the percentage of the loan balances that default over the life of the mortgage collateral) and the loss severity (the amount of loss on defaulted Mortgage Loans, i.e., the principal amount of the Mortgage Loan unrecovered after applying any recovery to the expenses of foreclosure and accrued interest) on the underlying Mortgage Loans.


    Losses on the mortgage collateral underlying the Company's MBS will depend upon a number of factors, many of which will be beyond the control of the Company or the applicable servicer. Among other things, the default frequency on the mortgage collateral will reflect broad conditions in the economy generally and real property particularly, economic conditions in the economy generally and real property particularly, economic conditions in the local area in which the underlying mortgaged property is located, the loan-to-value ratio of the Mortgage Loan, the purpose of the loan, and the debt service coverage ratio (with respect to commercial and multifamily Mortgage Loans). The loss severity on the mortgage collateral will depend upon many of the same factors described above, and will also be influenced by certain legal aspects of Mortgage Loans that underlie the MBS acquired by the Company, including the servicer's ability to foreclose on the defaulted Mortgage Loan and sell the underlying mortgaged property. Various legal issues affect the ability to foreclose on a Mortgage Loan or sell the mortgaged property. These legal issues may extend the time of foreclosure proceedings or may require the expenditure of additional sums to sell the underlying Mortgaged Property, in either case increasing the amount of loss with respect to the Mortgage Loans.

    In considering whether to acquire an MBS, the Company's policy is to determine, in consultation with the Manager, the scope of review to be performed before the Company acquires that MBS, which will be designed to provide to the Company such information regarding that MBS as the Company and Manager determine to be relevant and material to the Company's decision regarding the acquisition of that MBS. The Company's policy generally is to request that the Manager perform due diligence substantially similar to that described above in connection with the acquisition of performing Mortgage Loans. The due diligence may include an analysis of (i) the underlying collateral pool, (ii) the prepayment and default history of the originator's prior loans, (iii) cash flow analyses under various prepayment and interest rate scenarios (including sensitivity analyses) and (iv) an analysis of various default scenarios. The Company also may request that the Manager determine and advise the Company as to the price at which the

Manager would recommend acquisition of the MBS by the Company, and the Manager's reasons for such advice. However, which of these characteristics (if any) are important and how important each characteristic may be to the evaluation of a particular MBS depends on the individual circumstances. Because there are so many characteristics to consider, each MBS must be analyzed individually, taking into consideration both objective data as well as subjective analysis.

    Many of the MBS to be acquired by the Company will not have been registered under the Securities Act, but instead initially will have been sold in private placements. These MBS will be subject to restrictions on resale and, accordingly, will have substantially more limited marketability and liquidity.

    CMO Residuals are derivative mortgage securities issued by agencies of the U.S. Government or by private originators of, or investors in, Mortgage Loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing. Many special purpose trusts or corporations that issue multi-class MBS elect to be treated, for federal income tax purposes, as REMICs. The Company may acquire not only MBS that are treated as regular interests in REMICs, but also those that are designated as REMIC Residual Interests or as Non-REMIC Residual Interests. The cash flow generated by the Mortgage Loans underlying a series of CMOs is first applied to the required payments of principal and interest on the CMOs and second to pay the related administrative expenses of the issuer. The Residual Interest generally receives excess cash flows, if any, after making the foregoing payments. The amount of Residual Interest cash flow will depend on, among other things, the characteristics of the Mortgage Loans, the coupon rate of the CMOs, prevailing interest rates, and particularly the prepayment experience of the Mortgage Loans. Regular Interests in a REMIC are treated as debt for tax purposes. Unlike regular interests, REMIC Residual Interests typically generate Excess Inclusion or other forms of taxable income (including the accretion of market discount) that bear no relationship to the actual economic income that is generated by a REMIC. REMIC Residual Interests that are required to report taxable income or loss but receive no cash flow from the Mortgage Loans are called "Non-Economic Residuals."

    Any purchases and sales of REMIC Residual Interests will be conducted in a fully taxable corporate subsidiary to prevent the liability for Excess Inclusion Income from being passed to the Company's Shareholders. See "Federal Income Tax Consequences--Taxation of Taxable U.S. Stockholders."

    Any REMIC securitizations carried out by the Company will generally create a REMIC Residual Interest. If the residual is a Non-Economic Residual, the Company may incur a negative purchase price to dispose of it, or the Company may retain it in a fully taxable corporate subsidiary. See "Operating Policies and Strategies-Securitizations."

    Subordinated MBS generally are issued at a significant discount to their outstanding principal balance, which gives rise to OID for federal income tax purposes. The Company will be required to accrue the OID as taxable income over the life of the related subordinated MBS on a level-yield method whether or not the Company receives the related cash flow. The OID income attributable to a subordinated MBS generally will increase the amount the Company must distribute to its stockholders in order to avoid corporate income tax on its retained income in the early years of the Company's ownership of the MBS even though the Company may not receive the related cash flow from the MBS until a later taxable year. As a result, the Company could be required to borrow funds, to issue capital stock or to liquidate assets in order to distribute all of its taxable income and thereby avoid corporate income tax in any taxable year.

    COMMERCIAL MORTGAGE-BACKED SECURITIES. It is expected that many of the MBS acquired by the Company will be interests in CMBS. The mortgage collateral supporting CMBS may be pools of whole loans or other MBS, or both. Of the interests in CMBS that the Company acquires, most will be subordinated or IO classes of MBS Interests, but the Company also may acquire more senior classes or combined classes of first-loss and more senior CMBS.

    Unlike RMBS, which typically are collateralized by thousands of single family Mortgage Loans, CMBS are collateralized generally by a more limited number of commercial or multifamily Mortgage Loans with larger principal balances than those of single family Mortgage Loans. As a result, a loss on a single Mortgage Loan underlying a CMBS will have a greater negative effect on the yield of such CMBS, especially the subordinated MBS in such CMBS.

    With respect to CMBS, the Company will use sampling and other appropriate analytical techniques to determine on a loan-by-loan basis which loans will undergo a full-scope review and which loans will undergo a more streamlined review process. Although the choice is a subjective one, considerations that influence the choice for scope of review often include loan size, debt service coverage ratio, loan to value ratio, loan maturity, lease rollover, property type and geographic location. A full-scope review may include, among other factors, a property site inspection, tenant-by-tenant rent roll analysis, review of historical income and expenses for each property securing the loan, a review of major leases for each property (if available); recent appraisals (if available), engineering and environmental reports (if available), and the price paid for similar CMBS by unrelated third parties in arm's length purchases and sales (if available) or a review of broker price opinions (if the price paid by a bona fide third party for similar CMBS is not available and such price opinions are available). For those loans that are selected for the more streamlined review process, the Manager's evaluation may include a review of the property operating statements, summary loan level data, third party reports, and a review of prices paid for similar CMBS by bona fide third parties or broker price opinions, each as available. If the Manager's review of such information does not reveal any unusual or unexpected characteristics or factors, no further due diligence is performed.


    FOREIGN MORTGAGE INVESTMENTS. The Company may acquire or originate Mortgage Loans secured by real property located outside the United States or acquire such real property. The Company has no limitations on the geographic scope of its investments in foreign real properties and such investments may be made in a single foreign country or among several foreign countries as the Board of Directors may deem appropriate. Investing in real estate related assets located in foreign countries creates risks associated with the uncertainty of foreign laws and markets and risks related to currency conversion. The Company may be subject to foreign income tax with respect to its investments in foreign real estate related assets. However, any foreign tax credit that otherwise would be available to the Company for U.S. federal income tax purposes will not flow through to the Company's stockholders.

    When acquiring real properties located outside the United States or Mortgage Loans secured by foreign real properties, the Company will perform, or request that the Manager perform, a due diligence review and analysis of such foreign Mortgage Loans or real properties substantially similar to that described above in connection with the acquisition of performing Mortgage Loans and real properties. In addition, the Company will hire, or request that the Manager hire, a local law firm to advise the Company concerning the applicable laws, including real property laws, of the local jurisdiction and to provide a legal opinion about the Company's rights with respect to the Mortgage Loans or real properties. If the country in which the relevant real property is located is subject to political instability, the Company may request that the Manager investigate the availability of, cost of, and benefits that reasonably can be expected to be provided to the Company by, obtaining insurance against such political risks. The Company's policy is to purchase such insurance only if the Manager advises the Company that based on the Manager's analysis of the relevant factors, the Manager has determined that the Company should purchase such insurance. The Company may request that the Manager consider ways to minimize currency conversion risks that may be associated with the investment in foreign Mortgage Loans or foreign real properties, such as the purchase of currency swaps, and make a recommendation to the Company with respect thereto.

    FHA AND GNMA PROJECT LOANS. The Company intends to invest in loan participations and pools of loans insured under a variety of programs administered by the Department of Housing and Urban Development ("HUD"). These loans will be insured under the National Housing Act and will provide financing for the purchase, construction or substantial rehabilitation of multifamily housing, nursing homes and intermediate care facilities, elderly and handicapped housing, and hospitals.

    Similar to CMBS, investments in FHA and GNMA Project Loans will be collateralized by a more limited number of loans, with larger average principal balances, than RMBS, and will therefore be subject to greater performance variability. Loan participations are most often backed by a single FHA-insured loan. Pools of insured loans, while more diverse, still provide much less diversification than pools of single family loans.

    FHA insured loans will be reviewed on a case by case basis to identify and analyze risk factors which may materially impact investment performance. Property specific data such as debt service coverage ratio, loan to value ratio, HUD inspection reports, HUD financial statements and rental subsidies will be analyzed in determining the appropriateness of a loan for investment purposes. The Manager will also rely on the FHA insurance contracts and their anticipated impact on investment performance in evaluating and managing the investment risks. FHA insurance covers 99% of the principal balance of the underlying project loans. Additional GNMA credit enhancement may cover 100% of the principal balance.

    PASS-THROUGH CERTIFICATES. The Company's investments in mortgage assets are expected to be concentrated in Pass-Through Certificates. The Pass-Through Certificates to be acquired by the Company will consist primarily of pass-through certificates issued by FNMA, FHLMC and GNMA, as well as privately issued adjustable-rate and fixed-rate mortgage pass-through certificates. The Pass-Through Certificates to be acquired by the Company will represent interests in mortgages that will be secured by liens on single-family (one-to-four units) residential properties, multifamily residential properties and commercial properties.

    Pass-Through Certificates backed by adjustable-rate Mortgage Loans are subject to lifetime interest rate caps and to periodic interest rate caps that limit the amount an interest rate can change during any given period. The Company's borrowings are generally not subject to similar restrictions. In a period of increasing interest rates, the Company could experience a decrease in Net Income or incur losses because the interest rates on its borrowings could exceed the interest rates on ARM Pass-Through Certificates owned by the Company. The impact on Net Income of such interest rate changes will depend on the adjustment features of the Mortgage Assets owned by the Company, the maturity schedules of the Company's borrowings and related hedging.

    PRIVATELY ISSUED PASS-THROUGH CERTIFICATES. Privately issued Pass-Through Certificates are structured similarly to the FNMA, FHLMC and GNMA pass-through certificates discussed below and are issued by originators of and investors in Mortgage Loans, including savings and loan associations, savings banks, commercial banks, mortgage banks, investment banks and special purpose subsidiaries of such institutions. Privately issued Pass-Through Certificates are usually backed by a pool of conventional Mortgage Loans and are generally structured with credit enhancement such as pool insurance or subordination. However, privately issued Pass-Through Certificates are typically not guaranteed by an entity having the credit status of FNMA, FHLMC or GNMA guaranteed obligations.

    FNMA CERTIFICATES. FNMA is a federally chartered and privately owned corporation. FNMA provides funds to the mortgage market primarily by purchasing Mortgage Loans on homes from local lenders, thereby replenishing their funds for additional lending.

    FNMA Certificates may be backed by pools of Mortgage Loans secured by single-family or multi-family residential properties. The original terms to maturities of the Mortgage Loans generally do not exceed 40 years. FNMA Certificates may pay interest at a fixed rate or adjustable rate. Each series of FNMA ARM certificates bears an initial interest rate and margin tied to an index based on all loans in the related pool, less a fixed percentage representing servicing compensation and FNMA's guarantee fee. The specified index used in each such series has included the Treasury Index, the 11(th) District Index, LIBOR and other indices. Interest rates paid on fully-indexed FNMA ARM certificates equal the applicable index rate plus a specified number of basis points ranging typically from 125 to 250 basis points. In addition, the majority of series of FNMA ARM certificates issued to date have evidenced pools of Mortgage Loans with monthly, semi-annual or annual interest rate adjustments. Adjustments in the interest rates paid are generally limited to an annual increase or decrease of either 100 or 200 basis points and to a lifetime cap of 500 or 600 basis points over the initial interest rate. Certain FNMA programs include Mortgage Loans which allow the borrower to convert the adjustable mortgage interest rate of its ARM to a fixed rate. ARMs which are converted into fixed rate Mortgage Loans are repurchased by FNMA, or by the seller of such loans to FNMA, at the unpaid Principal balance thereof plus accrued interest to the due date of the last adjustable rate interest payment.

    FNMA guarantees to the registered holder of a FNMA Certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided by the FNMA Certificate) on the Mortgage Loans in the pool underlying the FNMA Certificate, whether or not received, and the full principal amount of any such Mortgage Loan foreclosed or otherwise finally liquidated, whether or not the principal amount is actually received. The obligations of FNMA under its guarantees are solely those of FNMA and are not backed by the full faith and credit of the United States. If FNMA were unable to satisfy such obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying Mortgage Loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such Mortgage Loans.

    FHLMC CERTIFICATES. FHLMC is a privately owned corporate instrumentality of the United States created pursuant to an Act of Congress. The principal activity of FHLMC currently consists of the purchase of Conforming Mortgage Loans or participation interests therein and the resale of the loans and participations so purchased in the form of guaranteed MBS.

    Each FHLMC Certificate issued to date has been issued in the form of a Pass-Through Certificate representing an undivided interest in a pool of Mortgage Loans purchased by FHLMC. The Mortgage Loans included in each pool are fully amortizing, conventional Mortgage Loans with original terms to maturity of up to 40 years secured by first liens on one-to-four unit family residential properties or multi-family properties.

    FHLMC guarantees to each holder of its certificates the timely payment of interest at the applicable pass-through rate and ultimate collection of all Principal on the holder's pro rata share of the unpaid Principal balance of the related Mortgage Loans, but does not guarantee the timely payment of scheduled

Principal of the underlying Mortgage Loans. The obligations of FHLMC under its guarantees are solely those of FHLMC and are not backed by the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying Mortgage Loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such Mortgage Loans.

    GNMA CERTIFICATES. GNMA is a wholly owned corporate instrumentality of the United States within HUD. GNMA guarantees the timely payment of the Principal of and interest on certificates that represent an interest in a pool of Mortgage Loans insured by the FHA and other loans eligible for inclusion in mortgage pools underlying GNMA Certificates. GNMA Certificates constitute general obligations of the United States backed by its full faith and credit.

    CMOs. The Company may invest, from time to time, in adjustable rate and fixed rate CMOs issued by private issuers or FHLMC, FNMA or GNMA. CMOs are a series of bonds or certificates ordinarily issued in multiple classes, each of which consists of several classes with different maturities and often complex priorities of payment, secured by a single pool of Mortgage Loans, Pass-Through Certificates, other CMOs or other mortgage assets. Principal prepayments on collateral underlying a CMO may cause it to be retired substantially earlier than the stated maturities or final distribution dates. Interest is paid or accrues on all interest bearing classes of a CMO on a monthly, quarterly or semi-annual basis. The principal and interest on underlying Mortgages Loans may be allocated among the several classes of a series of a CMO in many ways, including pursuant to complex internally leveraged formulas that may make the CMO class especially sensitive to interest rate or prepayment risk.

    CMOs may be subject to certain rights of issuers thereof to redeem such CMOs prior to their stated maturity dates, which may have the effect of diminishing the Company's anticipated return on its investment. Privately-issued single-family, multi-family and commercial CMOs are supported by private credit enhancements similar to those used for Privately-Issued Certificates and are often issued as senior-subordinated mortgage securities. In general, the Company intends to only acquire CMOs or multi-class Pass-Through certificates that represent beneficial ownership in grantor trusts holding Mortgage Loans, or regular interests and residual interests in REMICs, or that otherwise constitute Qualified REIT Real Estate Assets.

    MORTGAGE DERIVATIVES. The Company may acquire Mortgage Derivatives, including IOs, Inverse IOs, Sub IOs and floating rate derivatives, as market conditions warrant. Mortgage Derivatives provide for the holder to receive interest only, principal only, or interest and principal in amounts that are disproportionate to those payable on the underlying Mortgage Loans. Payments on Mortgage Derivatives are highly sensitive to the rate of prepayments on the underlying Mortgage Loans. In the event of more rapid than anticipated prepayments on such Mortgage Loans, the rates of return on Mortgage Derivatives representing the right to receive interest only or a disproportionately large amount of interest, i.e., IOs, would be likely to decline. Conversely, the rates of return on Mortgage Derivatives representing the right to receive principal only or a disproportional amount of principal, i.e., POs, would be likely to increase in the event of rapid prepayments.

    Some IOs in which the Company may invest, such as Inverse IOs, bear interest at a floating rate that varies inversely with (and often at a multiple of) changes in a specific index. The yield to maturity of an Inverse IO is extremely sensitive to changes in the related index. The Company also may invest in inverse floating rate Mortgage Derivatives which are similar in structure and risk to Inverse IOs, except they generally are issued with a greater stated principal amount than Inverse IOs.

    Other IOs in which the Company may invest, such as Sub IOs, have the characteristics of a Subordinated Interest. A Sub IO is entitled to no payments of principal; moreover, interest on a Sub IO often is withheld in a reserve fund or spread account to fund required payments of principal and interest on more senior trenches of mortgage securities. Once the balance in the spread account reaches a certain level, excess funds are paid to the holders of the Sub IO. These Sub IOs provide credit support to the senior classes and thus bear substantial credit risks. In addition, because a Sub IO receives only interest payments, its yield is extremely sensitive to the rate of prepayments (including prepayments as a result of defaults) on the underlying Mortgage Loans.

    IOs can be effective hedging devices because they generally increase in value as fixed rate mortgage securities decrease in value. The Company also may invest in other types of derivatives currently available in the market and other Mortgage Derivatives that may be developed in the future if the Manager determines that such investments would be advantageous to the Company.

    MULTIFAMILY AND COMMERCIAL REAL PROPERTIES. The Company believes that under appropriate circumstances the acquisition of multifamily and commercial real properties, including REO Properties and other Distressed Real Properties, may offer significant opportunities to the Company. The Company's policy will be to conduct an investigation and evaluation of the real properties in a portfolio of real properties before purchasing such a portfolio. Prior to purchasing real estate related assets, the Manager generally will identify and contact real estate brokers and/or appraisers in the relevant market areas to obtain rent and sale comparables for the assets in a portfolio contemplated to be acquired. This information will be used to supplement due diligence that will be performed by the Manager's employees.

    The Company's policy is to conduct an investigation and evaluation of the properties in a portfolio of real properties before acquiring such a portfolio. Prior to acquiring such a portfolio, the Company's policy generally is to request that the Manager identify and contact real estate brokers and appraisers in the market area of the real properties within the portfolio to obtain information regarding rental rates and sales prices of comparable real property. The Company's policy is to determine, in consultation with the Manager, whether to obtain a Phase I environmental assessment (or, if available to the Company or the Manager, to request that the Manager review a previously obtained Phase I environmental assessment) for each real property, certain real properties, or none of the real properties within the portfolio prior to its acquisition by the Company. The policy of the Company is to use the information contained in such comparables and environmental assessments to supplement the due diligence that is to be performed by the Manager with respect to that portfolio.

    The Company's policy generally is to request that the Manager include within its due diligence review and analysis of those real properties contemplated to be acquired by the Company a review of market studies for each geographic market designated by the Company in which the real properties within a portfolio are concentrated. The Company may request that such studies include area economic data, employment trends, absorption rates and market rental rates. The Company's policy is that such due diligence analyses generally also include (i) site inspections of the most significant properties in a portfolio of real properties (and, if the Company determines that such a review will be cost-effective, a random sampling of the less significant properties), and (ii) a review of all property files and documentation that are made available to the Company or the Manager. The Company generally will require that such reviews include, to the extent possible, examinations of available legal documents, litigation files, correspondence, title reports, operating statements, appraisals and engineering and environmental reports.

    The Company's policy is that the process of determining the fair market value of a real property is to utilize those procedures that the Company and the Manager deem relevant for the specific real property being evaluated, which procedures need not be the same for each real property being evaluated. Sources of information that may be examined in determining the fair market value of a real property may include one or more of the following: (a) current and historical operating statements; (b) existing or new appraisals; (c) sales comparables; (d) industry statistics and reports regarding operating expenses, such as those compiled by the Institute of Real Estate Management and the Building Owners and Managers Association; (e) existing leases and market rates for comparable leases; (f) deferred maintenance observed during site inspections or described in structural and engineering reports; and (g) correspondence and other documents and memoranda found in the files of the seller of that Real Property or other relevant parties.

    The Manager is expected to develop projections of net operating income and cash flows taking into account lease rollovers, tenant improvement costs and leasing commissions. The Manager will compare its estimates of revenue and expenses to historical operating statements and estimates provided in appraisals and general industry and regional statistics. Market capitalization rates and discount rates are then applied to the cash flow projections to estimate values. These values are then compared to available appraisals and market sale comparables to determine recommended bid prices for each asset. The amount offered by the Company generally will take into account projected holding periods, capital costs and projected profit expectations, and will be the price that the Manager estimates is sufficient to generate an acceptable risk-adjusted return on the Company's investment.

    After the Company acquires Distressed Real Property, the Company's goal will be to improve management of that real property so as to increase its cash flow. If cash flows can be increased and the net operating income stabilized, the Company may seek an opportunity to sell the real property. The length of time the Company will hold Distressed Real Properties may vary considerably from asset to asset, and will be based on the Manager's analysis and conclusions as to the best time to sell some or all of them.

    If the Company is offered the opportunity to acquire real property that is likely to be held for fewer than four years, the Company intends to establish a taxable corporation in which the Company will hold a 95% non-voting ownership interest to make the acquisition. Such a corporation will not be eligible for taxation as a Qualified REIT Subsidiary, and any profits that it earns on its activities will be subject to federal corporate income tax before they are distributable to the Company. If the Company acquires real property with the intent to hold it for more than four years, but an opportunity arises to sell the property sooner, the Company will consider certain strategies, such as a like-kind exchange, to reduce any negative tax consequences relating to the sale.

    REAL PROPERTIES WITH KNOWN ENVIRONMENTAL PROBLEMS. The Company may acquire real properties with known material environmental problems and Mortgage Loans secured by such real properties subsequent to an environmental assessment that would reasonably indicate that the present value of the cost of clean-up or remediation would not exceed the realizable value from the disposition of the mortgage property. In considering whether to acquire real properties with known material environmental problems and Mortgage loans secured by such real properties, the Company will perform, or request that the Manager perform, a due diligence review and analysis substantially similar to that described above in connection with the acquisition of Distressed Mortgage Loans and real property. In addition, the Company will hire, or request that the Manager hire, an environmental engineering consultant to estimate the extent and cost of possible environmental remediation or monitoring if title was acquired to a property with a material environmental problem and the time required to effect such remediation or complete such monitoring. The Manager has no experience in investing in Mortgage Loans secured by environmental distressed real property, or in such environmentally distressed real property.

    The Company's policy is generally to avoid acquiring in its own name real property with known material environmental problems (other than such real property acquired by the Company through foreclosure, or deed-in-lieu of foreclosure, when an "innocent lender" defense appears to be available to the Company). The Company's policy instead is to establish a special purpose entity to hold such real property. If the Company determines that to do so would be appropriate, such special purpose entity could hold other real properties with known material environmental problems that the Company thereafter may wish to acquire. There can be no assurance that acquiring or holding properties in the name of a special purpose entity would insulate the Company from any environmental liabilities associated with such properties. The Company may acquire environmental risk hazard insurance from time to time when commercially available.

    NET LEASED REAL ESTATE. The Company intends to invest in net leased real estate on a leveraged basis. Net leased real estate is generally defined as real estate that is net leased on a long-term basis (ten years or more) to tenants who are customarily responsible for paying all costs of owning, operating, and maintaining the leased property during the term of the lease, in addition to the payment of a monthly net rent to the landlord for the use and occupancy of the premises ("Net Leased Real Estate"). The Company expects to acquire Net Leased Real Estate on a leveraged basis with triple-net rents that will provide sufficient cash flow to provide an attractive cash return on its investment therein after debt service. Although the time during which the Company will hold Net Leased Real Estate will vary, the Company anticipates holding most Net Leased Real Estate for more than ten years. The Company will focus on Net Leased Real Estate that is either leased to creditworthy tenants or is real estate that can be leased to other tenants in the event of a default of the initial tenant.

    The Company expects to have the tax depreciation associated with such investments to offset the non-cash accrual of interest on certain MBS Interests and Mortgage Loans, including the original issue discount ("OID") generally associated with either MBS Interests that are issued at a discount from par or participating Mortgage Loans and the "phantom" taxable income associated with other MBS derivatives.

            SECURITIES OF OR INTERESTS IN PERSONS PRIMARILY ENGAGED
                         IN REAL ESTATE ACTIVITIES AND
                        INVESTMENTS IN OTHER SECURITIES

    The Company may invest in fixed-income securities that are not mortgage assets, including securities issued by corporations or issued or guaranteed by U.S. or sovereign foreign entities, loan participations, emerging market debt, high yield debt and collateralized bond obligations, denominated in U.S. dollars.

    The Company may also purchase the stock of other mortgage REITS or similar companies when Management believes that such purchase will yield attractive returns on capital employed. When the stock market valuations of such companies are low in relation to the market value of their assets, such stock purchases can be a way for the Company to acquire an interest in a pool of mortgage assets at an attractive price. The Company may also invest in securities issued by investment companies or other investment funds.

                                   EMPLOYEES

    The Company initially expects not to have any employees other than officers, each of whom will be full-time employees of the Manager, whose duties will include performing administrative activities for the Company.

                                   FACILITIES

    The Company's executive offices are located at 345 Park Avenue, New York, New York 10154.

                               LEGAL PROCEEDINGS

    There are no pending legal proceedings to which the Company is a party or to which any property of the Company is subject.

                           MANAGEMENT OF THE COMPANY

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    The following tables set forth certain information about the directors and executive officers of the Company.


NAME                                                      AGE     POSITION
-----------------------------------------------------  ---------  -----------------------------------------------------

INSIDE DIRECTORS

Laurence D. Fink                                              45  Chairman of the Board of Directors

Hugh R. Frater                                                42  President and Chief Executive Officer and Director

UNAFFILIATED DIRECTORS

Donald G. Drapkin                                             50  Director

Jeffrey C. Keil                                               54  Director

Kendrick R. Wilson, III                                       51  Director

Carl Guether                                                  51  Director

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Richard M. Shea                                               38  Chief Operating Officer

Edwin O. Bergman                                              32  Vice President

Chris A. Milner                                               31  Vice President

Andrew Siwulec                                                49  Vice President

Mark Warner                                                   36  Vice President

Susan Wagner                                                  36  Secretary



    Because the Manager will assume principal responsibility for managing the affairs of the Company, the Company does not expect to employ full-time personnel. Notwithstanding the foregoing, the officers listed above, who are also officers of the Manager and will be compensated by the Manager, are expected to devote a substantial amount of their time to the affairs of the Company. Such persons will not have fiduciary obligations to the Company and its Stockholders.


DIRECTORS AND EXECUTIVE OFFICERS

    LAURENCE D. FINK, Chairman, is also Chairman and Chief Executive Officer of the Manager, Chairman of the Manager's Management Committee and Co-Chair of the Manager's Investment Strategy Group. Mr. Fink serves on the Asset Liability Committee of PNC Bank. He is also Chairman of the Board and a Director of BlackRock's family of closed-end mutual funds, and a Director of BlackRock's offshore funds.

    Prior to founding BlackRock in 1988, Mr. Fink was a member of the Management Committee and a Managing Director of The First Boston Corporation. Mr. Fink joined First Boston in 1976. During his tenure at The First Boston Corporation, Mr. Fink was co-head of the Taxable Fixed Income Division, which was responsible for trading and distribution of all government, mortgage and corporate securities. In 1989, Mr. Fink was featured in The Wall Street Journal Centennial Edition as one of 28 "business leaders of tomorrow," and in 1987, Mr. Fink was featured in Investment Dealers' Digest as head of the mortgage-related securities group of "The Ultimate Brokerage Firm." Mr. Fink also started the Financial Futures and Options Department and headed the Mortgage and Real Estate Products Group.

    Currently, Mr. Fink is a member of the Boards of Trustees of New York University Medical Center, Dwight-Englewood School in Englewood, New Jersey, the National Outdoor Leadership School (NOLS) and Phoenix House, and a member of the Boards of Directors of VIMRx Pharmaceuticals Inc. and Innovir Laboratories, Inc. Previously, Mr. Fink was a member of Fannie Mae's Advisory Council. Mr. Fink earned a B.A. degree in political science from the University of California at Los Angeles in 1974 and an M.B.A. degree with a concentration in real estate from U.C.L.A. in 1976.


    HUGH R. FRATER, President and Chief Executive Officer, is a Managing Director of the Manager, where he is co-head of the BlackRock Account Management Group and a member of the firm's Management Committee. Mr. Frater's primary responsibilities include providing strategic and risk management advice to BlackRock's financial services clients and developing and marketing portfolio management services for tax-exempt and taxable clients. His areas of expertise include general corporate finance and bank and insurance company regulatory, accounting and investment issues.

    Prior to joining BlackRock in 1988, Mr. Frater was a Vice President in Investment Banking at Lehman Brothers in the financial institutions department. Mr. Frater joined Lehman Brothers in 1985 as a generalist in the Mortgage and Savings Institutions Group. From 1980 to 1983, Mr. Frater was Director of Programming for The Learning Channel, an educational cable television network.

    Mr. Frater earned a B.A. degree in English from Dartmouth College in 1978 and an M.B.A. degree in finance from Columbia University in 1985.


    DONALD G. DRAPKIN, Director, has been Vice Chairman and Director of McAndrews & Forbes Holdings Inc. and various of its affiliates since March 1987. Prior to joining MacAndrews and Forbes, Mr. Drapkin was a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom for more than five years. Mr. Drapkin also is a Director of the following corporations which file reports pursuant to the Exchange Act: Algos Pharmaceutical Corporation, The Cosmetic Center, Inc., The Coleman Company, Inc., Coleman Holdings Inc., Coleman Worldwide Inc., Playboy Enterprises, Inc., Cardio Technologies, Inc., Genta, Inc., Welder Nutrition International Inc., and VIMRx Pharmaceuticals Inc. (On December 27, 1996, Marvel Holdings, Marvel Parent, Marvel Entertainment Group, Inc., of which Mr. Drapkin is a Director, and several of their respective subsidiaries, and Marvel III Holdings Inc., of which Mr. Drapkin is a Director, filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.).


    JEFFREY C. KEIL, Director, has been Chairman of the Executive Committee of International Real Returns, LLC, investment advisor to an investment company organized by Lazard Freres & Co., since January 1998. From 1996 to January 1998, Mr. Keil was a General Partner of Keil Investment Partners, a private fund which invested in the financial sector in Israel. From 1983 to 1996, Mr. Keil was President, Director and Chairman of the Finance Committee of Republic New York Corporation and Vice Chairman and a Member of the Executive Committee of Republic National Bank of New York. Mr. Keil earned a B.S. degree in economics from the University of Pennsylvania in 1965, pursued graduate studies in mathematical statistics, operations research and international economics from the London School of Economics, and earned an M.B.A. degree with a concentration in Finance from Harvard Graduate School of Business Administration in 1968.


    KENDRICK R. WILSON, III, Director, has been Vice Chairman of Lazard Freres & Co. LLC, a member of the firm's Management Committee and head of the firm's merger and acquisition activities within the banking and financial services industries since 1989. Prior to joining Lazard in 1989, Mr. Wilson was President and Chief Operating Officer of Ranieri Wilson & Co. Prior to joining Ranieri Wilson & Co., Mr. Wilson was a Senior Executive Vice President and member of the Board of Directors of E.F. Hutton & Co. and prior thereto he was a Managing Director in the financial institutions group of Salomon Brothers Inc. Mr. Wilson is a director of ITT Corporation, Bank United, American Buildings Company, Inc., Meigher Communications, Inc., BlackRock Asset Investors and American Marine Holdings, Inc.

    Mr. Wilson received a B.A. from Dartmouth College and an M.B.A. From Harvard Business School. He served as an officer in the U.S. Army Special Forces in Vietnam.



    CARL GUETHER. Since November 1997, Mr. Guether has been Executive Vice President and Chief Financial Officer of WMC Mortgage Corp., a mortgage banking company. Mr. Guether had been Vice Chairman and Chief Financial Officer, and previously Executive Vice President, of Great Western Financial Corporation and Great Western Bank since 1987. Mr. Guether had joined Great Western following its acquisition of Aristar, Inc. a consumer finance and insurance company in 1983, where he served as Executive Vice President and Chief Financial Officer and previous financial management positions since 1974. From 1972 to 1974 Mr. Guether held financial management positions with Associates Financial Services Company, an International consumer finance company. From 1968 to 1972 he was an accountant with Deloitte, Haskins and Sells. Mr. Guether is a Director of John Alden Financial Corp. He received an MBA from Lehigh University in 1968 and a BA from Ursinus College in 1967.


    RICHARD SHEA, ESQ., Chief Operating Officer, is a Director of the Manager and a member of the Risk Management and Analytics Group. Mr. Shea is responsible for the overall management of BlackRock's eight taxable term trusts with total assets of approximately $5.3 billion as of December 31, 1997. The term trusts are fixed income closed-end mutual funds that terminate on a specific date with a specific targeted net asset value at termination. Mr. Shea is also responsible for tax and regulatory issues for all of BlackRock's funds and partnerships. Mr. Shea has established tax analytics, including a proactive CMO tax model, and procedures to optimize fund performance within the framework of relevant tax laws. He currently uses these systems to trade REMIC residuals and to support trading of other MBS derivatives. He also works with clients that have special tax situations and assists in designing investment strategies that take these special needs into account.

    Prior to joining BlackRock in 1993, Mr. Shea was an Associate Vice President and tax counsel at Prudential Securities, Inc. Mr Shea joined Prudential in 1988 and was responsible for corporate tax planning, tax-oriented investment strategies and tax issues of CMOs and original issue discount obligations. Mr. Shea previously worked as a Senior Tax Specialist at Laventhol and Horwath for over four years where he structured real estate limited partnership investments for the private placement market.

    Mr. Shea earned a B.S. degree, in accounting from the State University of New York at Plattsburgh in 1981 and a J.D. degree from New York Law School in 1984.

    EDWIN O. BERGMAN, Vice President -- Risk Management, is also a Vice President in BlackRock's Risk Management and Analytics group. Since joining BlackRock in October 1996 Mr. Bergman has performed a variety of functions throughout the Risk Management area. Mr. Bergman serves as a team leader within the firm's Risk Management advisory practice. Mr. Bergman has also developed capabilities which allow enhanced prepayment and loss analysis of commercial mortgage backed securities, provide analysis and pricing of money market securities and enhance the stratification and pricing of the firm's mortgage holdings.

    Prior to working at BlackRock, Mr. Bergman worked as an associate in Booz, Allen & Hamilton's Financial Services and Technology Practice where he developed credit pricing, pipeline hedging and information management strategies for several large mortgage finance institutions in the United States and Australia. Prior to working at Booz, Allen & Hamilton, Mr. Bergman was a Vice President in Goldman, Sachs & Co.'s Mortgage Research area from December 1992 to February 1995 where he developed models supporting the structuring and analysis of commercial and residential mortgage-backed securities and a variety of other asset-backed securities. Prior to working at Goldman Sachs & Co., Mr. Bergman was a Senior Associate at Morgan Stanley from July 1987 to December 1992 where he led teams exploring applications of emerging technology and developing applications supporting Fixed Income Compliance, Commodities Trading and Brokerage Accounting.

    Mr. Bergman received a B.A. in Economics and the Natural Sciences for the Johns Hopkins University in May of 1987 with departmental honors in Economics.


    CHRIS A. MILNER, Vice President--Acquisitions, is also a Vice President and Manager of PNC Real Estate Capital Markets, where he is responsible for managing PNC's Commercial Mortgage-Backed Securities Program and is a member of the Real Estate Executive Committee. Areas under Mr. Milner's direction include CMBS loan origination, underwriting and closing as well as securitization.


    Prior to co-founding PNC's CMBS Program in 1995, Mr. Milner was a Vice President in PNC's real estate asset management subsidiary. In this capacity, Mr. Milner was responsible for the restructure or sale of distressed commercial real estate loans and the coordination of PNC's special servicer ratings and sub-performing/non-performing loan sales.


    Mr. Milner joined PNC in 1990 upon completion of his graduate work (M.B.A. in Finance), magna cum laude with a concentration in Real Estate Finance from Indiana University. While attending graduate school, Mr. Milner worked at Melvin Simon & Associates--the predecessor to the Simon/DeBartolo REIT--performing cashflow/refinance analyses on regional mall properties. Mr. Milner earned a liberal arts B.A. degree from DePauw University in 1988.


    ANDREW SIWULEC, Vice President -- Loan Underwriting, is Senior Vice President and Co-Manager of Institutional Real Estate for PNC Bank, Institutional Real Estate encompasses public real estate companies, real estate investment funds, and large private owners/developers throughout the U.S. His responsibilities include business strategy and the management of PNC's New York, New Jersey, Philadelphia, and Washington, D.C. offices. He is a member of the Real Estate Executive Committee which serves as the management committee for all commercial real estate activities at PNC.

    Prior to joining PNC in 1996, Mr. Siwulec served as Senior Vice President for commercial real estate workouts at Midlantic Bank where he started in November 1991. During that period, he managed six teams of professionals that worked out problem credits and sold performing and non-performing real estate assets through eight portfolio sales. Mr. Siwulec previously worked for a Washington, D.C. commercial mortgage banking firm where he worked on developing a conduit for commercial mortgages and managed non-performing assets for the firm and under contract with GNMA. Mr. Siwulec began his real estate finance career at Continental Illinois National Bank where he most recently managed commercial construction lending nationwide.

    Mr. Siwulec earned his A.B. in 1970 from The Johns Hopkins University in Liberal Arts and his M.B.A. from The University of Pennsylvania, Wharton School of Business in 1976 in finance.

    MARK S. WARNER, CFA, Vice President, is a Director and portfolio manager of the Manager, where his primary responsibility is managing client portfolios, specializing in the commercial mortgage (CMBS) and non-agency residential mortgage sectors.

    Prior to joining BlackRock in 1993, Mr. Warner was a Director in the Capital Markets Unit of the Prudential Mortgage Capital Company. Mr. Warner joined Prudential in 1987, and was initially responsible for asset/liability strategies for the participating annuity segment. Mr. Warner joined Prudential's Commercial Real Estate Division in 1989, where he was responsible for the sale of commercial whole loans, purchases of private placement mortgage-backed securities and securitization opportunities within Prudential's non-residential portfolio. Mr. Warner previously worked in the fixed income department at PaineWebber.

    Mr. Warner authored the chapter entitled "Commercial Mortgage-Backed Securities Portfolio Management" in WHOLE-LOAN CMOS, published by Frank J. Fabozzi Associates in 1995 and, most recently, co-authored with Wesley Edens, a Managing Director of BlackRock, the article entitled "The ABC's of CMBS" for the Pension Real Estate Association's Fourth Quarter 1996 magazine. Mr. Warner earned a B.A. degree in political science from Columbia University in 1983 and an M.B.A. degree in finance and marketing from Columbia Business School in 1987. Mr. Warner received his Chartered Financial Analyst (CFA) designation in 1993.

    SUSAN L. WAGNER, Secretary, is a Managing Director of the Manager, where she heads the International Business and Strategic Product Development Departments and is a member of the Management Committee. Ms. Wagner is primarily responsible for creating asset management products for international investors and developing and maintaining relationships with international clients. Ms. Wagner has also been responsible for several special advisory assignments. Ms. Wagner serves as a Director of BlackRock's offshore funds.

    Prior to founding BlackRock in 1988, Ms. Wagner was a vice president in the Mortgage and Savings Institutions Group at Lehman Brothers. Ms. Wagner joined Lehman in 1984 in the Capital Markets Division and in 1986 was given responsibility for overseeing all subsidiaries through which Lehman issued structured mortgage securities. During her tenure at Lehman, Ms. Wagner worked on a wide variety of projects including structured financings, portfolio restructuring, conventional debt and equity offerings, and merger and acquisition transactions.

    Ms. Wagner earned a B.A. degree, MAGNA CUM LAUDE, in economics and English from Wellesley College in 1982 and an M.B.A. degree in finance from the University of Chicago in 1984.

    Directors will be elected for a term of three years, and hold office until their successors are elected and qualified. All officers serve at the discretion of the Company's Board of Directors. Although the Company may have salaried employees, it currently has no such employees. The Company will pay an annual director's fee to each unaffiliated director of $20,000, a fee of $1,000 for each meeting of the Board of Directors attended by each unaffiliated director and reimbursement of costs and expenses of all directors for attending such meetings. Affiliated directors will not be separately compensated by the Company other than through the Company's Stock Option Plan.

    The Bylaws of the Company provide that the Board of Directors shall have not less than three or more than nine members, as determined from time to time by the existing Board of Directors. The Board of Directors will initially have six members consisting of two directors affiliated with the Manager and four Unaffiliated Directors. The Unaffiliated Directors of the Company will be named prior to the commencement of the Offering. The Bylaws further provide that except in the case of a vacancy, the majority of the members of the Board of Directors and of any committee of the Board of Directors must at all times after the issuance of the shares of Common Stock in this Offering be Unaffiliated Directors. Vacancies occurring on the Board of Directors among the Unaffiliated Directors will be filled by the vote of a majority of the directors, including the Unaffiliated Directors. The term "Unaffiliated Directors" refers to those directors that are not affiliated, directly, or indirectly, with the Manager or PNC, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer or director of the Manager or PNC or an Affiliated business entity of the Manager or PNC.

    The Articles of Incorporation of the Company also provides for three classes of directors with staggered terms to provide for the election of one class each year. Two of the classes of directors will contain one affiliated director and one Unaffiliated Director and one class will contain two Unaffiliated Directors. After the initial staggering period (the first three years), all directors will serve for a term of three years.

    The Articles of Incorporation of the Company provides for the indemnification of the directors and officers of the Company and the Manager and its employees, officers, directors and controlling persons to the fullest extent permitted by Maryland law. Maryland law generally permits indemnification of directors and officers against certain costs, liabilities and expenses that any such person may incur by reason of serving in such positions unless it is proved that: (i) the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of criminal proceedings, the director or officer had reasonable cause to believe that the act or omission was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    The Articles of Incorporation of the Company provide that the personal liability of any director or officer of the Company to the Company or its stockholders for money damages is limited to the fullest extent allowed by the statutory or decisional law of the State of Maryland as amended or interpreted. Maryland law authorizes the limitation of liability of directors and officers to corporations and their stockholders for money damages except (i) to the extent that it is proved that the person actually received an improper benefit in money, property, or services for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated. Maryland law does not affect the potential liability of directors and officers to third parties, such as creditors of the Company.

                             EXECUTIVE COMPENSATION


    The Company has not paid, but may in the future pay, annual compensation to the Company's executive officers for their services as executive officers. The Company may from time to time, in the discretion of the Compensation Committee Board of Directors, as defined below, grant options to purchase shares of the Company's Common Stock to the Manager, executive officers and directors pursuant to the Company's 1998 Stock Option Plan. See "--Stock Options" below.


                                 STOCK OPTIONS


    The Company has adopted a stock option plan (the "1998 Stock Option Plan") that provides for the grant of both qualified incentive stock options ("ISOs") that meet the requirements of Section 422 of the Code, and non-qualified stock options. ISOs may be granted to the officers and key employees of the Company, if any. Nonqualified stock options may be granted to the Manager, directors, officers, any key employees of the Company and to the directors, officers and key employees of the Manager. The exercise price for any qualified option granted under the 1998 Stock Option Plan may not be less than 100% of the fair market value of the shares of Common Stock at the time the option is granted. The purpose of the 1998 Stock Option Plan is to provide a means of performance-based compensation to the Manager in order to attract and retain qualified personnel and to provide an incentive to others whose job performance affects the Company. The 1998 Stock Option Plan will become effective upon the closing of the Offering.



    Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the 1998 Stock Option Plan authorizes the grant of options to purchase an aggregate of up to 9.8% of the outstanding shares of the Company's Common Stock. If an option granted under the 1998 Stock Option Plan expires or terminates, the shares subject to any unexercised portion of that option will again become available for the issuance of further options under the 1998 Stock Option Plan. Excluding the initial stock option grants discussed in the succeeding section, option grants shall be limited annually to options that, if
exercised would permit the purchase of the lesser of    % of the outstanding
shares of Common Stock or       shares. Unless previously terminated by the
Board of Directors, the 1998 Stock Option Plan will terminate ten years from its effective date, and no options may be granted under the 1998 Stock Option Plan thereafter.

    The 1998 Stock Option Plan will be administered by a committee of the Board of Directors comprised entirely of Unaffiliated Directors (the "Compensation Committee") options granted under the 1998 Stock Option Plan will become exercisable in accordance with the terms of the grant made by the Compensation Committee. The Compensation Committee has discretionary authority to determine at the time an option is granted whether it is intended to be an ISO or a non-qualified option, and when and in what increments shares of Common Stock covered by the option may be purchased. If stock options are to be granted to the Unaffiliated Directors, then the full Board of Directors will approve such grants.


    Under current law, ISOs may not be granted to any director of the Company who is not also a full-time employee or to directors, officers and other employees of entities unrelated to the Company. In addition, no options may be granted under the 1998 Stock Option Plan to any person who, assuming exercise of all options held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of Common Stock of the Company.

    Each option must terminate no more than ten years from the date it is granted. Options may be granted on terms providing that they will be exercisable in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option.

    The exercise price of any option granted under the 1998 Stock Option Plan is payable in full (i) by cash, (ii) by surrender of shares of the Company's Common Stock having a market value equal to the aggregate exercise price of all shares to be purchased, (iii) by cancellation of indebtedness owed by the Company to the optionholder, (iv) by any combination of the foregoing, or (v) by a full recourse promissory note executed by the optionholder. The terms of the promissory note may be changed from time to time by the Company's Board of Directors to comply with applicable regulations or other relevant pronouncements of the Service or the Commission.


    The Company's Board of Directors may, without affecting any outstanding options, from time to time revise or amend the 1998 Stock Option Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may increase the number of shares of Common Stock subject to the 1998 Stock Option Plan (with the exception of adjustments resulting from changes in capitalization), change the class of participants eligible to receive options granted under the 1998 Stock Option Plan or modify the period within which or the terms stated in the 1998 Stock Option Plan upon which the options may be exercised without stockholder approval.


                           STOCK OPTIONS OUTSTANDING

    The following table sets forth the Stock options to be granted under the 1998 Stock Option Plan effective on the closing of the Offering.

                              STOCK OPTION GRANTS

                                                           INDIVIDUAL GRANTS
                                                  ------------------------------------

                                                                          OPTIONS          EXERCISE
                                                       OPTIONS          GRANTED TO         PRICE(2)         EXPIRATION
NAME                                                 GRANTED(1)          EMPLOYEES         ($/SHARE)           DATE
------------------------------------------------  -----------------  -----------------  ---------------  -----------------

 ................................................                                           $

                                                       POTENTIAL REALIZABLE
                                                         VALUE AT ASSUMED
                                                           ANNUAL RATES
                                                          OF STOCK PRICE
                                                           APPRECIATION
                                                         FOR OPTION TERM
                                                        -----------------
NAME                                                  5%($)          10%(S)
------------------------------------------------     ------          -------
 ................................................

------------------------

(1) The options granted are exercisable starting one year after the date of grant.

(2) The exercise price and tax withholding obligations incurred upon exercise of the options may be paid by the option holder by delivering already owned shares of Company Common Stock, including those which are issuable upon exercise of the options.

                                  THE MANAGER


    The Manager is a subsidiary of PNC Bank, National Association ("PNC Bank"), which is itself a wholly owned subsidiary of PNC Bank Corp. Established in 1988, the Manager is a registered investment adviser under the Investment Advisers Act of 1940 and is one of the largest fixed income investment management firms in the United States. The Manager engages in investment and risk management as its sole businesses and specializes in the management of domestic and offshore fixed income assets for pension and profit sharing plans, financial institutions such as banking and insurance companies and mutual funds for retail and institutional investors.


    The address of the Manager is 345 Park Avenue, New York, New York 10154.

THE MANAGEMENT AGREEMENT

    The Company will enter into the Management Agreement with the Manager for an initial term expiring on the second anniversary of the closing of the Offering. Thereafter, successive extensions, each for a period not to exceed two years, may be made by agreement between the Company and the Manager, with the approval of a majority of the Unaffiliated Directors. The Manager will be primarily involved in three activities: (i) underwriting, originating and acquiring Mortgage Loans and other real estate related assets; (ii) asset/liability management, financing, hedging, management and disposition of mortgage assets, including credit and prepayment risk management; and (iii) capital management, oversight of the Company's structuring, analysis, capital raising and investor relations activities. In conducting these activities, the Manager will formulate operating strategies for the Company, arrange for the acquisition of assets by the Company, arrange for various types of financing for the Company, monitor the performance of the Company's mortgage assets and provide certain administrative and managerial services in connection with the operation of the Company. The Manager will be required to manage the business affairs of the Company in conformity with the policies that are approved and monitored by the Company's Board of Directors. The Manager will be required to prepare regular reports for the Company's Board of Directors that will review the Company's acquisitions of assets, portfolio composition and characteristics, credit quality, performance and compliance with the policies approved by the Company's Board of Directors.

    At all times, the Manager will be subject to the direction and oversight of the Company's Board of Directors and will have only such functions and authority as the Company may delegate to it. The Manager will be responsible for the day-to-day operations of the Company and will perform such services and activities relating to the Mortgage Assets and operations of the Company as may be appropriate, including:

    - providing a complete program of investing and reinvesting the capital and assets of the Company in pursuit of its investment objective and in accordance with policies adopted by the Company's Board of Directors from time to time;

    - serving as the Company's consultant with respect to formulation of investment criteria and preparation of policy guidelines by the Company's Board of Directors;

    - assisting the Company in developing criteria for mortgage asset purchase commitments that are specifically tailored to the Company's investment objectives and making available to the Company its knowledge and experience with respect to mortgage assets and other real estate related assets;

    - counseling the Company in connection with policy decisions made by the Board of Directors;

    - evaluating and recommending hedging strategies to the Company's Board of Directors and, upon approval by the Board of Directors, engaging in hedging activities on behalf of the Company, consistent with the Company's status as a REIT;

    - maintenance of an exemption from regulation as an investment company;

    - representing the Company in connection with the purchase and commitment to purchase or sell mortgage assets, including the accumulation of Mortgage Loans for securitization and the incurrence of debt;

    - arranging for the issuance of MBS from pools of Mortgage Loans owned by the Company;

    - furnishing reports and statistical and economic research to the Company regarding the Company's activities and the services performed for the Company by the Manager;

    - monitoring and providing to the Company's Board of Directors on an ongoing basis price information and other data, obtained from certain nationally recognized dealers that maintain markets in mortgage assets identified by the Board of Directors from time to time, and providing data and advice to the Board of Directors in connection with the identification of such dealers;

    - administering the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary in the management of the Company as may be agreed upon by the Manager and the Company's Board of Directors;

    - contracting, as necessary, with third parties for master and special servicing of assets acquired by the Company;

    - communicating on behalf of the Company with the holders of the equity and debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective relations with such holders;

    - causing the Company to qualify to do business in all applicable jurisdictions;

    - causing the Company to retain qualified accountants and legal counsel to assist in developing appropriate accounting procedures, compliance procedures and testing systems and to conduct quarterly compliance reviews;

    - assisting the Company in complying with all regulatory requirements applicable to the Company in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act;

    - assisting the Company in making required tax filings and reports and maintaining its status as a REIT, including soliciting stockholders for required information to the extent provided in the REIT Provisions of the Code;

    - performing such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Board of Directors shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

    - using all reasonable efforts to cause the Company to comply with all applicable laws.


    Upon a majority vote of the Unaffiliated Directors, the Company may terminate, or decline to renew the term of, the Management Agreement without cause at any time after the first two years upon 60 days written notice. Upon such termination, in connection with any termination without cause, the Company shall pay the Manager a termination fee. The amount of the termination fee shall be determined by independent appraisal of the value of the Management Agreement for a period of four years. Such appraisal is to be conducted by a nationally-recognized appraisal firm mutually agreed upon by the Company and the Manager. If the Company and the Manager are unable to agree upon an appraisal firm, then each of the Company and the Manager is to choose an independent appraisal firm to conduct an appraisal. In such event, (i) if the appraisals prepared by the two appraisers so selected are the same or differ by an amount that does not exceed 20% of the higher of the two appraisals, the termination fee is to be deemed to be the average of the appraisals as prepared by each party's chosen appraiser, and (ii) if the two appraisals differ by more than 20% of such higher amount, the two appraisers together are to select a third appraisal firm to conduct an appraisal. If the two appraisers are unable to agree as to the identity of such third appraiser, either of the Manager and the Company may request that the American Arbitration Association ("AAA") select the third appraiser. The termination fee then is to be an amount determined by such third appraiser, but in no event less than the lower of the two initial appraisals or more than the higher of such two initial appraisals.

    In addition, the Company has the right at any time during the term of the Management Agreement to terminate the Management Agreement without the payment of any termination fee upon, among other things, a material breach by the Manager of any provision contained in the Management Agreement that remains uncured at the end of the applicable cure period (including the failure of the Manager to use reasonable efforts to comply with the Company's investment policy and guidelines).

    The Management Agreement may not be assigned (within the meaning of the Investment Advisers Act of 1940 and the rules thereunder) by either party without the consent of the other party.

MANAGEMENT COMPENSATION

    The following table presents all compensation, fees and other benefits (including reimbursement of out-of-pocket expenses) that the Manager may earn or receive under the terms of the Management Agreement.

RECIPIENT      PAYOR                                              AMOUNT
----------  -----------  -----------------------------------------------------------------------------------------

Manager     Company      Base management fee equal to a percentage of the Average Invested Assets by rating category of the Company(1)

Manager     Company      Incentive compensation based on the amount, if any, by which the Company's Funds From
                         Operations and certain net gains exceed a hurdle rate(2)

Manager     Company      Out-of-pocket expenses of Manager paid to third parties in connection with due diligence

------------------------


(1) The base management fee is equal to 1% per annum of Average Invested Assets rated lower than BB-or not rated, 0.75% of Average Invested Assets rated BB-through BB+, and 0.35% of Average Invested Assets rated above BB+.


(2) A detailed explanation of the calculation of the incentive compensation is provided below.

(3) The Manager may engage PNC, Midland or unaffiliated third parties to conduct due diligence with respect to potential portfolio investments. Accordingly, a portion of the out-of-pocket expenses will be paid to PNC or Midland in such capacities. The contract for such engagement will be conducted at arm's length. PNC and Midland will be paid fees and out-of-pocket expenses as would customarily be paid to unaffiliated third parties for such services.


    The term "Average Invested Assets" for any period means the average of the aggregate book value of the assets of the Company, including the assets of all of its direct and indirect subsidiaries, before reserves for depreciation or bad debts or other similar noncash reserves, computed by taking the daily average of such values during such period. (i) Average Invested Assets with a rating of less than BB- or not rated means, for any quarter, the Average Invested Assets in such quarter which have received a credit rating of less than BB- from Standard & Poor's Corporation ("S&P") or less than Ba3 from Moody's Investors Service, Inc. ("Moody's") or have received an equivalent rating from a NRSRO or which have not been rated by either Moody's, S&P or a NRSRO and are not guaranteed by the U.S. government or any agency or instrumentality thereof, (ii) Average Invested Assets with a rating of BB- to BB+ shall mean the Average Invested Assets which have received a credit rating of BB- to BB+ from S&P or Ba3 to Ba1 from Moody's or have received an equivalent rating from a NRSRO and which are not covered by clause (i) above, and (iii) Average Invested Assets with a credit rating above BB+ shall mean the Average Invested Assets which have received a credit rating above BB+ from S&P or above Ba1 from Moody's or have received an equivalent rating from a NRSRO and which are not covered by clause
(i) or (ii) above or which are not rated but are guaranteed by the U.S. government or any agency or instrumentality thereof.

The Manager will not receive any management fee for the period prior to the sale of the shares of Common Stock offered hereby. The base management fee is intended to compensate the Manager for its costs in providing management services to the Company. The Board of Directors may adjust the base management fee with the consent of the Manager in the future if necessary to align the fee more closely with the costs of such services.



    The Manager will be entitled to receive incentive compensation for each fiscal quarter in an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) Funds from Operations of the Company (before the incentive fee) per share of Common Stock (based on the weighted average number of shares outstanding) plus (b) gains (or minus loses) from debt restructuring and sales of property per share of Common Stock (based on the weighted average number of shares outstanding), exceed (2) an amount equal to (a) the weighted average of the price per share of the initial offering and the prices per share of any secondary offerings by the Company multiplied by (b) the Ten-Year U.S. Treasury Rate plus three and one-half percent per annum (expressed as a quarterly percentage) multiplied by (B) the weighted average number of shares of Common Stock outstanding during such quarter. Notwithstanding the foregoing, no payment of any portion of the incentive compensation that is attributable to net capital gains of the Company prior to the end of the first full fiscal quarter of the Company's operations following any minimum calculation period longer than a quarter required by Rule 205-3 of the Investment Advisers Act of 1940 at the time of such calculation, will accrue or be payable until completion of such fiscal quarter, at which time the cumulative net capital gains of the Company through the end of such quarter will be computed and incentive compensation will be paid on such net gains at the rate provided above and after which time the net capital gains includible above for each quarter will be the excess of such net capital gains for such minimum calculation period through the end of such quarter (the "Total Period") over the net capital gains (if any) for the portion of the Total Period other than such quarter. For any period less than a quarter during which this Agreement is in effect, the incentive fee will be prorated according to the proportion which such period bears to a full quarter of 90, 91 or 92 days, as the case may be. "Funds From Operations" as defined by NAREIT means net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions. As used in calculating the Manager's compensation, the term "Ten Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. If the Company determines in good faith that the Ten Year U.S. Treasury Rate cannot be calculated as provided above, then the rate will be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than twelve years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Company.


    The ability of the Company to generate Funds From Operations in excess of the Ten Year U.S. Treasury Rate, and of the Manager to earn the incentive compensation described in the preceding paragraph, is dependent upon the level of credit losses, the level and volatility of interest rates, the Company's ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within the Company's control.

    The Manager is expected to use the proceeds from its base management fee and incentive compensation in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are officers of the Company, will receive no cash compensation directly from the Company.

    The Company expects to rely primarily on the facilities, personnel and resources of the Manager to conduct its operations. The Manager will be reimbursed for (or charge the Company directly for) the Manager's costs and expenses in employing third-parties to perform professional services (including legal and accounting) for the Company and to perform due diligence tasks on assets purchased or considered for purchase by the Company. Further, the Manager will be reimbursed for any expenses incurred in contracting with third parties for the master or special servicing of assets acquired by the Company. The Manager may engage PNC or Midland to conduct due diligence with respect to potential portfolio investments and to provide other services. Accordingly, a portion of the out-of-pocket expenses will be paid to PNC or Midland in such capacities. The contract for such engagement will be conducted at arm's length and PNC and Midland will be paid fees and out-of-pocket expenses as would customarily be paid to unaffiliated third parties for such services. Such arrangements may also be made using an income sharing arrangement such as a joint venture. Expense reimbursement will be made quarterly.



    The management fees are payable in arrears. The Manager's base and incentive fees and reimbursable costs and expenses will be calculated by the Manager within 45 days after the end of each quarter, and such calculation will be promptly delivered to the Company. The Company is obligated to pay such fees, costs and expenses within 60 days after the end of each fiscal quarter. If requested by the Manager, the Company will make advance payments of the base management fee as often as semi-monthly at the rate of 75% of such fee estimated by the Manager.


    The Company has adopted a 1998 Stock Option Plan. The Manager and the directors, officers and any employees of the Company and the Manager may be granted options under the Company's 1998 Stock Option Plan. See "Management of the Company--Stock Options."

EXPENSES

    The Company will be required to pay all offering expenses (including accounting, legal, printing, clerical, personnel, filing and other expenses) incurred by the Company, the Manager or its Affiliates on behalf of the Company
in connection with the Offering, estimated at $         . This payment will not
be subject to the limitation on expenses to be borne by the Company as described in the paragraph below.

    Subject to the limitations set forth below, the Company will also pay all operating expenses except those specifically required to be borne by the Manager under the Management Agreement. The operating expenses required to be borne by the Manager include costs and expenses of its officers and employees and any overhead incurred in connection with its duties under the Management Agreement, the cost of office space and equipment required for the Company's day-to-day operations and the costs of any salaries or directors fees of any officers or directors of the Company who are affiliated persons of the Manager except that the Board of Directors of the Company may approve reimbursement to the Manager of the Company's pro rata portion of the salaries, bonuses, health insurance, retirement benefits and similar employment costs for the time spent on Company operations and administration other than for the provision of investment advisory services. The expenses that will be paid by the Company will include (but not necessarily be limited to) issuance and transaction costs incident to the acquisition, disposition and financing of investments, legal and auditing fees expenses, the compensation and expenses of the Company's Unaffiliated Directors, the costs of printing and mailing proxies and reports to stockholders, costs incurred by employees of the Manager for travel on behalf of the Company, costs associated with any computer software or hardware that is used solely for the Company, costs to obtain liability insurance to indemnify the Company's directors and officers, the Manager and its employees and directors and the Underwriters, and the compensation and expenses of the Company's custodian and transfer agent, if any. The Company will also be required to pay all expenses incurred in connection with due diligence, the accumulation of Mortgage Loans, the master and special servicing of Mortgage Loans, the issuance and administration of MBS from pools of Mortgage Loans or otherwise, the raising of capital, incurrence of debt, the acquisition of assets, interest expenses, taxes and license fees, non-cash costs, litigation, the base and incentive management fee and extraordinary or non-recurring expenses. Such services may be provided to the Company by Affiliates of the Manager if the Manager believes such services are of comparable or superior quality to those provided by third parties and can be provided at comparable cost. The Board of Directors will periodically review the Company's expenses levels, the division of expenses between the Company and the Manager and reimbursements of expenses advanced by the Manager.


    The Manager and its employees and the Unaffiliated Directors may also receive stock options pursuant to the Company's 1998 Stock Option Plan. See "Management of the Company--Stock Options."



CONFLICTS OF INTEREST


    The Company is subject to conflicts of interest involving the Manager and its Affiliates because, among other reasons, (i) the Manager and its Affiliates are permitted to purchase mortgage assets for their own account and to advise accounts of other clients, and many investments appropriate for the Company also will be appropriate for these accounts and (ii) the incentive fee, which is based on income of the Company, may create an incentive for the Manager to recommend investments with greater income potential, which generally are riskier or more speculative, than would be the case if its fee did not include a "performance" component.


    The Company is also subject to conflicts of interest because of the expected purchase of substantial assets from PNC and its Affiliates. Many of such assets do not have a readily determinable fair market value and independent valuations may not be sought. Nevertheless, the Company intends to adopt operating policies to minimize the effect of such conflicts. These policies will require that any acquisition of assets from PNC or its Affiliates be made for fair market value. The Unaffiliated Directors will adopt a policy requiring documentation of the fair market value of all affiliated purchases. The policy will require the reporting of all such documentation quarterly. In addition, the Board of Directors intends to approve certain operating and investing guidelines which may be amended from time to time in response to market conditions, but only with the approval of a majority of the Unaffiliated Directors. The Unaffiliated Directors are likely to rely substantially on information and analysis provided by the Manager.


LIMITS OF RESPONSIBILITY

    Pursuant to the Management Agreement, the Manager will not assume any responsibility other than to undertake the services called for thereunder and will not be responsible for any action of the Company's Board of Directors in following or declining to follow its advice or recommendations. The Manager, its directors and its officers will not be liable to the Company, any issuer of MBS, any subsidiary of the Company, the Unaffiliated Directors, the Company's stockholders or any subsidiary's stockholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. There can be no assurance that the Company would be able to recover any damages for claims it may have against the Manager. Although certain officers and directors of the Manager are also officers and directors of the Company, and therefore have fiduciary duties to the Company and its stockholders in that capacity, the Manager and the officers and directors of the Manager, in their capacities as such, have no fiduciary duties to the Company or its stockholders.

    The Company has agreed to indemnify the Manager and its directors, officers, employees and controlling persons with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from any acts or omissions of the Manager or its employees made in good faith in the performance of the Manager's duties under the Management Agreement. The Management Agreement does not limit or restrict the right of the Manager or any of its officers, directors, employees or Affiliates from engaging in any business or rendering services of any kind to any other person, including the purchase of, or rendering advice to others purchasing, mortgage assets that meet the Company's policies and criteria. See "Risk Factors--Conflicts of Interest."

                               INITIAL INVESTMENT


GENERAL


    The Company intends to acquire the Initial Investment consisting of certain MBS Interests, which are described below, for an aggregate cash price equal to approximately $50.2 million. The MBS Interests include various subordinated classes issued pursuant to the LB Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the "Certificates"), Series 1998-C1 transaction, which is expected to close in March 1998.



    The purchase prices to be paid by the Company for the Initial Investment was derived by considering a number of factors, including the amount and timing of potential net cash flows, the range of possible returns, and the risks associated with such Initial Investment, including the risk that the ultimate return will be significantly affected by losses, if any, realized on the mortgage loans underlying the MBS Interests included in the Initial Investment, and other factors that are not controlled or controllable by the Company, such as prepayment experience on the underlying mortgage loans. These factors may result in a below market rate of return or a loss on the purchase prices paid for the Initial Investment in certain situations. See "Risk Factors--Risks Related to Investments in MBS Interests--Subordinated MBS Interests are Subject to Greater Credit Risks Than More Senior Classes."



LB SERIES 1998-C1, CLASSES J, K, L AND M



    The Initial Investment includes four classes of LB Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C1, which will be issued in March 1998. The Initial Investment consists of Classes J, K, L and M (the "LB Investments"). The LB Investments represent 100% of the outstanding principal balance of each Class purchased.



    The Certificates, in the aggregate, will represent the entire undivided beneficial ownership interest in a trust fund (the "Trust Fund") established by Structured Asset Securities Corporation (the "Depositor"), that consists primarily of a segregated pool (the "Mortgage Pool") of 259 conventional monthly pay, commercial and multifamily, fixed rate mortgage loans (the "LB Mortgage Loans") having the characteristics described herein. As of February 1, 1998 (the "Cut-off Date"), the LB Mortgage Loans had an aggregate principal balance (the "Initial Pool Balance") of approximately $1,727,817,629, after application of all payments of principal due on or before such date, whether or not received. The LB Investments have not been registered under the Securities Act.


    The LB Investments will be subordinate to the publicly registered Certificates, as indicated in the table set forth below, and each Class of LB Investment will be subordinate to the Class LB Investment listed above it on such table.


    No principal will be paid on the Initial Investment until the Senior Interests are paid in full and losses realized on the underlying mortgage loans will be charged in the month of the loss to reduce the principal amount of the Initial Investment. Interest on the outstanding principal amount of the Initial Investment will be paid monthly at the rate of 6.3% per annum. As a consequence of the subordination, the trust payment structure and the discounted purchase price, the return on the Initial Investment will be (i) extremely sensitive to any losses realized on the underlying mortgage loans and the timing of losses realized on the underlying mortgage loans and (ii) sensitive to variations in the time at which principal, if any, is paid on the Initial Investment. For example, when losses on the underlying mortgage loans exceed 2.9% of the outstanding principal amount of the underlying mortgage loans, the Company will not recover in principal payments on the Initial Investment the purchase price of the investment.



    The yield to maturity on each Class of Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the LB Mortgage Loans. See "Initial Investment Yield Considerations" herein.

    The following table shows each Class of Certificates issued as part of LB Series 1998-C1, including the LB Investments, as well as other Classes of Certificates that are not being sold to the Company. Only Classes J, K, L and M are being sold to the Company.



                                                                               INITIAL       PERCENT OF
                                                                             CERTIFICATE    INITIAL POOL   PASS-THROUGH
CLASS                                                                        BALANCE (1)     BALANCE (1)       RATE
--------------------------------------------------------------------------  --------------  -------------  -------------
SENIOR SECURITIES
  Class A-1...............................................................  $  267,810,000        15.50%         6.330%
  Class A-2...............................................................  $  308,000,000        17.83%         6.400%
  Class A-3...............................................................  $  642,291,000        37.17%         6.480%
  Class B.................................................................  $   86,390,000         5.00%         6.590%
  Class C.................................................................  $   86,390,000         5.00%         6.680%
  Class D.................................................................  $   90,710,000         5.25%         6.980%
  Class E.................................................................  $   34,556,000         2.00%         7.000%
  Class IO................................................................           N/A(4)         N/A             --
  Class F.................................................................  $   51,834,000         3.00%         6.300%
  Class G.................................................................  $   34,556,000         2.00%         6.300%
  Class H.................................................................  $   17,278,000         1.00%         6.300%

LB INVESTMENTS
  Class J.................................................................  $   43,195,000         2.50%        6.3001%
  Class K.................................................................  $   17,278,000         1.00%        6.3004%
  Class L.................................................................  $   17,278,000         1.00%         6.300%
  Class M.................................................................  $   30,251,629         1.75%         6.300%


------------------------


(1) Subject to a permitted variance of plus or minus 1%.



    STRUCTURE AND SUBORDINATION. Each Class of the LB Investments is subordinated in right of payments of principal and interest and protects the more senior Classes from losses on the related LB Mortgage Loans. Principal distributions on the securities are applied sequentially, with no principal paid to a Class until the outstanding principal balance of the more senior Classes are reduced to zero. In addition, as losses are incurred on the LB Mortgage Loans, the principal balance of Class M, then Class L, then Class K, and then Class J, would be reduced and future pass-through rate payments would be correspondingly reduced.



    LB MORTGAGE LOANS. The 259 LB Mortgage Loans which underlie the Certificates, are conventional, monthly pay mortgage loans with an aggregate principal amount as of the Cut-off Date of $1,727,817,629, subject to a variance of plus or minus 5.0% The LB Mortgage Loans are secured by first liens on commercial and multifamily properties. All of the LB Mortgage Loans were either originated by an affiliate of Lehman Brothers Inc. (the "Mortgage Loan Seller") or acquired by it in connection with its commercial and multifamily mortgage loan conduit program. All of the LB Mortgage Loans were originated in 1997 or 1998. None of the LB Mortgage Loans was 30 days or more delinquent in respect of any scheduled payment of principal and interest as of the Cut-off Date, and no LB Mortgage Loan has been more than 30 days delinquent in respect of any schedule payment of principal and interest during the12 months preceding the Cut-off Date.

                CERTAIN CHARACTERISTICS OF THE LB MORTGAGE LOANS



GENERAL



    The Mortgage Pool will consist of 259 LB Mortgage Loans, with an Initial Pool Balance of $1,727,817,629, which equals the aggregate Cut-off Date Balance of such Mortgage Loans. The Cut-off Date Balances of the Mortgage Loans range from $613,738 to $62,467,513, and the Mortgage Loans have an average Cut-off Date Balance of $6,671,111. For purposes of calculations herein, each of the Mortgage Loans is deemed to be secured by one Mortgaged Property, whether or not such Mortgaged Property is comprised of more than one parcel. In the case of Mortgage Loans secured by multiple Mortgaged Properties located in more than one state, such Mortgaged Properties are, for purposes of calculations herein, deemed to be located only in the state of the Mortgaged Property or Properties having the highest appraised value. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance.



    Each of the Mortgage Loans is evidenced by a promissory note (each a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on the related borrower's ownership interest in an income-producing real property (each, a "Mortgaged Property").



    Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:



                                                                   NUMBER OF     PERCENTAGE OF
                                                                   MORTGAGE      INITIAL POOL
PROPERTY TYPE                                                        LOANS          BALANCE
---------------------------------------------------------------  -------------  ---------------
Retail.........................................................          103            46.0%
Multifamily....................................................           74            24.6%
Office.........................................................           49            15.0%
Hospitality....................................................            9             6.5%
Industrial/Warehouse...........................................           16             5.7%
Health Care....................................................            3             1.3%
Self Storage...................................................            3             0.6%
Mobile Home Park...............................................            1             0.2%
Parking Garage.................................................            1             0.1%



    The Mortgaged Properties are located throughout 36 states. Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties located in the states with concentrations of Mortgage Loans above 5.0% (based on Cut-off Date Balance):



                                                                    NUMBER OF      PERCENTAGE OF
                                                                    MORTGAGE       INITIAL POOL
STATE                                                                 LOANS           BALANCE
---------------------------------------------------------------  ---------------  ---------------
Florida........................................................            31              9.7%
Texas..........................................................            36              9.6%
New York.......................................................            19              8.7%
California.....................................................            21              8.2%
Maryland.......................................................             7              5.9%
Pennsylvania...................................................             9              5.9%

    Set forth below are the property name, city, state, Cut-off Date Balance, mortgage rate and property type for the five largest LB Mortgage Loans by Cut-off Date Balance:



                             CUT-OFF DATE MORTGAGE



                                                               CUT-OFF DATE
                                                                  BALANCE      MORTGAGE
PROPERTY NAME                         CITY           STATE        ($)(1)       RATE (%)   PROPERTY TYPE
-------------------------------  ---------------     -----     -------------  ----------  -----------------------------
The Eastpoint Mall.............  Baltimore                MD     62,467,513      7.5800%  Retail-Anchored
Ohio Valley Plaza..............  St. Clairsville          OH     41,975,309      7.2000%  Retail-Anchored
Blair Mill Village East Apt....  Horsham                  PA     33,180,421      7.1900%  Multifamily-Conventional
Stewart Plaza..................  Garden City              NY     22,622,349      8.2200%  Retail-Anchored
Northbrook Hilton Hotel........  Northbrook               IL     20,360,654      7.3600%  Hotel-Full Service


------------------------


(1) The Cut-off Date Balance of the TEN largest LB Mortgage Loans is $277,462,558 (16.1% of the aggregate Cut-off Date Balance of the LB Mortgage Loans).



    No Mortgage Loan or group of Mortgage Loans to one borrower or group of affiliated borrowers exceeds 3.62% of the Initial Pool Balance. See "--Additional Mortgage Loan Information."



    In the case of one Mortgage Loan, which represents 3.62% of the Initial Pool Balance, an affiliate of Lehman Brothers Inc. controls a general partner of the related borrower. In addition, an affiliate of Lehman Brothers Inc. is providing $24,500,000 of mezzanine financing to principals of the Mortgage Loan borrower. Upon a default under the mezzanine loan, the mezzanine lender could become the managing general partner of the Mortgage Loan borrower.



MORTGAGE LOAN HISTORY



    The Mortgage Loans will be acquired by the Depositor from the Mortgage Loan Seller, which either originated each Mortgage Loan or acquired it in connection with its commercial and multifamily mortgage loan conduit program. All of the Mortgage Loans were originated in 1997 or 1998.



    None of the Mortgage Loans was 30 days or more delinquent in respect of any scheduled payment of principal and interest as of the Cut-off Date, and no Mortgage Loan has been more than 30 days delinquent in respect of any scheduled payment of principal and interest during the 12 months preceding the Cut-off Date.



CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS



    MORTGAGE RATES; CALCULATIONS OF INTEREST. All of the Mortgage Loans bear interest at Mortgage Rates that will remain fixed for their remaining terms, except that, after their respective anticipated repayment dates, the ARD Loans will accrue interest at a higher rate per annum as described below. As used herein, the term "Mortgage Rate" does not include the incremental increase in the rate at which interest may accrue on any ARD Loan after its Anticipated Repayment Date. See "--ARD Loans" below. Sixty-six (66) of the Mortgage Loans, representing 23.7% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis"), and 193 of the Mortgage Loans, representing 76.3% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed over a 360 day year (an "Actual/360 basis").



    DUE DATES. All of the Mortgage Loans have Due Dates (that is, the dates upon which the related Monthly Payments first become due) that occur on the first day of each month.



    ARD LOANS. Sixty-one (61) of the Mortgage Loans (the "ARD Loans"), representing 30.9% of the Initial Pool Balance, provide for changes in their payments and their accrual of interest if, in each such case, the particular Mortgage Loan is not paid in full by a specified date (the "Anticipated Repayment

Date"). Each ARD Loan will bear interest at its related Mortgage Rate until its Anticipated Repayment Date. Commencing on the respective Anticipated Repayment Date, each ARD Loan will bear interest at a fixed per annum rate (the "Revised Rate") generally equal to the greater of the related Mortgage Rate plus two or more percentage points and the then current applicable treasury rate plus two or more percentage points.



    AMORTIZATION OF PRINCIPAL. One hundred seventy-five (175) of the Mortgage Loans (the "Balloon Loans"), representing 61.3% of the Initial Pool Balance, provide for Monthly Payments based on amortization schedules significantly longer than their respective terms to maturity. Sixty-one (61) of the Mortgage Loans, representing 30.9% of the Initial Pool Balance, are ARD Loans. Twenty-three (23) of the Mortgage Loans, representing 7.8% of the Initial Pool Balance, are self-amortizing.



    PREPAYMENT PROVISIONS. As of the Cut-off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayments.



    SECONDARY FINANCING. To the Issuer's knowledge, only one of the Mortgaged Properties is encumbered by subordinated debt. All of the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the lender's consent prior to so encumbering such property. See "--Due-on-Sale and Due-on-Encumbrance Provisions" below.



    NONRECOURSE OBLIGATIONS. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, no evaluation of the financial condition of any such person, and prospective investors has been undertaken.



    "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS. All of the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, subject to the satisfaction of certain specified conditions, certain of the Mortgage Loans permit one or more transfers of the related Mortgaged Property. The Master Servicer or the Special Servicer, on behalf of the Trust Fund, are to determine, in a manner consistent with the Servicing Standard (as defined herein) whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.



    CROSS-DEFAULT AND CROSS-COLLATERALIZATION OF CERTAIN MORTGAGE LOANS. The Mortgage Pool includes ten separate sets of mortgage loans (the "Cross-Collateralized Mortgage Loans"), representing in the aggregate less than 6% of the Initial Pool Balance, that are, solely as among the mortgage loans in each such particular set, cross-collateralized and cross-defaulted with each other. With respect to any such set of Cross-Collateralized Mortgage Loans, the mortgage loans therein will be treated as separate "Mortgage Loans" if their monetary terms differ and as a single "Mortgage Loan" if their monetary terms are identical. No Mortgage Loans are cross-collateralized or cross-defaulted with any loans which are not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a default with respect to any of such Cross-Collateralized Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

ASSESSMENTS OF PROPERTY CONDITION



    PROPERTY INSPECTIONS. All of the Mortgaged Properties were inspected in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the Offered Certificates and for which adequate reserves have not been established.



    APPRAISALS. All of the Mortgaged Properties were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. The primary purpose of each appraisal was to provide an opinion of the fair market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of value.



    ENVIRONMENTAL ASSESSMENTS. A "Phase I" environmental site assessment was performed with respect to all the Mortgaged Properties in connection with the origination of the related Mortgage Loans. In certain cases, additional environmental testing, as recommended by such "Phase I" assessment, was performed. In each case where environmental assessments recommended remediation, the originator determined that the necessary remediation had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such remediation would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation. In two cases, such reserves exceeded $100,000.



    ENGINEERING ASSESSMENTS. In connection with the origination of each Mortgage Loan, a licensed engineer inspected the related Mortgaged Property to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated certain deferred maintenance items and/or recommended capital improvements with respect to certain of the Mortgaged Properties. Generally, with respect to such Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.



    EARTHQUAKE ANALYSES. An architectural and engineering consultant performed an analysis on all of the 21 Mortgaged Properties located in the State of California in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable or bounded loss for the property in an earthquake scenario. The resulting reports, which were prepared not earlier than March 1997, concluded that in the event of an earthquake, only one of such Mortgaged Properties is likely to suffer a maximum probable or bounded loss in excess of 20% of the amount of the estimated replacement cost of the improvements. Such Mortgaged Property is covered by earthquake insurance in an amount at least equal to the outstanding principal balance of the related Mortgage Loan and is required to be covered by such insurance through the maturity date thereof.



ADDITIONAL MORTGAGE LOAN INFORMATION



    THE MORTGAGE POOL. Each of the following tables sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For purposes of the tables:



        (i) References to "DSC Ratio" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan is the ratio of "Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined on the basis of, Mortgaged Property operating statements, generally unaudited, supplied by the related borrower and, in the case of multifamily, retail, mobile home park, industrial/warehouse, self storage and office properties (each a "Rental Property"), certified rent rolls (as applicable) supplied by the related borrower. In general, full year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls (for all Rental Properties) that were current as of a date not earlier than six months prior to the respective date of origination was determined by relying on Net Cash Flow for the Mortgaged Properties. References to "Cut-off Date DSC Ratio" are references to the DSC Ratio as of the Cut-off Date.



        In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.



        The "revenue" component of Net Cash Flow for each Rental Property was determined generally by relying on the most recent rent roll (as applicable) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of the Mortgaged Properties securing certain anchored shopping centers and certain single tenant properties, space occupied by such anchor or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the Mortgage Loan Seller's underwriting standards. Rental revenue for multifamily, self storage and mobile home park properties was determined by reviewing rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, rental revenue was generally determined by annualizing rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then current occupancy rates (with private occupancy rates within the then current market ranges and vacancy levels at a minimum of 5%). In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.



        The "expense" component of Net Cash Flow for each Mortgaged Property was determined by relying on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 4% to 5% of effective gross revenue (except with respect to hospitality properties, where a minimum of 4% of gross receipts was assumed, and except with respect to the Mortgaged Properties securing certain single tenant properties, where fees as low as 2% of effective gross receipts were assumed), (c) assumptions generally were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were generally assumed to include annual replacement reserves equal to (1) in the case of retail, office and industrial/warehouse properties, not less than $0.09 and not more than $0.47 per square foot net rentable commercial area,

    (2) in the case of multifamily properties, not less than $150 or more than $403 per residential unit per year, depending on the condition of the property, (3) in the case of hospitality properties, generally 4% of the gross revenues received by the property owner on an ongoing basis, (4) in the case of residential healthcare facilities, $257 to $350 per bed per year, (5) in the case of the mobile home parks, $35 per pad per year and (6) in the case of self storage facilities, not less than $0.10 or more than $0.20 per square foot per year. In addition, in some instances, those items reported by borrowers as operating expenses were recharacterized where deemed appropriate as capital expenditures (thus increasing "net cash flow").



        THE BORROWERS' FINANCIAL INFORMATION USED TO DETERMINE NET CASH FLOW WAS IN MOST CASES UNAUDITED, AND HAS NOT BEEN INDEPENDENTLY VERIFIED.



        (ii) References to "Cut-off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available.



        (iii) References to "Maturity Date LTV Ratio" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (prior to the payment of any Balloon Payment) to the appraised value of the Mortgaged Property as shown on the most recent third-party appraisal thereof available.



        (iv) References to "Loan per Sq. Ft.," "Unit," "Bed," "Pad" or "Room" are, for each Mortgage Loan secured by a lien on a multifamily property (including a mobile home park), hospitality property or healthcare facility, respectively, references to the Cut-off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms or beds, respectively that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/ warehouse, self storage or office property, references to the Cut-off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.



        (v) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.



        (vi) References to "weighted average" or "wtd. avg."are references to averages weighted on the basis of the Cut-off Date Balances of the related Mortgage Loans.



        (vii) References to "Underwriting Reserves" represent estimated annual capital costs used in determining Net Cash Flow.



        (viii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of the Master Servicing Fee Rate for such Mortgage Loan and the Trustee Fee Rate.



        (ix) References to "Original Amortization Term" represent, with respect to each Mortgage Loan, the number of months from origination to the month in which such Mortgage Loan would fully amortize in accordance with such loan's amortization schedule, without regard to any Balloon Payment, if any, due on such Mortgage Loan and assuming no prepayments of principal and no defaults.



        (x) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-off Date to the month in which such Mortgage Loan would fully amortize in accordance with such loan's amortization schedule, without regard to any Balloon Payment, if any, due on such Mortgage Loan and assuming no prepayments of principal and no defaults.

        (xi) References to "L(v)" represent, with respect to any Mortgage Loan, a period of v years during which prepayments of principal are prohibited. References to "I%(w)" represent, with respect to any Mortgage Loan, a period of w years during which prepayments of principal are permitted, but must be accompanied by a Prepayment Premium equal to I% of the principal prepaid. References to "YM1% (x)" represent, with respect to any Mortgage Loan, a period of x years during which prepayments of principal are permitted, but must be accompanied by an amount that constitutes the greater of a Yield Maintenance Charge and 1.0% of the principal prepaid. References to "YM (y)" represent, with respect to any Mortgage Loan, a period of y years during which prepayments of principal are permitted, but must be accompanied by an amount that constitutes a Yield Maintenance Charge. References to "O(z)" represent, with respect to any Mortgage Loan, a period of z years during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and no defeasance can be required. References to "< YMx%" represent, with respect to any Mortgage Loan, the lesser of (a) an amount that constitutes a Yield Maintenance Charge and (b) x% of the principal prepaid.



        (xii) References to "DEF" represent, with respect to each applicable Mortgage Loan, the right of the related holder of the Mortgage (i.e. the Master Servicer on behalf of the Trust Fund for the benefit of the Certificateholders) to require the related borrower, in lieu of prepayment, to pledge to such holder Defeasance Collateral during the period in which a Prepayment Premium or Yield Maintenance Charge is required.



        (xiii) References to "Occupancy Percentage" or "Occupancy Rate" are, with respect to any Mortgaged Property, references to (A) in the case of multifamily properties and assisted living/ congregate care facilities, the percentage of units rented, (B) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (C) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).



        (xiv) References to "Remaining Term to Maturity" are references to the remaining term to maturity for each Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).



        (xv) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
    Loan).



        (xvi) References to "Original Interest-Only Period" are, with respect to any Mortgage Loan, references to the period following the related origination date during which Monthly Payments of interest only are required.



        (xvii) References to "Remaining Interest-Only Period" are, with respect to any Mortgage Loan, references to the period following the Cut-off Date during which Monthly Payments of interest only are required.



    The sum in any column of any of the following tables may not equal the indicated total due to rounding. The LB Mortgage Loans are not cross-collateralized. Accordingly, "weighted average" statistical information does not indicate the credit risk associated with the Company's investment in the LB Mortgage Loans. Excess cash flow or value with respect to any LB Mortgage Loan will not be available on other LB Mortgage Loans.

                            MORTGAGE LOANS BY STATE
                              (ALL MORTGAGE LOANS)


                                                                AGGREGATE      % BY AGGREGATE      AVERAGE       HIGHEST
                                                 NUMBER       CUT-OFF DATE      CUT-OFF DATE     CUT-OFF DATE  CUT-OFF DATE
STATES                                          OF LOANS         BALANCE           BALANCE         BALANCE       BALANCE
--------------------------------------------  -------------  ---------------  -----------------  ------------  ------------
AL..........................................            5    $    21,399,669            1.2%     $  4,279,934  $  7,991,175
AR..........................................            2          9,471,056            0.5         4,735,528     6,481,655
AZ..........................................           11         61,516,077            3.6         5,592,371    10,389,298
CA..........................................           21        141,750,900            8.2         6,750,043    19,988,861
CO..........................................            5         18,103,606            1.0         3,620,721     6,569,962
CT..........................................           11         63,483,908            3.7         5,771,264    18,268,365
DE..........................................            1          9,483,391            0.5         9,483,391     9,483,391
FL..........................................           31        167,189,007            9.7         5,393,194    19,962,785
GA..........................................            9         50,605,849            2.9         5,622,872    13,698,851
IA..........................................            1          4,075,713            0.2         4,075,713     4,075,713
IL..........................................            4         50,645,660            2.9        12,661,415    20,360,654
IN..........................................            7         41,747,745            2.4         5,963,964    12,992,477
KS..........................................            3          8,747,551            0.5         2,915,850     3,307,992
KY..........................................            2          7,833,563            0.5         3,916,782     4,095,681
LA..........................................            1          1,998,192            0.1         1,998,192     1,998,192
MA..........................................            7         52,710,608            3.1         7,530,087    14,552,151
MD..........................................            7        101,802,351            5.9        14,543,193    62,467,513
MI..........................................            1          5,391,781            0.3         5,391,781     5,391,781
MN..........................................            4         24,274,852            1.4         6,068,713    11,433,232
MO..........................................            6         36,902,618            2.1         6,150,436    17,767,252
NC..........................................            4         37,046,126            2.1         9,261,532    11,986,547
NE..........................................            2          5,235,617            0.3         2,617,809     2,741,584
NJ..........................................            6         58,367,545            3.4         9,727,924    18,309,365
NV..........................................            6         70,323,370            4.1        11,720,562    16,086,751
NY..........................................           19        149,964,407            8.7         7,892,864    22,622,349
OH..........................................            6         69,858,309            4.0        11,643,051    41,975,309
OK..........................................            1          4,492,874            0.3         4,492,874     4,492,874
OR..........................................            2         11,242,128            0.7         5,621,064     6,994,419
PA..........................................            9        101,156,192            5.9        11,239,577    33,180,421
SC..........................................            8         25,250,954            1.5         3,156,369     4,444,963
TN..........................................            8         54,831,685            3.2         6,853,961    18,940,051
TX..........................................           36        165,355,044            9.6         4,593,196    19,227,633
UT..........................................            2         30,932,447            1.8        15,466,223    17,944,805
VA..........................................            5         19,105,712            1.1         3,821,142     7,741,368
WA..........................................            5         39,527,698            2.3         7,905,540    19,460,119
WV..........................................            1          5,993,427            0.3         5,993,427     5,993,427
                                                      ---    ---------------          -----      ------------  ------------
Total/Avg/Wtd. Avg./Min/Max:................          259    $ 1,727,817,629          100.0%     $  6,671,111  $ 62,467,513
                                                      ---    ---------------          -----      ------------  ------------
                                                      ---    ---------------          -----      ------------  ------------

                                                 WTD.AVG.          MAXIMUM         WTD.AVG.          MINIMUM        WTD.AVG.
                                               CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY
STATES                                           LTV RATIO        LTV RATIO        DSC RATIO        DSC RATIO        RATE(1)
--------------------------------------------  ---------------  ---------------  ---------------  ---------------  -------------
AL..........................................          74.6%            79.6%            1.35x            1.25x           97.5%
AR..........................................          59.7             60.9             1.37             1.32            90.9
AZ..........................................          74.9             80.0             1.31             1.23            98.8
CA..........................................          73.0             79.9             1.33             1.20            96.8
CO..........................................          74.4             78.6             1.40             1.26            95.5
CT..........................................          70.6             76.5             1.31             1.24            91.7
DE..........................................          77.4             77.4             1.25             1.25            98.4
FL..........................................          74.2             80.0             1.35             1.20            95.4
GA..........................................          75.6             79.9             1.32             1.22            97.0
IA..........................................          74.8             74.8             1.28             1.28           100.0
IL..........................................          76.0             79.8             1.34             1.23            97.0
IN..........................................          76.1             79.3             1.33             1.25            96.2
KS..........................................          72.7             78.0             1.44             1.26            96.0
KY..........................................          74.8             77.4             1.27             1.24           100.0
LA..........................................          71.4             71.4             1.36             1.36            84.0
MA..........................................          72.0             79.5             1.36             1.25            93.9
MD..........................................          66.9             74.8             1.40             1.31            91.3
MI..........................................          80.0             80.0             1.35             1.35            99.3
MN..........................................          70.7             80.0             1.41             1.22            93.6
MO..........................................          73.8             79.9             1.28             1.22            97.2
NC..........................................          73.3             74.9             1.28             1.24            93.3
NE..........................................          73.1             78.8             1.28             1.21            93.9
NJ..........................................          72.8             80.0             1.31             1.19            97.8
NV..........................................          78.6             80.0             1.29             1.20            93.2
NY..........................................          71.4             79.9             1.35             1.23            97.6
OH..........................................          71.9             79.9             1.32             1.22            98.3
OK..........................................          66.1             66.1             1.72             1.72            96.3
OR..........................................          71.1             72.1             1.28             1.26            96.1
PA..........................................          75.3             80.0             1.27             1.21            95.9
SC..........................................          70.2             78.8             1.42             1.22            95.8
TN..........................................          65.4             79.8             1.53             1.20            97.4
TX..........................................          74.9             79.9             1.37             1.21            94.3
UT..........................................          72.7             74.8             1.54             1.49          --
VA..........................................          74.1             79.4             1.34             1.23            95.9
WA..........................................          73.6             75.0             1.29             1.23            97.4
WV..........................................          76.8             76.8             1.33             1.33           100.0
                                                       ---              ---              ---              ---           -----
Total/Avg/Wtd. Avg./Min/Max:................          73.0%            80.0%            1.35x            1.19x           95.7%
                                                       ---              ---              ---              ---           -----
                                                       ---              ---              ---              ---           -----

                                               WTD.AVG.
                                               MORTGAGE
STATES                                           RATE
--------------------------------------------  -----------
AL..........................................       7.569%
AR..........................................       7.797
AZ..........................................       7.711
CA..........................................       7.696
CO..........................................       8.204
CT..........................................       7.947
DE..........................................       7.650
FL..........................................       7.530
GA..........................................       7.621
IA..........................................       7.440
IL..........................................       7.514
IN..........................................       7.388
KS..........................................       7.387
KY..........................................       8.232
LA..........................................       7.990
MA..........................................       7.475
MD..........................................       7.692
MI..........................................       7.390
MN..........................................       7.522
MO..........................................       7.505
NC..........................................       7.456
NE..........................................       7.926
NJ..........................................       7.517
NV..........................................       7.092
NY..........................................       7.754
OH..........................................       7.263
OK..........................................       7.190
OR..........................................       7.265
PA..........................................       7.838
SC..........................................       7.488
TN..........................................       7.665
TX..........................................       7.616
UT..........................................       7.422
VA..........................................       7.438
WA..........................................       7.722
WV..........................................       7.770
                                                   -----
Total/Avg/Wtd. Avg./Min/Max:................       7.603%
                                                   -----
                                                   -----


------------------------------

(1) Occupancy Rates were calculated without reference to hospitality properties.

                        MORTGAGE LOANS BY PROPERTY TYPE
                              (ALL MORTGAGE LOANS)


                                                              AGGREGATE      % BY AGGREGATE      AVERAGE       HIGHEST
                                               NUMBER       CUT-OFF DATE      CUT-OFF DATE     CUT-OFF DATE  CUT-OFF DATE
PROPERTY TYPE                                 OF LOANS         BALANCE           BALANCE         BALANCE       BALANCE
------------------------------------------  -------------  ---------------  -----------------  ------------  ------------
Retail....................................          103    $   794,888,630           46.0%     $  7,717,365  $ 62,467,513
Multifamily...............................           74        424,641,846           24.6         5,738,403    33,180,421
Office....................................           49        258,522,386           15.0         5,275,967    18,471,844
Hotel.....................................            9        112,298,053            6.5        12,477,561    20,360,654
Industrial/W'hse..........................           16         97,954,817            5.7         6,122,176    17,735,508
Health Care...............................            3         23,216,532            1.3         7,738,844     9,740,102
Self Storage..............................            3         11,147,050            0.6         3,715,683     4,656,636
Mobile Home Park..........................            1          2,900,000            0.2         2,900,000     2,900,000
Parking Garage............................            1          2,248,317            0.1         2,248,317     2,248,317
                                                    ---    ---------------          -----      ------------  ------------
Total/Avg/Wtd. Avg./Min/Max:..............          259    $ 1,727,817,629          100.0%     $  6,671,111  $ 62,467,513
                                                    ---    ---------------          -----      ------------  ------------
                                                    ---    ---------------          -----      ------------  ------------

                                               WTD.AVG.          MAXIMUM         WTD.AVG.          MINIMUM        WTD.AVG.
                                             CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY
PROPERTY TYPE                                  LTV RATIO        LTV RATIO        DSC RATIO        DSC RATIO        RATE(1)
------------------------------------------  ---------------  ---------------  ---------------  ---------------  -------------
Retail....................................          73.0%            80.0%            1.33x            1.21x           96.0%
Multifamily...............................          76.8             80.0             1.31             1.19            94.4
Office....................................          69.5             78.8             1.34             1.24            96.2
Hotel.....................................          71.3             77.4             1.52             1.40          --
Industrial/W'hse..........................          68.5             80.0             1.39             1.28            98.3
Health Care...............................          75.7             79.6             1.46             1.37            94.2
Self Storage..............................          66.0             71.8             1.45             1.33            89.4
Mobile Home Park..........................          75.3             75.3             1.37             1.37            96.0
Parking Garage............................          72.5             72.5             1.36             1.36           100.0
                                                     ---              ---              ---              ---           -----
Total/Avg/Wtd. Avg./Min/Max:..............          73.0%            80.0%            1.35x            1.19x           95.7%
                                                     ---              ---              ---              ---           -----
                                                     ---              ---              ---              ---           -----

                                              WTD.AVG.
                                              MORTGAGE
PROPERTY TYPE                                   RATE
------------------------------------------  -------------
Retail....................................        7.683%
Multifamily...............................        7.424
Office....................................        7.658
Hotel.....................................        7.502
Industrial/W'hse..........................        7.704
Health Care...............................        7.492
Self Storage..............................        8.005
Mobile Home Park..........................        7.110
Parking Garage............................        7.460
                                                  -----
Total/Avg/Wtd. Avg./Min/Max:..............        7.603%
                                                  -----
                                                  -----


------------------------------

(1) Occupancy Rates were calculated without reference to hospitality properties.



                            CUT-OFF DATE DSC RATIOS
                              (ALL MORTGAGE LOANS)


                 RANGE OF                                     AGGREGATE      % BY AGGREGATE      AVERAGE       HIGHEST
               CUT-OFF DATE                    NUMBER       CUT-OFF DATE      CUT-OFF DATE     CUT-OFF DATE  CUT-OFF DATE
              DSC RATIO (X)                   OF LOANS         BALANCE           BALANCE         BALANCE       BALANCE
------------------------------------------  -------------  ---------------  -----------------  ------------  ------------
1.19-1.24.................................           30    $   253,348,118           14.7%     $  8,444,937  $ 41,975,309
1.25-1.29.................................           53        426,764,269           24.7         8,052,156    33,180,421
1.30-1.34.................................           65        339,541,702           19.7         5,223,718    22,622,349
1.35-1.39.................................           45        293,148,206           17.0         6,514,405    62,467,513
1.40-1.44.................................           18        116,660,228            6.8         6,481,124    16,451,099
1.45-1.49.................................           20        140,360,211            8.1         7,018,011    20,360,654
1.50-1.54.................................            5         25,479,283            1.5         5,095,857     9,368,860
1.55-1.59.................................            6         45,800,498            2.7         7,633,416    17,944,805
1.60-1.64.................................            3         20,333,977            1.2         6,777,992    10,567,341
1.65-1.69.................................            3         16,709,147            1.0         5,569,716     8,723,040
1.70-1.74.................................            5         13,846,628            0.8         2,769,326     4,492,874
1.80-1.84.................................            2         23,262,611            1.3        11,631,305    18,940,051
1.90-1.94.................................            1          2,696,562            0.2         2,696,562     2,696,562
2.05-2.09.................................            2          8,122,183            0.5         4,061,092     4,625,654
2.10-2.14.................................            1          1,744,007            0.1         1,744,007     1,744,007
                                                    ---    ---------------          -----      ------------  ------------
Total/Avg/Wtd. Avg./Min/Max:..............          259    $ 1,727,817,629          100.0%     $  6,671,111  $ 62,467,513
                                                    ---    ---------------          -----      ------------  ------------
                                                    ---    ---------------          -----      ------------  ------------

                 RANGE OF                      WTD.AVG.          MAXIMUM         WTD.AVG.          MINIMUM        WTD.AVG.
               CUT-OFF DATE                  CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY
              DSC RATIO (X)                    LTV RATIO        LTV RATIO        DSC RATIO        DSC RATIO        RATE(1)
------------------------------------------  ---------------  ---------------  ---------------  ---------------  -------------
1.19-1.24.................................          76.7%            80.0%            1.22x            1.19x           95.8%
1.25-1.29.................................          75.9             80.0             1.27             1.24            96.3
1.30-1.34.................................          71.9             80.0             1.31             1.29            95.4
1.35-1.39.................................          73.6             80.0             1.36             1.34            94.8
1.40-1.44.................................          70.9             79.9             1.41             1.40            97.4
1.45-1.49.................................          72.2             78.7             1.47             1.44            96.1
1.50-1.54.................................          63.9             79.8             1.51             1.49            93.0
1.55-1.59.................................          69.3             74.8             1.57             1.54            95.2
1.60-1.64.................................          65.0             70.0             1.61             1.60            98.1
1.65-1.69.................................          67.1             71.7             1.67             1.67            92.2
1.70-1.74.................................          65.8             68.8             1.72             1.69            94.0
1.80-1.84.................................          51.4             55.4             1.80             1.80            99.2
1.90-1.94.................................          57.4             57.4             1.91             1.91          --
2.05-2.09.................................          43.0             54.4             2.05             2.05            65.0
2.10-2.14.................................          47.8             47.8             2.13             2.13           100.0
                                                     ---              ---              ---              ---           -----
Total/Avg/Wtd. Avg./Min/Max:..............          73.0%            80.0%            1.35x            1.19x           95.7%
                                                     ---              ---              ---              ---           -----
                                                     ---              ---              ---              ---           -----

                 RANGE OF                     WTD.AVG.
               CUT-OFF DATE                   MORTGAGE
              DSC RATIO (X)                     RATE
------------------------------------------  -------------
1.19-1.24.................................        7.565%
1.25-1.29.................................        7.497
1.30-1.34.................................        7.767
1.35-1.39.................................        7.583
1.40-1.44.................................        7.551
1.45-1.49.................................        7.571
1.50-1.54.................................        7.961
1.55-1.59.................................        7.618
1.60-1.64.................................        7.463
1.65-1.69.................................        7.816
1.70-1.74.................................        7.342
1.80-1.84.................................        7.908
1.90-1.94.................................        7.970
2.05-2.09.................................        7.567
2.10-2.14.................................        8.200
                                                  -----
Total/Avg/Wtd. Avg./Min/Max:..............        7.603%
                                                  -----
                                                  -----



The weighted average Cut-off Date DSCR is 1.35x.


----------------------------------

(1) Occupancy Rates were calculated without reference to hospitality properties.

                            CUT-OFF DATE LTV RATIOS
                              (ALL MORTGAGE LOANS)


                                                                                                    AVERAGE
RANGE OF                                                         AGGREGATE      % BY AGGREGATE      CUT-OFF      HIGHEST
CUT-OFF DATE                                      NUMBER       CUT-OFF DATE      CUT-OFF DATE        DATE      CUT-OFF DATE
LTV RATIOS (%)                                   OF LOANS         BALANCE           BALANCE         BALANCE      BALANCE
---------------------------------------------  -------------  ---------------  -----------------  -----------  ------------
25.01-30.00..................................            1    $     3,496,530            0.2%      $3,496,530  $  3,496,530
45.01-50.00..................................            2         11,112,867            0.6       5,556,434      9,368,860
50.01-55.00..................................            5         39,677,497            2.3       7,935,499     18,940,051
55.01-60.00..................................           10         48,476,038            2.8       4,847,604     17,735,508
60.01-65.00..................................           11         51,313,653            3.0       4,664,878      9,474,950
65.01-70.00..................................           30        201,412,040           11.7       6,713,735     16,451,099
70.01-75.00..................................          111        749,274,400           43.4       6,750,220     62,467,513
75.01-80.00..................................           89        623,054,604           36.1       7,000,614     33,180,421
                                                       ---    ---------------          -----      -----------  ------------
Total/Avg/Wtd. Avg./Min/Max:.................          259    $ 1,727,817,629          100.0%      $6,671,111  $ 62,467,513
                                                       ---    ---------------          -----      -----------  ------------
                                                       ---    ---------------          -----      -----------  ------------

The weighted average Cut-off Date LTV Ratio is 73.0%.

RANGE OF                                          WTD.AVG.          MAXIMUM         WTD.AVG.          MINIMUM        WTD.AVG.
CUT-OFF DATE                                    CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY
LTV RATIOS (%)                                    LTV RATIO        LTV RATIO        DSC RATIO        DSC RATIO        RATE(1)
---------------------------------------------  ---------------  ---------------  ---------------  ---------------  -------------
25.01-30.00..................................          28.0%            28.0%            2.05x            2.05x           65.0%
45.01-50.00..................................          48.6             48.8             1.61             1.51            96.6
50.01-55.00..................................          52.5             54.5             1.65             1.32            94.1
55.01-60.00..................................          58.0             60.0             1.48             1.30            97.4
60.01-65.00..................................          62.7             64.7             1.43             1.20            95.0
65.01-70.00..................................          68.1             70.0             1.42             1.24            95.3
70.01-75.00..................................          73.3             75.0             1.34             1.22            95.7
75.01-80.00..................................          78.3             80.0             1.29             1.19            95.9
                                                        ---              ---              ---              ---           -----
Total/Avg/Wtd. Avg./Min/Max:.................          73.0%            80.0%            1.35x            1.19x           95.7%
                                                        ---              ---              ---              ---           -----
                                                        ---              ---              ---              ---           -----
The weighted average Cut-off Date LTV Ratio i

RANGE OF                                        WTD.AVG.
CUT-OFF DATE                                    MORTGAGE
LTV RATIOS (%)                                    RATE
---------------------------------------------  -----------
25.01-30.00..................................       7.220%
45.01-50.00..................................       8.326
50.01-55.00..................................       7.806
55.01-60.00..................................       7.795
60.01-65.00..................................       7.678
65.01-70.00..................................       7.808
70.01-75.00..................................       7.680
75.01-80.00..................................       7.400
                                                    -----
Total/Avg/Wtd. Avg./Min/Max:.................       7.603%
                                                    -----
                                                    -----
The weighted average Cut-off Date LTV Ratio i


----------------------------------


(1) Occupancy Rates were calculated without reference to hospitality properties.



                            MATURITY DATE LTV RATIOS
                              (ALL BALLOON LOANS)


                                                                                                    AVERAGE
RANGE OF                                                         AGGREGATE      % BY AGGREGATE      CUT-OFF      HIGHEST
MATURITY DATE                                     NUMBER       CUT-OFF DATE      CUT-OFF DATE        DATE      CUT-OFF DATE
LTV RATIOS (%)                                   OF LOANS         BALANCE           BALANCE         BALANCE      BALANCE
---------------------------------------------  -------------  ---------------  -----------------  -----------  ------------

5.01-10.00...................................            1    $     1,538,698            0.1%      $1,538,698  $  1,538,698
25.01-30.00..................................            2         18,365,287            1.7       9,182,643     11,991,271
30.01-35.00..................................            1          3,657,893            0.3       3,657,893      3,657,893
35.01-40.00..................................            2          7,130,520            0.7       3,565,260      5,386,513
40.01-45.00..................................            4         33,579,284            3.2       8,394,821     18,940,051
45.01-50.00..................................            8         50,872,920            4.8       6,359,115     14,742,098
50.01-55.00..................................           10         50,061,694            4.7       5,006,169     16,451,099
55.01-60.00..................................           21        150,198,180           14.2       7,152,294     20,360,654
60.01-65.00..................................           36        222,296,755           21.0       6,174,910     19,962,785
65.01-70.00..................................           63        365,178,309           34.5       5,796,481     22,622,349
70.01-75.00..................................           26        152,392,323           14.4       5,861,243     16,086,751
75.01-80.00..................................            1          3,268,990            0.3       3,268,990      3,268,990
                                                       ---    ---------------          -----      -----------  ------------
Total/Avg/Wtd. Avg./Min/Max:.................          175    $ 1,058,540,854          100.0%      $6,048,805  $ 22,622,349
                                                       ---    ---------------          -----      -----------  ------------
                                                       ---    ---------------          -----      -----------  ------------
The weighted average Maturity Date LTV Ratio is 62.2%

RANGE OF                                          WTD.AVG.          MAXIMUM         WTD.AVG.          MINIMUM        WTD.AVG.
MATURITY DATE                                   CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY
LTV RATIOS (%)                                    LTV RATIO        LTV RATIO        DSC RATIO        DSC RATIO       RATE (1)
---------------------------------------------  ---------------  ---------------  ---------------  ---------------  -------------
5.01-10.00...................................          67.5%            67.5%            1.31x            1.31x          100.0%
25.01-30.00..................................          74.6             75.0             1.29             1.27            87.9
30.01-35.00..................................          74.7             74.7             1.30             1.30           100.0
35.01-40.00..................................          68.2             74.8             1.51             1.31           100.0
40.01-45.00..................................          51.1             58.2             1.68             1.32            98.3
45.01-50.00..................................          66.3             74.1             1.41             1.33            93.9
50.01-55.00..................................          63.8             71.7             1.40             1.31            93.7
55.01-60.00..................................          71.4             76.5             1.35             1.20            95.3
60.01-65.00..................................          71.9             79.6             1.40             1.21            94.8
65.01-70.00..................................          75.0             79.9             1.33             1.20            96.9
70.01-75.00..................................          79.2             80.0             1.29             1.20            93.8
75.01-80.00..................................          79.7             79.7             1.32             1.32            97.9
                                                        ---              ---              ---              ---           -----
Total/Avg/Wtd. Avg./Min/Max:.................          72.7%            80.0%            1.36x            1.20x           95.5%
                                                        ---              ---              ---              ---           -----
                                                        ---              ---              ---              ---           -----
The weighted average Maturity Date LTV Ratio

RANGE OF                                        WTD.AVG.
MATURITY DATE                                   MORTGAGE
LTV RATIOS (%)                                    RATE
---------------------------------------------  -----------
5.01-10.00...................................       8.080%
25.01-30.00..................................       7.836
30.01-35.00..................................       8.040
35.01-40.00..................................       8.102
40.01-45.00..................................       8.147
45.01-50.00..................................       8.150
50.01-55.00..................................       7.724
55.01-60.00..................................       7.648
60.01-65.00..................................       7.711
65.01-70.00..................................       7.808
70.01-75.00..................................       7.394
75.01-80.00..................................       8.280
                                                    -----
Total/Avg/Wtd. Avg./Min/Max:.................       7.734%
                                                    -----
                                                    -----
The weighted average Maturity Date LTV Ratio


----------------------------------


(1) Occupancy Rates were calculated without reference to hospitality properties.

                                 MORTGAGE RATES
                              (ALL MORTGAGE LOANS)


                                                                AGGREGATE      % BY AGGREGATE      AVERAGE       HIGHEST
                  RANGE OF                       NUMBER       CUT-OFF DATE      CUT-OFF DATE     CUT-OFF DATE  CUT-OFF DATE
             MORTGAGE RATES (%)                 OF LOANS         BALANCE           BALANCE         BALANCE       BALANCE
--------------------------------------------  -------------  ---------------  -----------------  ------------  ------------
6.750-6.999.................................            6    $    68,106,597            3.9%     $ 11,351,099  $ 19,227,633
7.000-7.249.................................           28        232,135,246           13.4         8,290,544    41,975,309
7.250-7.499.................................           73        509,218,174           29.5         6,975,591    20,360,654
7.500-7.749.................................           67        481,472,615           27.9         7,186,158    62,467,513
7.750-7.999.................................           27        132,428,026            7.7         4,904,742    19,460,119
8.000-8.249.................................           35        162,645,152            9.4         4,647,004    22,622,349
8.250-8.499.................................           12         48,560,902            2.8         4,046,742     9,368,860
8.500-8.749.................................            4         37,579,037            2.2         9,394,759    13,325,200
8.750-8.999.................................            4         32,782,533            1.9         8,195,633    16,166,316
9.000-9.249.................................            3         22,889,348            1.3         7,629,783    14,742,098
                                                      ---    ---------------          -----      ------------  ------------
Total/Avg/Wtd. Avg./Min/Max:................          259    $ 1,727,817,629          100.0%     $  6,671,111  $ 62,467,513
                                                      ---    ---------------          -----      ------------  ------------
                                                      ---    ---------------          -----      ------------  ------------

                                                 WTD.AVG.          MAXIMUM         WTD.AVG.          MINIMUM        WTD.AVG.
                  RANGE OF                     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY
             MORTGAGE RATES (%)                  LTV RATIO        LTV RATIO        DSC RATIO        DSC RATIO        RATE(1)
--------------------------------------------  ---------------  ---------------  ---------------  ---------------  -------------
6.750-6.999.................................          78.8%            79.9%            1.33x            1.23x           93.2%
7.000-7.249.................................          74.6             80.0             1.30             1.19            96.6
7.250-7.499.................................          74.4             80.0             1.35             1.20            96.3
7.500-7.749.................................          73.6             80.0             1.33             1.20            94.8
7.750-7.999.................................          68.6             77.8             1.39             1.23            94.9
8.000-8.249.................................          68.4             79.4             1.43             1.20            97.1
8.250-8.499.................................          67.8             79.7             1.39             1.24            95.1
8.500-8.749.................................          73.0             75.2             1.27             1.20            97.0
8.750-8.999.................................          71.2             74.7             1.27             1.24            91.5
9.000-9.249.................................          69.1             73.4             1.34             1.30            97.5
                                                       ---              ---              ---              ---             ---
Total/Avg/Wtd. Avg./Min/Max:................          73.0%            80.0%            1.35x            1.19x           95.7%
                                                       ---              ---              ---              ---             ---
                                                       ---              ---              ---              ---             ---

                                               WTD.AVG.
                  RANGE OF                     MORTGAGE
             MORTGAGE RATES (%)                  RATE
--------------------------------------------  -----------
6.750-6.999.................................       6.977%
7.000-7.249.................................       7.171
7.250-7.499.................................       7.368
7.500-7.749.................................       7.600
7.750-7.999.................................       7.870
8.000-8.249.................................       8.096
8.250-8.499.................................       8.347
8.500-8.749.................................       8.563
8.750-8.999.................................       8.913
9.000-9.249.................................       9.053
                                                   -----
Total/Avg/Wtd. Avg./Min/Max:................       7.603%
                                                   -----
                                                   -----



The weighted average Mortgage Rate is 7.603%.

------------------------------

(1) Occupancy Rates were calculated without reference to hospitality properties.



                           ORIGINAL TERMS TO MATURITY
                               (ALL MORTGAGE LOANS)


                  RANGE OF                                      AGGREGATE      % BY AGGREGATE      AVERAGE       HIGHEST
               ORIGINAL TERMS                    NUMBER       CUT-OFF DATE      CUT-OFF DATE     CUT-OFF DATE  CUT-OFF DATE
            TO MATURITY (MONTHS)                OF LOANS         BALANCE           BALANCE         BALANCE       BALANCE
           ----------------------             -------------  ---------------  -----------------  ------------  ------------
49-60.......................................            4    $    75,444,811            4.4%     $ 18,861,203  $ 62,467,513
73-84.......................................           35        204,105,711           11.8         5,831,592    19,227,633
85-96.......................................            1         16,166,316            0.9        16,166,316    16,166,316
109-120.....................................          165      1,030,574,516           59.6         6,245,906    33,180,421
133-144.....................................            1         18,940,051            1.1        18,940,051    18,940,051
145-156.....................................            1         18,309,365            1.1        18,309,365    18,309,365
169-180.....................................           26        205,187,266           11.9         7,891,818    41,975,309
217-228.....................................            1          1,245,316            0.1         1,245,316     1,245,316
229-240.....................................           17         99,257,068            5.7         5,838,651    17,735,508
265-276.....................................            1          2,696,562            0.2         2,696,562     2,696,562
289-300.....................................            6         43,890,649            2.5         7,315,108    13,698,851
349-360.....................................            1         12,000,000            0.7        12,000,000    12,000,000
                                                      ---    ---------------          -----      ------------  ------------
Total/Avg/Wtd. Avg./Min/Max:................          259    $ 1,727,817,629          100.0%     $  6,671,111  $ 62,467,513
                                                      ---    ---------------          -----      ------------  ------------
                                                      ---    ---------------          -----      ------------  ------------

                  RANGE OF                       WTD.AVG.          MAXIMUM         WTD.AVG.          MINIMUM        WTD.AVG.
               ORIGINAL TERMS                  CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY
            TO MATURITY (MONTHS)                 LTV RATIO        LTV RATIO        DSC RATIO        DSC RATIO        RATE(1)
           ----------------------             ---------------  ---------------  ---------------  ---------------  -------------
49-60.......................................          68.5%            74.5%            1.37x            1.27x           90.3%
73-84.......................................          74.2             80.0             1.35             1.20            94.2
85-96.......................................          69.4             69.4             1.24             1.24            89.7
109-120.....................................          73.8             80.0             1.34             1.20            96.1
133-144.....................................          50.5             50.5             1.80             1.80            99.0
145-156.....................................          80.0             80.0             1.19             1.19            95.0
169-180.....................................          74.3             79.9             1.30             1.22            96.9
217-228.....................................          71.2             71.2             1.37             1.37           100.0
229-240.....................................          65.7             78.9             1.41             1.20            96.6
265-276.....................................          57.4             57.4             1.91             1.91          --
289-300.....................................          74.5             79.4             1.33             1.23            94.2
349-360.....................................          80.0             80.0             1.21             1.21           100.0
                                                       ---              ---              ---              ---           -----
Total/Avg/Wtd. Avg./Min/Max:................          73.0%            80.0%            1.35x            1.19x           95.7%
                                                       ---              ---              ---              ---           -----
                                                       ---              ---              ---              ---           -----

                  RANGE OF                     WTD.AVG.
               ORIGINAL TERMS                  MORTGAGE
            TO MATURITY (MONTHS)                 RATE
           ----------------------             -----------
49-60.......................................       7.493%
73-84.......................................       7.376
85-96.......................................       8.920
109-120.....................................       7.639
133-144.....................................       8.040
145-156.....................................       7.240
169-180.....................................       7.553
217-228.....................................       8.050
229-240.....................................       7.678
265-276.....................................       7.970
289-300.....................................       7.508
349-360.....................................       7.630
                                                   -----
Total/Avg/Wtd. Avg./Min/Max:................       7.603%
                                                   -----
                                                   -----



The weighted average original term to maturity is 134 months.

------------------------------

(1) Occupancy Rates were calculated without reference to hospitality properties.

                          REMAINING TERMS TO MATURITY
                              (ALL MORTGAGE LOANS)


         RANGE OF                                                               AVERAGE      HIGHEST
      REMAINING TERMS                         AGGREGATE     % BY AGGREGATE      CUT-OFF      CUT-OFF       WTD.AVG.
        TO MATURITY             NUMBER      CUT-OFF DATE     CUT-OFF DATE        DATE         DATE       CUT-OFF DATE
         (MONTHS)              OF LOANS        BALANCE          BALANCE         BALANCE      BALANCE       LTV RATIO
---------------------------  -------------  -------------  -----------------  -----------  -----------  ---------------
49- 60.....................            4    $  75,444,811            4.4%     1$8,861,203  6$2,467,513          68.5%
73- 84.....................           36      220,272,026           12.7       6,118,667   19,227,633           73.9
109-120....................          165    1,030,574,516           59.6       6,245,906   33,180,421           73.8
133-144....................            1       18,940,051            1.1      18,940,051   18,940,051           50.5
145-156....................            1       18,309,365            1.1      18,309,365   18,309,365           80.0
169-180....................           26      205,187,266           11.9       7,891,818   41,975,309           74.3
217-228....................            1        1,245,316            0.1       1,245,316    1,245,316           71.2
229-240....................           17       99,257,068            5.7       5,838,651   17,735,508           65.7
265-276....................            1        2,696,562            0.2       2,696,562    2,696,562           57.4
289-300....................            6       43,890,649            2.5       7,315,108   13,698,851           74.5
349-360....................            1       12,000,000            0.7      12,000,000   12,000,000           80.0
                                     ---    -------------          -----      -----------  -----------           ---
Total/Avg/Wtd.
  Avg./Min/Max:............          259    $1,727,817,629         100.0%      $6,671,111  6$2,467,513          73.0%
                                     ---    -------------          -----      -----------  -----------           ---
                                     ---    -------------          -----      -----------  -----------           ---

         RANGE OF
      REMAINING TERMS            MAXIMUM         WTD.AVG.          MINIMUM        WTD.AVG.      WTD.AVG.
        TO MATURITY           CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY     MORTGAGE
         (MONTHS)               LTV RATIO        DSC RATIO        DSC RATIO        RATE(1)        RATE
---------------------------  ---------------  ---------------  ---------------  -------------  -----------
49- 60.....................          74.5%            1.37x            1.27x           90.3%        7.493%
73- 84.....................          80.0             1.34             1.20            93.8         7.489
109-120....................          80.0             1.34             1.20            96.1         7.639
133-144....................          50.5             1.80             1.80            99.0         8.040
145-156....................          80.0             1.19             1.19            95.0         7.240
169-180....................          79.9             1.30             1.22            96.9         7.553
217-228....................          71.2             1.37             1.37           100.0         8.050
229-240....................          78.9             1.41             1.20            96.6         7.678
265-276....................          57.4             1.91             1.91          --             7.970
289-300....................          79.4             1.33             1.23            94.2         7.508
349-360....................          80.0             1.21             1.21           100.0         7.630
                                      ---              ---              ---           -----         -----
Total/Avg/Wtd.
  Avg./Min/Max:............          80.0%            1.35x            1.19x           95.7%        7.603%
                                      ---              ---              ---           -----         -----
                                      ---              ---              ---           -----         -----



The weighted average remaining term to maturity is 131 months.

------------------------------

(1) Occupancy Rates were calculated without reference to hospitality properties.



                             CUT-OFF DATE BALANCES
                              (ALL MORTGAGE LOANS)


                                                                                AVERAGE      HIGHEST
         RANGE OF                             AGGREGATE     % BY AGGREGATE      CUT-OFF      CUT-OFF       WTD.AVG.
       CUT-OFF DATE             NUMBER      CUT-OFF DATE     CUT-OFF DATE        DATE         DATE       CUT-OFF DATE
       BALANCES ($)            OF LOANS        BALANCE          BALANCE         BALANCE      BALANCE       LTV RATIO
---------------------------  -------------  -------------  -----------------  -----------  -----------  ---------------
613,737- 2,000,000.........           30    $  44,170,430            2.6%      $1,472,348   $1,998,192          71.6%
2,000,001- 4,000,000.......           72      204,959,251           11.9       2,846,656    3,997,942           72.5
4,000,001- 6,000,000.......           61      300,129,564           17.4       4,920,157    6,000,000           72.6
6,000,001- 8,000,000.......           27      183,552,516           10.6       6,798,241    7,991,175           74.0
8,000,001-10,000,000.......           20      184,885,463           10.7       9,244,273    9,994,322           70.1
10,000,001-12,000,000......           14      157,527,694            9.1      11,251,978   12,000,000           74.2
12,000,001-14,000,000......            9      115,600,746            6.7      12,844,527   13,698,851           75.0
14,000,001-16,000,000......            7      101,604,965            5.9      14,514,995   15,166,062           76.3
16,000,001-18,000,000......            6      102,151,730            5.9      17,025,288   17,944,805           70.4
18,000,001-20,000,000......            8      152,629,022            8.8      19,078,628   19,988,861           73.8
20,000,001-22,000,000......            1       20,360,654            1.2      20,360,654   20,360,654           74.0
22,000,001-24,000,000......            1       22,622,349            1.3      22,622,349   22,622,349           74.2
32,000,001-34,000,000......            1       33,180,421            1.9      33,180,421   33,180,421           78.1
40,000,001-42,000,000......            1       41,975,309            2.4      41,975,309   41,975,309           73.6
62,000,001-64,000,000......            1       62,467,513            3.6      62,467,513   62,467,513           70.2
                                     ---    -------------          -----      -----------  -----------           ---
Total/Avg/Wtd.
  Avg./Min/Max:............          259    $1,727,817,629         100.0%      $6,671,111  6$2,467,513          73.0%
                                     ---    -------------          -----      -----------  -----------           ---
                                     ---    -------------          -----      -----------  -----------           ---


         RANGE OF                MAXIMUM         WTD.AVG.          MINIMUM        WTD.AVG.      WTD.AVG.
       CUT-OFF DATE           CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY     MORTGAGE
       BALANCES ($)             LTV RATIO        DSC RATIO        DSC RATIO        RATE(1)        RATE
---------------------------  ---------------  ---------------  ---------------  -------------  -----------
613,737- 2,000,000.........          79.9%           1.36x            1.20x            96.3%        7.874%
2,000,001- 4,000,000.......          80.0             1.38             1.21            95.6         7.656
4,000,001- 6,000,000.......          80.0             1.36             1.20            96.5         7.582
6,000,001- 8,000,000.......          80.0             1.36             1.25            95.9         7.728
8,000,001-10,000,000.......          79.9             1.35             1.20            95.1         7.757
10,000,001-12,000,000......          80.0             1.32             1.21            96.0         7.392
12,000,001-14,000,000......          79.9             1.30             1.23            94.7         7.562
14,000,001-16,000,000......          79.8             1.32             1.20            97.2         7.593
16,000,001-18,000,000......          79.1             1.37             1.24            94.4         7.659
18,000,001-20,000,000......          80.0             1.35             1.19            95.3         7.527
20,000,001-22,000,000......          74.0             1.46             1.46          --             7.360
22,000,001-24,000,000......          74.2             1.30             1.30           100.0         8.220
32,000,001-34,000,000......          78.1             1.28             1.28            95.5         7.190
40,000,001-42,000,000......          73.6             1.22             1.22           100.0         7.200
62,000,001-64,000,000......          70.2             1.36             1.36            88.3         7.580
                                      ---              ---              ---           -----         -----
Total/Avg/Wtd.
  Avg./Min/Max:............          80.0%           1.35x            1.19x            95.7%        7.603%
                                      ---              ---              ---           -----         -----
                                      ---              ---              ---           -----         -----



The average Cut-off Date Balance is $6,671,111.

------------------------------

(1) Occupancy Rates were calculated without reference to hospitality properties.

                          REMAINING AMORTIZATION TERMS
                              (ALL MORTGAGE LOANS)


                                                                                                    AVERAGE
                                                                 AGGREGATE      % BY AGGREGATE      CUT-OFF      HIGHEST
RANGE OF                                          NUMBER       CUT-OFF DATE      CUT-OFF DATE        DATE      CUT-OFF DATE
REMAINING AMORTIZATION TERMS (MONTHS)            OF LOANS         BALANCE           BALANCE         BALANCE      BALANCE
---------------------------------------------  -------------  ---------------  -----------------  -----------  ------------
181-192......................................            1    $     1,538,698            0.1%      $1,538,698  $  1,538,698
217-228......................................            1          1,245,316            0.1       1,245,316      1,245,316
229-240......................................           20        110,719,856            6.4       5,535,993     17,735,508
265-276......................................            2          8,689,989            0.5       4,344,994      5,993,427
277-288......................................            1          4,075,713            0.2       4,075,713      4,075,713
289-300......................................           45        294,505,698           17.0       6,544,571     20,360,654
313-324......................................            1          2,198,361            0.1       2,198,361      2,198,361
325-336......................................            1          5,386,513            0.3       5,386,513      5,386,513
349-360......................................          187      1,299,457,487           75.2       6,948,971     62,467,513
                                                       ---    ---------------          -----      -----------  ------------
Total/Avg/Wtd. Avg./Min/Max:.................          259    $ 1,727,817,629          100.0%      $6,671,111  $ 62,467,513
                                                       ---    ---------------          -----      -----------  ------------
                                                       ---    ---------------          -----      -----------  ------------


                                                  WTD.AVG.          MAXIMUM         WTD.AVG.          MINIMUM        WTD.AVG.
RANGE OF                                        CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY
REMAINING AMORTIZATION TERMS (MONTHS)             LTV RATIO        LTV RATIO        DSC RATIO        DSC RATIO        RATE(1)
---------------------------------------------  ---------------  ---------------  ---------------  ---------------  -------------
181-192......................................          67.5%            67.5%            1.31x            1.31x          100.0%
217-228......................................          71.2             71.2             1.37             1.37           100.0
229-240......................................          65.1             78.9             1.43             1.20            97.3
265-276......................................          70.8             76.8             1.51             1.33           100.0
277-288......................................          74.8             74.8             1.28             1.28           100.0
289-300......................................          70.9             79.6             1.41             1.21            95.3
313-324......................................          61.9             61.9             1.32             1.32            95.2
325-336......................................          74.8             74.8             1.31             1.31           100.0
349-360......................................          74.2             80.0             1.32             1.19            95.5
                                                        ---              ---              ---              ---           -----
Total/Avg/Wtd. Avg./Min/Max:.................          73.0%            80.0%            1.35x            1.19x           95.7%
                                                        ---              ---              ---              ---           -----
                                                        ---              ---              ---              ---           -----


                                                WTD.AVG.
RANGE OF                                        MORTGAGE
REMAINING AMORTIZATION TERMS (MONTHS)             RATE
---------------------------------------------  -----------
181-192......................................       8.080%
217-228......................................       8.050
229-240......................................       7.709
265-276......................................       7.832
277-288......................................       7.440
289-300......................................       7.681
313-324......................................       7.520
325-336......................................       8.070
349-360......................................       7.573
                                                    -----
Total/Avg/Wtd. Avg./Min/Max:.................       7.603%
                                                    -----
                                                    -----



The weighted average remaining amortization term is 338 months.


----------------------------------


(1) Occupancy Rates were calculated without reference to hospitality properties.



                               AMORTIZATION TYPES
                              (ALL MORTGAGE LOANS)


                                                                                                    AVERAGE
                                                                 AGGREGATE      % BY AGGREGATE      CUT-OFF      HIGHEST
                                                  NUMBER       CUT-OFF DATE      CUT-OFF DATE        DATE      CUT-OFF DATE
AMORTIZATION TYPES                               OF LOANS         BALANCE           BALANCE         BALANCE      BALANCE
---------------------------------------------  -------------  ---------------  -----------------  -----------  ------------
Balloon......................................          173    $ 1,047,910,854           60.6%      $6,057,288  $ 22,622,349
ARD Loans....................................           61        533,938,981           30.9       8,753,098     62,467,513
Interest-Only then Amortizing Balloon(2).....            2         10,630,000            0.6       5,315,000      5,520,000
Fully Amortizing.............................           23        135,337,795            7.8       5,884,252     17,735,508
                                                       ---    ---------------          -----      -----------  ------------
Total/Avg/Wtd. Avg./Min/Max:.................          259    $ 1,727,817,629          100.0%      $6,671,111  $ 62,467,513
                                                       ---    ---------------          -----      -----------  ------------
                                                       ---    ---------------          -----      -----------  ------------


                                                  WTD.AVG.          MAXIMUM         WTD.AVG.          MINIMUM        WTD.AVG.
                                                CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY
AMORTIZATION TYPES                                LTV RATIO        LTV RATIO        DSC RATIO        DSC RATIO        RATE(1)
---------------------------------------------  ---------------  ---------------  ---------------  ---------------  -------------
Balloon......................................          72.8%            80.0%            1.36x            1.20x           95.4%
ARD Loans....................................          75.0             80.0             1.31             1.19            95.7
Interest-Only then Amortizing Balloon(2).....          57.2             60.8             1.49             1.40           100.0
Fully Amortizing.............................          68.1             80.0             1.39             1.20            97.3
                                                        ---              ---              ---              ---           -----
Total/Avg/Wtd. Avg./Min/Max:.................          73.0%            80.0%            1.35x            1.19x           95.7%
                                                        ---              ---              ---              ---           -----
                                                        ---              ---              ---              ---           -----


                                                WTD.AVG.
                                                MORTGAGE
AMORTIZATION TYPES                                RATE
---------------------------------------------  -----------
Balloon......................................       7.741%
ARD Loans....................................       7.347
Interest-Only then Amortizing Balloon(2).....       7.030
Fully Amortizing.............................       7.591
                                                    -----
Total/Avg/Wtd. Avg./Min/Max:.................       7.603%
                                                    -----
                                                    -----


----------------------------------


(1) Occupancy Rates were calculated without reference to hospitality properties.



(2) These Mortgage Loans require payments of interest only for a period of 24 months from origination prior to beginning to make payments that amortize the Mortgage Loans.



                                OCCUPANCY RATES
(ALL MORTGAGE LOANS OTHER THAN MORTGAGE LOANS SECURED BY HOSPITALITY PROPERTIES)


                                                                                                    AVERAGE
                                                                 AGGREGATE      % BY AGGREGATE      CUT-OFF      HIGHEST
                                                  NUMBER       CUT-OFF DATE      CUT-OFF DATE        DATE      CUT-OFF DATE
RANGE OF OCCUPANCY RATES (%)                     OF LOANS         BALANCE           BALANCE         BALANCE      BALANCE
---------------------------------------------  -------------  ---------------  -----------------  -----------  ------------
60.001- 65.000...............................            1    $     3,496,530            0.2%      $3,496,530  $  3,496,530
80.001- 85.000...............................            9         46,524,315            2.9       5,169,368     12,342,671
85.001- 90.000...............................           24        220,853,872           13.7       9,202,245     62,467,513
90.001- 95.000...............................           45        278,703,655           17.3       6,193,415     19,988,861
95.001-100.000...............................          171      1,065,941,205           66.0       6,233,574     41,975,309
                                                       ---    ---------------          -----      -----------  ------------
Total/Avg/Wtd. Avg./Min/Max:.................          250    $ 1,615,519,577          100.0%      $6,462,078  $ 62,467,513
                                                       ---    ---------------          -----      -----------  ------------
                                                       ---    ---------------          -----      -----------  ------------


                                                  WTD.AVG.          MAXIMUM         WTD.AVG.          MINIMUM        WTD.AVG.
                                                CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY
RANGE OF OCCUPANCY RATES (%)                      LTV RATIO        LTV RATIO        DSC RATIO        DSC RATIO         RATE
---------------------------------------------  ---------------  ---------------  ---------------  ---------------  -------------
60.001- 65.000...............................          28.0%            28.0%            2.05x            2.05x           65.0%
80.001- 85.000...............................          70.3             79.8             1.35             1.21            82.6
85.001- 90.000...............................          71.2             79.9             1.34             1.20            88.3
90.001- 95.000...............................          76.2             80.0             1.31             1.19            92.9
95.001-100.000...............................          73.0             80.0             1.34             1.20            98.6
                                                        ---              ---              ---              ---             ---
Total/Avg/Wtd. Avg./Min/Max:.................          73.1%            80.0%            1.33x            1.19x           95.7%
                                                        ---              ---              ---              ---             ---
                                                        ---              ---              ---              ---             ---


                                                WTD.AVG.
                                                MORTGAGE
RANGE OF OCCUPANCY RATES (%)                      RATE
---------------------------------------------  -----------
60.001- 65.000...............................       7.220%
80.001- 85.000...............................       7.510
85.001- 90.000...............................       7.707
90.001- 95.000...............................       7.545
95.001-100.000...............................       7.613
                                                    -----
Total/Avg/Wtd. Avg./Min/Max:.................       7.610%
                                                    -----
                                                    -----



The weighted average occupancy rate, excluding hospitality properties, is 95.7%.

    The LB Mortgage Loans will be serviced by GMAC Commercial Mortgage Corporation ("GMACCM"), as master servicer and special servicer. The Company will, by virtue of its ownership of the LB Investments, have the right to replace the special servicer and to select a representative from whom the special servicer will seek advice and approval and take direction under certain circumstances.

    The LB Investments have not been registered under the Securities Act or any state securities laws, and, accordingly, transfer of the LB Investments is restricted. Moreover, the LB Investments may not be transferred to an ERISA Plan or ERISA Plan investor except in certain limited circumstances. As a result, there is no liquid market for the LB Investments.


THE CONTROLLING CLASS REPRESENTATIVE



    The Pooling and Servicing Agreement permits the Company, as holder of the majority of the voting rights allocated to the most subordinated Class of LB Certificates to replace the Special Servicer and to select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances.



    The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and subject to the discussion in the second following paragraph, the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within 10 business days of having been notified thereof and having been provided with all reasonably requested information with respect thereto (provided that if such written objection has not been received by the Special Servicer within such 10 business day period, then the Controlling Class Representative's approval will be deemed to have been given):



        (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;



        (ii) any modification of a monetary term (including the timing of payments) or any material non-monetary term of a Mortgage Loan;



       (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "Description of the Certificates-- Termination" herein) for less than the applicable Purchase Price;



        (iv) any acceptance of a discounted payoff;



        (v) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;



        (vi) any release of collateral (other than in accordance with the terms of, or upon satisfaction of, a Mortgage Loan);



       (vii) any acceptance of substitute or additional collateral for a Mortgage Loan;



      (viii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and



        (ix) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.



    In addition, subject to the discussion in the following paragraph, the Company, as Controlling Class Representative, may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement.



    The foregoing notwithstanding, no such advice, direction or objection contemplated by either of the two preceding paragraphs may require or cause the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard.



SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES



    The rights of holders of the LB Investments to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated to the rights of holders of the Senior Certificates. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each Senior Certificate of all principal to which they are entitled.



    On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and additional expenses related to defaulted LB Mortgage Loans, such as Special Servicing Fees and unreimbursed advances, that have been incurred since the Cut-off Date and that have not previously been allocated will be allocated among the respective Classes of Certificates purchased by the Company (in each case in reduction of their respective Certificate Balances) as follows: first, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero. No Realized Losses will be allocated to the Senior Certificates until the aggregate Certificate Balance of the LB Investments is reduced to zero.



    "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any Mortgage Loan, including, without limitation, by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance.

                        FEDERAL INCOME TAX CONSEQUENCES


    The following is a summary of the material federal income tax consequences that may be relevant to the Company and to a prospective holder of the Common Stock. Skadden, Arps, Slate, Meagher & Flom LLP ("Counsel") has acted as counsel to the Company and has reviewed this summary and has rendered an opinion that the descriptions of the law and the legal conclusions contained herein are correct in all material respects, and the discussions hereunder fairly summarize the material federal income tax consequences to the Company and a holder of the Common Stock. The discussion contained herein does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders (including insurance companies, tax-exempt organizations (except as discussed below), financial institutions or broker-dealers and, except as discussed below, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

    The statements in this discussion and the opinion of Counsel are based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the Internal Revenue Service (the "IRS"), and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

    EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP, AND SALE OF THE COMMON STOCK AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

    The Company plans to make an election to be taxed as a REIT under the Code, commencing with its taxable year ending on December 31, 1998.

    The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections and Treasury Regulations that govern the federal income tax treatment of a REIT and its stockholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.


    Counsel has advised the Company in connection with the Offering and the Company's election to be taxed as a REIT. Counsel has provided the Company with an opinion that, provided the Company makes a timely election to be taxed as a REIT, the Company will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under Section 856 through 860 of the Code (the "REIT Provisions of the Code"). Investors should be aware, however, that opinions of counsel are not binding upon the IRS or any court. It must be emphasized that Counsel's opinion is based on and is conditioned upon certain assumptions and representations made by the Company as to factual matters, including assumptions and representations regarding the nature of the Company's properties and the future conduct of its business in accordance with the descriptions of the requirements to qualify as a REIT as described herein. The Company's qualification and taxation as a REIT depends upon its ability to meet, through actual annual operating results, asset ownership, distribution levels, and diversity of Stock ownership, and the various qualification tests imposed under the Code discussed below. Counsel will not review the Company's compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "--Failure to Qualify."


    If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its Net Income that is distributed currently to its stockholders. This treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its undistributed items of tax preference, if any. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test, multiplied by a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year (other than long-term capital gains that the Company elects to retain and pay the tax thereon), and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. To the extent that the Company elects to retain and pay income tax on its net capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax. Seventh, if the Company acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which it acquired such asset, then to the extent of such asset's net unrealized "built-in-gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by the Company over the adjusted basis in such asset at such time), the Company will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the tax on net unrealized "built-in-gain" assume that the Company will elect pursuant to IRS Notice 88-19 to be subject to the rules described in the preceding sentence if it were to make any such acquisition. See "Proposed Tax Legislation." Finally, the Company will be subject to tax at the highest marginal corporate rate on the portion of any Excess Inclusion derived by the Company from REMIC Residual Interests equal to the percentage of the Stock of the Company held by the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any other tax-exempt organization (other than a farmer's cooperative described in Section 521 of the Code) that is exempt from taxation under the unrelated business taxable income provisions of the Code, or any rural electrical or telephone cooperative (each, a "Disqualified Organization"). Any such tax on the portion of any Excess Inclusion allocable to Stock of the Company held by a Disqualified Organization will reduce the cash available for distribution from the Company to all stockholders.

REQUIREMENTS FOR QUALIFICATION

    The Code defines a REIT as a corporation, trust, or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but the REIT Provisions of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule");
(vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. Conditions (i) to (iv), inclusive, must be met during the entire taxable year and condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made by the Company to be taxed as a REIT. For purposes of determining Stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code Section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule.

    Prior to the consummation of the Offering, the Company did not satisfy conditions (v) and (vi) in the preceding paragraph. The Company anticipates issuing sufficient Common Stock with sufficient diversity of ownership pursuant to the Offering to allow it to satisfy requirements (v) and (vi). In addition, the Charter provides for restrictions regarding the transfer of the Common Stock that are intended to assist the Company in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. See "Description of Capital Stock--Restrictions on Transfer."

    The Code provides that a corporation that is a "Qualified REIT Subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "Qualified REIT Subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "Qualified REIT Subsidiary" is a corporation, all of the capital Stock of which is owned by the REIT. Thus, in applying the requirements described herein, any "Qualified REIT Subsidiaries" of the Company will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities, and items of income, deduction, and credit of the Company.

    In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income and asset tests described below.

    INCOME TESTS. In order for the Company to qualify and to maintain its qualification as a REIT, two requirements relating to the Company's gross income must be satisfied annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and interest on obligations secured by mortgages on real property or on interests in real property) or temporary investment income.

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Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property, mortgages on real property, or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of Stock or securities, or from any combination of the foregoing.

    The term "interest," as defined for purposes of the 75% and 95% gross income tests, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on net income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on the income or profits of a debtor if the debtor derives substantially all of its gross income from the related property through the leasing of substantially all of its interests in the property, to the extent the amounts received by the debtor would be characterized as rents from real property if received by a REIT.

    Interest on obligations secured by mortgages on real property or on interests in real property is qualifying income for purposes of the 75% gross income test. Any amount includible in gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if the Company held such assets), the Company will be treated as receiving directly its proportionate share of the income of the REMIC. In addition, if the Company receives interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date the Company purchased the mortgage loan, the interest income will be apportioned between the real property and the other property, which apportionment may cause the Company to recognize income that is not qualifying income for purposes of the 75% gross income test.

    In general, the interest, original issue discount, and market discount income that the Company derives from its investments in MBS Interests, and Mortgage Loans will be qualifying interest income for purposes of both the 75% and the 95% gross income tests, except to the extent that less than 95% of the assets of a REMIC in which the Company holds an interest consists of real estate assets (determined as if the Company held such assets), and the Company's proportionate share of the income of the REMIC includes income that is not qualifying income for purposes of the 75% and 95% gross income tests. In some cases, however, the loan amount of a Mortgage Loan may exceed the value of the real property securing the loan, which will result in a portion of the interest income from the loan being classified as qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. It is also possible that, in some instances, the interest income from a Distressed Mortgage Loan may be based in part on the borrower's profits or net income, which generally will disqualify the income from the loan for purposes of both the 75% and the 95% gross income tests.

    The Company may acquire Construction Loans or Mezzanine Loans that have shared appreciation provisions. To the extent interest from a loan that is based on the cash proceeds from the sale of property constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests.

    The Company also may employ, to the extent consistent with the REIT Provisions of the Code, other forms of securitization under which a "sale" of an interest in the Mortgage Loans occurs, and a resulting gain or loss is recorded on the Company's balance sheet for accounting purposes at the time of sale. In a "sale" securitization, only the net retained interest in the securitized Mortgage Loans would remain on the Company's balance sheet. The Company may elect to conduct certain of its securitization activities, including such sales, through one or more taxable subsidiaries or through "Qualified REIT Subsidiaries",

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as defined under the REIT Provisions of the Code, formed for such purpose. To the extent consistent with the REIT Provisions of the Code, such entity would elect to be taxed as a Real Estate Mortgage Investment Conduit ("REMIC") or a Financial Asset Securitization Investment Trust ("FASIT").

    The rent received by the Company from the tenants of its real property ("Rent") will qualify as "rents from real property" in satisfying the gross income tests for a REIT described above only if several conditions are met. First, the amount of Rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that the Rent received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the Company, or a direct or indirect owner of 10% or more of the Company, owns 10% or more of the ownership interests in such tenant, taking into account both direct and constructive ownership (a "Related Party Tenant"). Third, if Rent attributable to personal property, leased in connection with a lease of Real Property, is greater than 15% of the total Rent received under the lease, then the portion of Rent attributable to such personal property will not qualify as "rents from real property." Finally, for the Rent to qualify as "rents from real property," the Company generally must not operate or manage the Real Property or furnish or render services to the tenants of such Real Property, other than through an "independent contractor" who is adequately compensated and from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Company are "usually or customarily rendered" in connection with the rental or space for occupancy only and are not otherwise considered "rendered to the occupant." In addition, the Company may render a "DE MINIMIS" amount of impermissible services without violating the independent contractor requirement.

    The Company has represented that it will not charge Rent for any portion of any real property that is based, in whole or in part, on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above) to the extent that the receipt of such Rent would jeopardize the Company's status as a REIT. In addition, the Company has represented that, to the extent that it receives Rent from a Related Party Tenant, such Rent will not cause the Company to fail to satisfy either the 75% or 95% gross income test. The Company also has represented that it will not allow the Rent attributable to personal property leased in connection with any lease of real property to exceed 15% of the total Rent received under the lease, if the receipt of such Rent would cause the Company to fail to satisfy either the 75% or 95% gross income test. Furthermore, as a result of restrictions on the ownership of Stock in the Company, no person may own, directly or indirectly, more than 9.8% of the outstanding stock of the Company so that no tenant of the Company should be a Related Party Tenant. Finally, the Company has represented that it will not operate or manage its real property or furnish or render noncustomary services to the tenants of its real property other than through an "independent contractor," to the extent that such operation or the provision of such services would jeopardize the Company's status as a REIT.

    REITS generally are subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purpose of the 75% gross income test), less expenses directly connected with the production of such income. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured, (ii) for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat such property as foreclosure property. The Company does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if the Company does receive any such income, the Company will make an election to treat

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the related property as foreclosure property. If property is not eligible for the election to be treated as foreclosure property because the related loan was acquired by the REIT at a time when default was imminent or anticipated, income received with respect to such Ineligible Property may not be qualifying income for purposes of the 75% or 95% gross income test.

    The Company will generally be subject to a 100% tax on net income derived from a prohibited transaction. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. In general, the assets owned by the Company should not be considered held for sale to customers and any such sale should not be in the ordinary course of the Company's business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Complete assurance cannot be given that the Company will comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business." In addition, it should be noted that a REMIC or FASIT securitization by the Company of its whole loans could be considered a "prohibited transaction."

    It is possible that the Company will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including an interest rate swap or cap agreement, option, futures contract, forward rate agreement, or similar financial instrument (collectively, a "Qualified Hedge"). To the extent that the Company enters into a Qualified Hedge to reduce the interest rate risk on indebtedness incurred or to be incurred to acquire or carry Real Estate Assets, any periodic income or gain from the disposition of such Qualified Hedge should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

    The Company may receive income not described above that is not qualifying income for purposes of the 75% and 95% gross income tests. The Company will monitor the amount of nonqualifying income produced by its assets and has represented that it will manage its portfolio in order to comply at all times with the gross income tests.

    If the Company fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and the Company anticipates that any incorrect information on the schedule will not be due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of such relief provisions. As discussed above in "Federal Income Tax Consequences--Taxation of the Company," even if such relief provisions apply, a 100% tax would be imposed on the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test, multiplied by a fraction intended to reflect the Company's profitability.

    ASSET TESTS. The Company, at the close of each quarter of each taxable year, also must satisfy, either directly or through partnerships in which it has an interest, two tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by cash or cash items (including certain receivables), government securities, "Real Estate Assets," or, in cases where the Company raises new capital through Stock or long-term (at least five-year) debt offerings, temporary investments in Stock or debt instruments during the one-year period following the Company's receipt of such capital. The term "Real Estate Assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the fair market value of the associated real property, regular or residual interests in a REMIC (except that, if less than 95% of the assets of a REMIC consists of "real estate assets" (determined as if the Company held such assets), the

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Company will be treated as holding directly its proportionate share of the assets of such REMIC), and shares of other REITS. For purposes of the 75% asset test, the term "interest in real property" includes an interest in mortgage loans or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). An "interest in real property" also generally includes an interest in mortgage loans secured by controlling equity interests in entities treated as partnerships for federal income tax purposes that own real property, to the extent that the principal balance of the mortgage does not exceed the fair market value of the real property that is allocable to the equity interest. Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for its interests in any partnership and any Qualified REIT Subsidiary).

    The Company expects that any MBS, Distressed Real Property and temporary investments that it acquires generally will be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of a REMIC in which the Company owns an interest consists of "Real Estate Assets" and the Company's proportionate share of those assets includes assets that are nonqualifying assets for purposes of the 75% asset test. Mortgage Loans (including Distressed Mortgage Loans, Construction Loans, Bridge Loans and Mezzanine Loans) also will be qualifying assets for purposes of the 75% asset test to the extent that the principal balance of each mortgage loan does not exceed the value of the associated real property. The Company will monitor the status of the assets that it acquires for purposes of the various asset tests and has represented that it will manage its portfolio in order to comply at all times with such tests.

    The Company anticipates that it may securitize all or a portion of the Mortgage Loans which it acquires, in which event the Company will likely retain certain of the subordinated and IO classes of MBS Interests which may be created as a result of such securitization. The securitization of the Mortgage Loans may be accomplished through one or more REMICs established by the Company or, if a non-REMIC securitization is desired, through one or more Qualified REIT Subsidiaries established by the Company. The securitization of the Mortgage Loans through either one or more REMICs or one or more Qualified REIT Subsidiaries should not affect the qualification of the Company as a REIT or result in the imposition of corporate income tax under the taxable mortgage pool rules. Income realized by the Company from a REMIC securitization could, however, be subject to a 100% tax as a "prohibited transaction."

    If the Company should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Company's assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more nonqualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

    DISTRIBUTION REQUIREMENTS. The Company, in order to avoid corporate income taxation of its earnings, is required to distribute with respect to each taxable year dividends (other than capital gain dividends and retained capital gains) to its stockholders in an aggregate amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. Furthermore, if the Company should fail to

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distribute during each calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of the January immediately following such year) at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. However, the Company may elect to retain, rather than distribute, all or a portion of its net long-term capital gains and pay the tax on such undistributed gains, in which case the Company's stockholders would include their proportionate share of such undistributed long-term capital gains in income and receive a credit for their share of the tax paid by the Company. For purposes of the 4% excise tax described above, any such retained amounts would be treated as having been distributed. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements.

    It is possible that, from time to time, the Company may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, the Company will recognize taxable income in excess of its cash receipts when, as frequently happens, OID accrues with respect to certain of its subordinated MBS Interests, including POs and certain IOs. Mezzanine Loans may also be deemed to have OID for Federal income tax purposes. OID generally will be accrued using a methodology that does not allow credit losses to be reflected until they are actually incurred. The Company may also be required to accrue interest income from Distressed Mortgage Loans even though the borrowers fail to pay the full amounts due. In addition, the Company may recognize taxable market discount income upon the receipt of proceeds from the disposition of, or principal payments on, MBS and Distressed Mortgage Loans that are "market discount bonds" (i.e., obligations with an adjusted issue price that is greater than the Company's tax basis in such obligations), but not have any cash because such proceeds may be used to make non-deductible principal payments on related borrowings. Market discount income is treated as ordinary income and not as capital gain and, thus, is subject to the 95% distribution requirement. Furthermore, the Company would have income without the receipt of cash to the extent of the market discount attributable to debt securities held by a REMIC in which the Company holds a residual interest. The Company also may recognize Excess Inclusion or other taxable income in excess of cash flow from REMIC Residual Interests or its retained interests from non-REMIC securitization transactions. It is also possible that, from time to time, the Company may recognize net capital gain attributable to the sale of depreciated property that exceeds its cash receipts from the sale. In addition, pursuant to certain Treasury Regulations, the Company may be required to recognize the amount of any payment to be made pursuant to a shared appreciation provision over the term of the related loan using the constant yield method. Finally, the Company may recognize taxable income without receiving a corresponding cash distribution if it forecloses on or makes a "significant modification" (as specifically defined in the Treasury Regulations) to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds the Company's basis in the original loan. Therefore, the Company may have less cash than is necessary to meet its annual 95% distribution requirement, or because Excess Inclusion and OID are not taken into account in calculating the Company's REIT taxable income for purposes of the distribution requirement, to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of Preferred Stock or additional Common Stock, or through the sale of assets.

    Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to it stockholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Although the Company may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

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    RECORDKEEPING REQUIREMENTS. Under the Treasury Regulations, the Company must maintain certain records and request on an annual basis certain information from its stockholders designed to disclose the actual ownership of its outstanding Stock. The Company intends to comply with such requirements.

FAILURE TO QUALIFY

    If the Company fails to qualify for taxation as a REIT in any taxable year, and certain relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to the Company's stockholders in any year in which the Company fails to qualify as a REIT will not be deductible by the Company nor will they be required to be made. In such event, to the extent of the Company's current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF TAXABLE U.S. STOCKHOLDERS

    As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will be taken into account by such U.S. stockholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. As used herein, the term "U.S. stockholder" means a holder of Common Stock that for U.S. federal income tax purposes is (i) a citizen or resident of the U.S., (ii) a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof, (iii) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (iv) any trust with respect to which (a) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held his Common Stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such Stock. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a stockholder's Common Stock, such distributions will be included in income as long-term capital gain (or short-term capital gain if the Common Stock had been held for one year or less), assuming the Common Stock is a capital asset in the hands of the stockholder. In addition, any distribution declared by the Company in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year.

    Stockholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against its future income (subject to certain limitations). Taxable distributions from the Company and gain

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from the disposition of the Common Stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a stockholder is a limited partner) against such income. Taxable distributions from the Company generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Common Stock (or distributions treated as such), however, will be treated as investment income only if the stockholder so elects, in which case such capital gains will be taxed at ordinary income rates. The Company will notify stockholders after the close of the Company's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

    The Company may elect to retain and pay income tax on its net long-term capital gains. If the Company makes this election, the Company's stockholders would include in their income as long-term capital gain their proportionate share of the long-term capital gain as designated by the Company. Each stockholder will be deemed to have paid the stockholder's share of the tax, which could be credited or refunded to the stockholder. The basis of the stockholder's shares is increased by the amount of the undistributed long-term capital gains (less the amount of capital gains tax paid).

    The Company's investment in MBS may cause it under certain circumstances to recognize phantom income and to experience an offsetting excess of economic income over its taxable income in later years. As a result, stockholders may from time to time be required to pay federal income tax on distributions that economically represent a return of capital, rather than a dividend. Such distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Accordingly, if the Company receives phantom income, its stockholders may be required to pay federal income tax with respect to such income on an accelerated basis, i.e., before such income is realized by the stockholders in an economic sense. If one takes into account the time value of money, such an acceleration of federal income tax liabilities would cause stockholders to receive an after-tax rate of return on an investment in the Company that would be less than the after-tax rate of return on an investment with an identical before-tax rate of return that did not generate phantom income. In general, as the ratio of the Company's phantom income to its total income increases, the after-tax rate of return received by a taxable stockholder of the Company will decrease. The Company will consider the potential effects of phantom income on its taxable stockholders in managing its investments.

    If the Company owns REMIC Residual Interests, it is possible that stockholders would not be permitted to offset certain portions of the dividend income they derive from the Company with their current deductions or net operating loss carryovers or carrybacks. The portion of a stockholder's dividends that would be subject to this limitation would equal his allocable share of any Excess Inclusion income derived by the Company with respect to the REMIC Residual Interests. The Company's Excess Inclusion income for any calendar quarter will equal the excess of its income from REMIC Residual Interests over its "daily accruals" with respect to such REMIC Residual Interests for the calendar quarter. Daily accruals for a calendar quarter are computed by allocating to each day on which a REMIC Residual Interest is owned a ratable portion of the product of (i) the "adjusted issue price" of the REMIC Residual Interest at the beginning of the quarter and (ii) 120% of the long-term federal interest rate (adjusted for quarterly compounding) on the date of issuance of the REMIC Residual Interest. The adjusted issue price of a REMIC Residual Interest at the beginning of a calendar quarter equals the original issue price of the REMIC Residual Interest, increased by the amount of daily accruals for prior quarters and decreased by all prior distributions to the Company with respect to the REMIC Residual Interest. To the extent provided in future Treasury Regulations, the Excess Inclusion income with respect to any REMIC Residual Interests owned by the Company that do not have significant value will equal the entire amount of the income derived from such REMIC Residual Interests. Furthermore, to the extent that the Company (or a Qualified REIT Subsidiary) acquires or originates Mortgage Loans and uses those loans to collateralize one or more multiple-class offerings of MBS for which no REMIC election is made ("Non-REMIC

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Transactions"), it is possible that, to the extent provided in future Treasury
Regulations, stockholders will not be permitted to offset certain portions of the dividend income that they derive from the Company that are attributable to Non-REMIC Transactions with current deductions or net operating loss carryovers or carrybacks. Although no applicable Treasury Regulations have yet been issued, no assurance can be provided that such regulations will not be issued in the future or that, if issued, such regulations will not prevent the Company's stockholders from offsetting some portion of their dividend income with deductions or losses from other sources.

TAXATION OF STOCKHOLDERS ON THE DISPOSITION OF THE COMMON STOCK

    In general, any gain or loss realized upon a taxable disposition of the Common Stock by a stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Common Stock has been held for more than one year and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange of Common Stock by a stockholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such stockholder as long-term capital gain. All or portion of any loss realized upon a taxable disposition of the Common Stock may be disallowed if other shares of Common Stock are purchased within 30 days before or after the disposition.

CAPITAL GAINS AND LOSSES

    The highest marginal individual income tax rate (which applies to ordinary income and gain from the sale or exchange of capital assets held for one year or less) is 39.6%. The maximum regular income tax rate on capital gains derived by non-corporate taxpayers is 28% for sales and exchanges of capital assets held for more than one year but not more than eighteen months, and 20% for sales and exchanges of capital assets held for more than eighteen months. However, any long-term capital gains from the sale or exchange of depreciable real property that would be subject to ordinary income taxation (i.e., "depreciation recapture") if treated as personal property will be subject to a maximum tax rate of 25% instead of the 20% maximum rate. For taxable years beginning after December 31, 2000, the maximum regular capital gains rate for assets which are held more than 5 years is 18%. This rate will generally only apply to assets for which the holding period begins after December 31, 2000. With respect to distributions designated by the Company as capital gain dividends and any retained capital gains that the Company is deemed to distribute, the Company may designate (subject to certain limits) whether such a distribution is taxable to its individual stockholders at a federal income tax rate of 20%, 25% or 28%. Thus, the tax rate differential between capital gains and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains my be deducted against a non-corporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward indefinitely by non-corporate taxpayers. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate income tax rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

    The Company will report to its U.S. stockholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distribution to any stockholders who fail to certify their non-foreign status to the Company. The IRS has issued final Treasury Regulations regarding the back up withholding rules as applied to non-U.S. stockholders. Those regulations alter the current system of back up withholding compliance and will be effective for payments made after December 31, 1998.

TAXATION OF TAX-EXEMPT STOCKHOLDERS

    Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the IRS has ruled that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Stock with debt, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17) and (20), respectively, of Code Section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of the Company's Stock is required to treat a percentage of the dividends from the Company as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by the Company from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of the Company's Stock only if (i) the UBTI Percentage is at least 5%,
(ii) the Company qualifies as a REIT be reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interest in the pension trust, and (iii) either (A) one pension trust owns more than 25% of the value of the Company's Stock or (B) a group of pension trusts, each individually holding more than 10% of the value of the Company's Stock, collectively owns more than 50% of the value of the Company's Stock. The restrictions on ownership and transfer of the Company's Stock should prevent an Exempt Organization from owning more than 10% of the value of the Company's Stock.

    Any dividends received by an Exempt Organization that are allocable to Excess Inclusion will be treated as UBTI. In addition, the Company will be subject to tax at the highest marginal corporate rate on the portion of any Excess Inclusion Income derived by the Company from REMIC Residual Interests that is allocable to Stock of the Company held by Disqualified Organizations. Any such tax would be deductible by the Company against its income that is not Excess Inclusion income.

    If the Company derives Excess Inclusion income from REMIC Residual Interests, a tax similar to the tax on the Company described in the preceding paragraph may be imposed on stockholders who are (i) pass-through entities (i.e., partnerships, estates, trusts, regulated investment companies, REITS, common trust funds, and certain types of cooperatives (including farmers' cooperatives described in Section 521 of the Code)) in which a Disqualified Organization is a record holder of shares or interests and (ii) nominees who hold Common Stock on behalf of Disqualified Organizations. Consequently, a brokerage firm that holds shares of Common Stock in a "street name" account for a Disqualified Organization may be subject to federal income tax on the Excess Inclusion income derived from those shares.

    The Treasury Department has been authorized to issue regulations regarding issuances by a REIT of multiple-class mortgage-backed securities in non-REMIC transactions. If such Treasury Regulations are issued in the future allocating the Company's Excess Inclusion Income from non-REMIC transactions pro rata among its stockholders, some percentage of the dividends paid by the Company would be treated as UBTI in the hands of stockholders that are Exempt Organizations. See "--Taxation of Taxable U.S. Stockholders."

TAXATION OF NON-U.S. STOCKHOLDERS

    The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

    Distributions to Non-U.S. Stockholders that are not attributable to gain from sales or exchanges by the Company of U.S. real property interests and are not designated by the Company as capital gain dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Stockholder that is a corporation). The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with the Company or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income.

    Any portion of the dividends paid to Non-U.S. Stockholders that is treated as Excess Inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. In addition, if Treasury regulations are issued in the future allocating the Company's Excess Inclusion income from non-REMIC transactions among its stockholders, some percentage of the Company's dividends would not be eligible for exemption from the 30% withholding tax or a reduced treaty withholding tax rate in the hands of Non-U.S. Stockholders. See "--Taxation of Taxable U.S. Stockholders."

    Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholder's Common Stock, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his Common Stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company. The Company is required to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

    For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of a U.S. real property interest (which includes certain interests in Real Property but does not include Mortgage Loans or MBS) will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. business. Non-U.S. Stockholders thus would be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a Non-U.S. corporate stockholder not entitled to treaty relief or exemption. The Company is required to withhold 35% of any distribution that is designated by the Company as a U.S. real property capital gains dividend. The amount withheld is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

    Gain recognized by a Non-U.S. Stockholder upon a sale of his Common Stock generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the Stock was held directly or indirectly by non-U.S. persons. Because the Common Stock will be publicly traded, no assurance can be given that the Company will be or remain a "domestically controlled REIT." In addition, a Non-US Stockholder that owns, actually or constructively, 5% or less of the Company's Stock throughout a specified "look-back" period will not recognize taxable gain on the sale of his Stock under FIRPTA if the shares are traded on an established securities market. Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) investment in the Common Stock is effectively connected with the Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the Common Stock were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations).

STATE AND LOCAL TAXES

    The Company or the Company's stockholders may be subject to state and local tax in various states and localities, including those states and localities in which it or they transact business, own property, or reside. The state and local tax treatment of the Company and its stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock.

TAXATION OF ASC

    The Company owns 100% of the non-voting common stock and 5% of the voting common stock of ASC. The remaining voting stock of ASC is owned by the Manager. As noted above, for the Company to qualify as a REIT, the value of the equity and debt securities of ASC held, directly or indirectly, by the Company may not exceed 5% of the total value of the Company's assets. In addition, the Company may not own, directly or indirectly, more than 10% of the voting stock of ASC. As long as the Manager owns, directly and indirectly, less than 10% of the stock of the Company, the Company should not be deemed to own more than 10% of the voting stock of ASC. In addition, the Company believes that the value of its ASC stock does not exceed 5% of the total value of its assets. If the Service were to challenge successfully these determinations, however, the Company likely would fail to qualify as a REIT.


    ASC is organized as a corporation and will pay federal, state and local income taxes on its taxable income at normal corporate rates. Any such taxes will reduce amounts available for distribution by ASC, which in turn reduce amounts available for distribution to the Company's stockholders.

PROPOSED TAX LEGISLATION


    On February 2, 1998 President Clinton released his budget proposal for fiscal year 1999 (the "Proposal"). Two provisions contained in the Proposal could affect the Company if enacted in final form. First, the Proposal would prohibit a REIT from owning, directly or indirectly, more than 10% of the voting power or value of all classes of a C corporation's stock (other than the stock of a qualified REIT subsidiary). Currently, a REIT may own no more than 10% of the voting stock of a C corporation (other than a qualified REIT subsidiary), but its ownership of the nonvoting stock of a C corporation is not limited (other than by the rule that the value of a REIT's combined equity and debt interest in a C corporation may not exceed 5% of the value of a REIT's total assets). That provision is proposed to be effective with respect to stock in a C corporation acquired by a REIT on or after the date of "first committee action" (i.e., first action by the House Ways and Means Committee with respect to the provision) ("First Committee Action"). A REIT that owns stock in a C corporation in excess of the new ownership limit prior to First Committee Action would be "grandfathered," but only to the extent that the corporation does not engage in a new trade or business or acquire substantial new assets on or after the date of First Committee Action. If enacted as presently written, that provision would limit the Company's use of ASC and other taxable subsidiaries to conduct businesses the income from which would be nonqualifying income if received directly by the Company.



    Second, the Proposal would require recognition of any net unrealized built-in gain associated with the assets of a "large" C corporation (i.e., a C corporation whose stock has a fair market value of more than $5 million) upon its conversion to REIT status or merger into a REIT. That provision is proposed to be effective for conversions to REIT status effective for taxable years beginning January 1, 1999 and mergers of C corporations into REITs that occur after December 31, 1998. This provision would require immediate recognition of gain if, at any time after December 31, 1998, a "large" C corporation merges into the Company.


                              ERISA CONSIDERATIONS

    In considering an investment in the Common Stock, a fiduciary of a profit-sharing, pension Stock bonus plan, or individual retirement account ("IRA"), including a plan for self-employed individuals and their employees or any other employee benefit plan subject to prohibited transaction provisions of the Code or the fiduciary responsibility provisions of ERISA (an "ERISA Plan") should consider (a) whether the ownership of Common Stock is in accordance with the documents and instruments governing such ERISA Plan, (b) whether the ownership of Common Stock is consistent with the fiduciary's responsibilities and satisfies the requirements of Part 4 of Subtitle B of Title I of ERISA (where applicable) and, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA, (c) ERISA's prohibitions in improper delegation of control over, or responsibility for, "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach of duty by another fiduciary and (d) the need to value the assets of the ERISA Plan annually.

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
    In regard to the "plan assets" issue noted in clause (c) above, Counsel is of the opinion that, effective as of the date of the closing of the Offering and the listing of the shares of Common Stock on the New York Stock Exchange, and based on certain representations of the Company, the Common Stock should qualify as a "publicly offered security," and, therefore, the acquisition of such Common Stock by ERISA Plans should not cause the Company's assets to be treated as assets of such investing ERISA Plans for purposes of the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code. Fiduciaries of ERISA Plans and IRAs should consult with and rely upon their own advisors in evaluating the consequences under the fiduciary provisions of ERISA and the Code of an investment in Common Stock in light of their own circumstances.

                          DESCRIPTION OF CAPITAL STOCK

    The authorized capital Stock of the Company consists of 400 million shares of Common Stock, $.001 par value, and 100 million shares of preferred stock, $.001 par value, issuable in one or more series. Each share of Common Stock is entitled to participate equally in dividends when and as declared by the Board of Directors and in the distribution of assets of the Company upon liquidation. Each share of Common Stock is entitled to one vote and will be fully paid and non-assessable by the Company upon issuance. Shares of the Common Stock of the Company have no preference, conversion, exchange, preemptive or cumulative voting rights. The authorized capital Stock of the Company may be increased and altered from time to time as permitted by Maryland law.

    Preferred Stock may be issued from time to time in one or more classes or series, with such distinctive designations, rights and preferences as shall be determined by the Company's Board of Directors. Preferred Stock would be available for possible future financings of, or acquisitions by, the Company and for general corporate purposes without any legal requirement that stockholder authorization for issuance be obtained. The issuance of preferred Stock could have the effect of making an attempt to gain control of the Company more difficult by means of a merger, tender offer, proxy contest or otherwise. The preferred Stock, if issued, would have a preference on dividend payments that could affect the ability of the Company to make dividend distributions to the common stockholders.

    Meetings of the stockholders of the Company are to be held annually and special meetings may be called by the Board of Directors, the Chairman of the Board, the President or a majority of the Unaffiliated Directors. The Articles of Incorporation reserve to the Company the right to amend any provision thereof in the manner prescribed by law.

REPURCHASE OF SHARES AND RESTRICTIONS ON TRANSFER

    Two of the requirements for qualification as a REIT are that (1) during the last half of each taxable year (other than the first taxable year for which a REIT election is made) for which a REIT election is made, not more than 50% in value of the outstanding shares may be owned directly or indirectly by five or fewer individuals (the "5/50 Rule") and (2) there must be at least 100 stockholders on 335 days of each taxable year (other than the first taxable year for which a REIT election is made) of 12 months.

    In order that the Company may meet these requirements at all times, the Articles of Incorporation prohibit any person from acquiring or holding, directly or indirectly, shares of Common Stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Company. For this purpose, the term "ownership" is defined in accordance with the REIT Provisions of the Code and the constructive ownership provisions of Section 544 of the Code, as modified by
Section 856(h)(1)(B) of the Code. Subject to certain limitations, the Company's Board of Directors may increase or decrease the ownership limitations or waive the limitations for individual investors to the extent such action does not affect the Company's qualification as a REIT.

    For purposes of the 5/50 Rule, the constructive ownership provisions applicable under Section 544 of the Code (i) attribute ownership of securities owned by a corporation, partnership, estate or trust proportionately to its stockholders, partners or beneficiaries, (ii) attribute ownership of securities owned by certain family members to other members of the same family, and (iii) treat securities with respect to which a person has an option to purchase as actually owned by that person. These rules will be applied in determining whether a person holds shares of Common Stock in violation of the ownership limitations set forth in the Articles of Incorporation. Accordingly, under certain circumstances, shares of Common Stock owned by a person who individually owns less than 9.8% of the shares outstanding may nevertheless be in violation of the ownership limitations set forth in the Articles of Incorporation. Ownership of shares of Common Stock through such attribution is generally referred to as constructive ownership. The 100 stockholder test is determined by actual, and not constructive, ownership. The Company will have greater than 100 stockholders of record.

    The Articles of Incorporation further provide that if any transfer of shares of Common Stock which, if effective, would result in any person beneficially or constructively owning shares of Common Stock in excess or in violation of the above transfer or ownership limitations, then that number of shares of Common Stock the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole shares) shall be automatically transferred to a trustee (the "Trustee") as trustee of a trust (the "Trust") for the exclusive benefit of one or more charitable beneficiaries (the "Charitable Beneficiary"), and the Intended Transferee shall not acquire any rights in such shares. Shares of Common Stock held by the Trustee shall be issued and outstanding shares of Common Stock. The Intended Transferee shall not benefit economically from ownership of any shares held in the Trust, shall have no rights to dividends, and shall not possess any rights to vote or other rights attributable to the shares held in the Trust. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid to the Intended Transferee prior to the discovery by the Company that shares of Common Stock have been transferred to the Trustee shall be paid with respect to such shares to the Trustee by the Intended Transferee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. The Board of Directors of the Company may, in its discretion, waive these requirements on owning shares in excess of the ownership limitations with respect to a stockholder's ownership of Common Stock, to the extent such waiver does not affect the Company's qualification as a REIT.

    Within 20 days of receiving notice from the Company that shares of Common Stock have been transferred to the Trust, the Trustee shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in the Articles of Incorporation. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Intended Transferee and to the Charitable Beneficiary as follows. The Intended Transferee shall receive the lesser of (1) the price paid by the Intended Transferee for the shares or, if the Intended Transferee did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price (as defined below) of the shares on the day of the event causing the shares to be held in the Trust, and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Intended Transferee shall be immediately paid to the Charitable Beneficiary. In addition, shares of Common Stock transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift), and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the Trustee has sold shares held in the Trust. Upon such a sale to the Company, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Intended Transferee.

    The term "Market Price" on any date shall mean, with respect to any class or series of outstanding shares of the Company's Stock, the Closing Price (as defined below) for such shares on such date. The "Closing Price" on any date shall mean the last sale price for such shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotation Systems, or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the Company's Board of Directors or, in the event that no trading price is available for such shares, the fair market value of the shares, as determined in good faith by the Company's Board of Directors.

    Every owner of more than 5%, (or such lower percentage as required by the Code or the Regulations promulgated thereunder) of the outstanding shares or any class or series of the Company's Stock, within 30 days after the end of each taxable year, is required to give written notice to the Company stating the name and address of such owner, the number of shares of each class and series of Stock of the Company beneficially owned and a description of the manner in which such shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such beneficial ownership on the Company's status as a REIT and to ensure compliance with the ownership limitations.

                           DIVIDEND REINVESTMENT PLAN

    The Company may implement a dividend reinvestment plan whereby stockholders may automatically reinvest their dividends in the Company's Common Stock. Details about any such plan would be sent to the Company's Stockholders following adoption thereof by the Board of Directors.

                    MATERIAL PROVISIONS OF MARYLAND LAW AND
             OF THE COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS

    The following is a summary of the material provisions of the Maryland General Corporation Law, as amended from time to time, and of the Articles of Incorporation and the Bylaws of the Company. Such summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles of Incorporation and the Bylaws of the Company, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information." For a description of additional restrictions on transfer of the Common Stock, see "Description of Capital Stock-Repurchase of Shares and Restrictions on Transfer."

                              REMOVAL OF DIRECTORS

    The Articles of Incorporation provide that a director may be removed from office at any time but only, in the case of removal by shareholders, for cause by the affirmative vote of the holders of at least two-thirds of the votes of the shares entitled to be cast in the election of directors or, in the case of removal by the directors, with or without cause by the affirmation vote of at least two-thirds of the directors then in office.

                                STAGGERED BOARD


    The Articles of Incorporation and the Bylaws divide the Board of Directors into three classes of directors, each class constituting approximately one-third of the total number of directors, which the classes serving staggered three-year terms. The classification of the Board of Directors will make it more difficult for stockholders to change the composition of the Board of Directors because only a minority of the directors can be elected at once. The classification provisions could also discourage a third party from accumulating the Company's stock or attempting to obtain control of the Company, even though this attempt might be beneficial to the Company and some, or a majority, of its stockholders. Accordingly, under certain circumstances stockholders could be deprived of opportunities to sell their shares of Common Stock at a higher price than might otherwise be available.


                             BUSINESS COMBINATIONS

    Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting Stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least
(a) 80% of the votes entitled to be cast by holders of outstanding shares of voting Stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting Stock of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. The MGCL does not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

                           CONTROL SHARE ACQUISITIONS


    The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers or by directors who are employees of the corporation. "Control Shares" are voting shares of Stock which, if aggregated with all other such shares of Stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "Control Share Acquisition" means the acquisition of Control Shares, subject to certain exceptions.


    A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

    If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the Control Shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for Control Shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

    The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (ii) to acquisitions approved or exempted by the Articles of Incorporation or Bylaws of the corporation.

    The Bylaws of the Company contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company's shares of Common Stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION


    The Company reserves the right from time to time to make any amendment to its Articles of Incorporation, now or hereafter authorized by law, including any amendment which alters the contract rights as expressly set forth in the Articles of Incorporation, of any shares of outstanding stock. The Articles of Incorporation may be amended only by the affirmative vote of holders of shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter; provided, however, that provisions relating to the Company's election to be taxed as a REIT and to removal of directors may be amended only by the affirmative vote of two thirds of the Board of Directors and the holders of shares entitled to cast not less than two-thirds of all the votes entitled to be cast in the election of directors.


                           DISSOLUTION OF THE COMPANY

    The dissolution of the Company must be approved by a majority of the directors then in office and by the affirmative vote of holders of shares entitled to cast not less than seventy-five percent of all the votes entitled to be cast on the matter unless such dissolution has been approved by at least two-thirds of the directors then in office, in which case such dissolution must also be approved by a majority of all the votes entitled to be case on the matter.

            ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

    The Bylaws provide that (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to the Company's notice of the meeting, (2) by the Board of Directors or, (3) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws, and (b) with respect to special meetings of stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to the Board of Directors or (c) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

            POSSIBLE ANTI-TAKEOVER EFFECT OF MATERIAL PROVISIONS OF
             MARYLAND LAW AND OF THE ARTICLES OF INCORPORATION AND
                                     BYLAWS

    The business combination provisions and, if the applicable provision in the Bylaws is rescinded, the control share acquisition provisions of the MGCL, the provisions of the Articles of Incorporation on staggered board removal of directors and the advance notice provisions of the Bylaws could delay, defer or prevent a change in control of the Company or other transaction that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

                          TRANSFER AGENT AND REGISTRAR


    The Company intends to appoint a transfer agent and registrar for the Common Stock.


                            REPORTS TO STOCKHOLDERS

    The Company will furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as it may determine to furnish or as may be required by law.

                                  UNDERWRITING


    Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to each of the underwriters named below (the "Underwriters") and each of the Underwriters, for whom Friedman, Billings, Ramsey & Co., Inc., Lehman Brothers Inc., and Prudential Securities Incorporated are acting as representatives (the "Representatives"), have severally agreed to purchase from the Company, the number of shares of Common Stock offered hereby set forth below opposite its name.



UNDERWRITER                                                                                      NUMBER OF SHARES
-----------------------------------------------------------------------------------------------  -----------------
Friedman, Billings, Ramsey & Co., Inc..........................................................
Lehman Brothers Inc.
Prudential Securities Incorporated
        Total..................................................................................       20,000,000


    Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to purchase all the shares of Common Stock offered hereby if any are purchased. The Company has agreed to indemnify the several Underwriters against certain civil liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

    The Underwriters propose initially to offer the shares of Common Stock directly to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such offering price less a
concession not to exceed $    per share of Common Stock. The Underwriters may
allow and such dealers may reallow a concession not to exceed $    per share of
Common Stock to certain other dealers. After the shares of Common Stock are released for sale to the public, the initial public offering price and other selling terms may be changed by the Underwriters.


    The Company has granted to the Underwriters an option exercisable during the 30-day period beginning after the date hereof to purchase, at the initial public offering price net of any underwriting discounts and commissions, up to an additional 3,000,000 shares of Common Stock for the sole purpose of covering over-allotments, if any. To the extent that the Underwriters exercise such option, each Underwriter will be committed, subject to certain conditions, to purchase that number of additional shares of Common Stock that is proportionate to such Underwriter's initial commitment.



    PNC Bank indirectly owns 70% of the Manager's capital stock. PNC, the parent company of PNC Bank, has agreed to purchase a number of shares of the Company's Common Stock, such that, assuming that the Underwriters exercise their over-allotment option in full, PNC will own 3% of the shares of Common Stock outstanding. PNC has formed a strategic alliance with Friedman, Billings, Ramsey Group, Inc. ("FBR Group"), pursuant to which PNC and FBR Group have agreed to work together on an arm's-length basis to refer potential business to each other. PNC owns 4.9% of the shares of common stock of FBR Group. Friedman, Billings, Ramsey & Co., Inc., one of the Representatives, is an indirect, wholly-owned subsidiary of FBR Group.



    FBR Asset Investment Corporation, an affiliate of Friedman, Billings, Ramsey and Co., Inc., one of the Representatives, has agreed to acquire $10 million of Common Stock in a private placement that will close concurrently with the Offering at the initial public offering price, net of underwriting discounts and commissions. The portfolio of FBR Asset Investment Corporation is, in part, managed by the Manager of the Company. FBR Asset Investment Corporation may not dispose of or otherwise transfer the Common Stock acquired in this private placement for a period of 180 days following the date of the Offering.



    The Company's Initial Investment consists of various interests in a trust fund to be created by Structured Assets Securities Corporation (the "Depositor"). The Depositor is a wholly-owned subsidiary of Lehman Commercial Paper Inc., which in turn, is a wholly-owned subsidiary of Lehman Brothers Inc. one of the Representatives.



    The Company has applied for listing on the NYSE. In order to meet one of the requirements for listing the Common Stock on the NYSE the Underwriters have undertaken to sell (i) lots of 100 or more shares to a minimum of 2,000 beneficial holders, (ii) a minimum of 1.1 million shares and (iii) shares with a minimum aggregate market value of $40.0 million.


    Prior to this Offering, there has been no public market for the Common Stock. The initial public offering price will be determined by negotiations between the Company and the Representatives. Among the factors to be considered in making such determination will be the history of, and the prospects for, the industry in which the Company will compete, an assessment of the skills of the Manager and the Company's prospects for future earnings, the general conditions of the economy and the securities market and the prices of offerings by similar issuers. There can, however, be no assurance that the price at which the shares of Common Stock will sell in the public market after this Offering will not be lower than the price at which they are sold by the Underwriters.

    The Representatives have informed the Company that the Underwriters do not intend to confirm sales of the Common Stock to any accounts over which they exercise discretionary authority.

    Until the distribution of the Common Stock is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for or purchase the Common Stock. As an exception to these rules, the Representatives may engage in transactions that stabilize, maintain, or otherwise affect the price of the Common Stock. Specifically, the Representatives may overallot this Offering, creating a syndicate short position. In addition, the Representatives may bid for and purchase shares of Common Stock in the open market to cover syndicate short positions or to stabilize the price of the shares. Finally, the Representatives may impose a penalty bid on syndicate members. This means that the Representatives may reclaim selling concessions from syndicate members if the syndicate repurchases previously distributed shares of Common Stock in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Common Stock above independent market levels. The imposition of a penalty bid also might affect the price of a security in that it may discourage resales of the security. Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.


    The Company, the Manager, PNC, and their respective officers and directors have agreed not to, directly or indirectly, offer, sell, contract to sell, or otherwise dispose of any shares of Common Stock or any securities convertible or exchangeable for shares of Common Stock for a period of 180 days from the date of this Prospectus without the prior written consent of the Friedman, Billings, Ramsey & Co., Inc., on behalf of the Underwriters except that the Company may, without such consent, grant options or issue shares of Common Stock pursuant to the Company's 1998 Stock Option Plan.


                                 LEGAL MATTERS

    The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Skadden Arps Slate Meagher & Flom LLP, New York, New York, who will rely on the opinion of Miles & Stockbridge with respect to matters of Maryland law, and certain legal matters will be passed upon for the Underwriters by Hunton & Williams, Richmond, Virginia. In addition, the description of federal income tax consequences contained in this Prospectus entitled "Federal Income Tax Consequences" is based upon the opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

                                    EXPERTS


    The balance sheet of Anthracite Capital, Inc., as of March 5, 1998, included in this Prospectus has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

    Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and inspected, without charge, at the offices of the Commission. The Company will be subject to the informational requirements of the Exchange Act, and in accordance therewith, will periodically file reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048, and at 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respect by such reference. The Commission maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

    The Company intends to furnish the holders of Common Stock with annual reports containing financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

                                    GLOSSARY

    There follows an abbreviated definition of certain capitalized terms used in this Prospectus.


    "Affiliate" means, when used with reference to a specified person, (i) any person that directly or indirectly controls or is controlled by or is under common control with the specified person, (ii) any person that is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified person is an officer, partner or trustee, or with respect to which the specified person serves in a similar capacity, and (iii) any person that, directly or indirectly, is the beneficial owner of 5% or more of any class of equity securities of the specified person or of which the specified person is directly or indirectly the owner of 5% or more of any class of equity securities; provided, however, that the Company and its subsidiaries will not be treated as an Affiliate of the Manager and its Affiliates.


    "Agency Certificates" means GNMA Certificates, Fannie Mae Certificates and FHLMC Certificates.

    "Anticipated Repayment Date" shall mean the date specified in the related mortgage note of when the ARD Loan is not paid in full.

    "ARD Loans" shall mean a mortgage loan that provides that if it is not paid in full as of a date specified in the related mortgage note, then interest will accrue thereon at an increased mortgage rate and the borrower will be required to make substantially increased payments..

    "ARM" means either a (i) a Mortgage Security as to which the underlying mortgage loans feature adjustments of the underlying interest rate at predetermined times based on an agreed margin to an establish index or (ii) a Mortgage Loan or any mortgage loan underlying a Mortgage Security that features adjustments of the underlying interest rate at predetermined times based on an agreed margin to an established index. An ARM is usually subject to periodic and lifetime interest rate and/or payment caps.

    "Articles of Incorporation" shall mean the Articles of Incorporation of the Company.

    "Average Invested Assets" means the average of the aggregate book value of the assets of the Company, including the assets of all of its direct and indirect subsidiaries before reserves for depreciation or bad debts or other similar noncash reserves computed by taking the daily average of such values during such period.

    "Average Net Worth" means for any period the arithmetic average of the sum of the proceeds from the offerings of its equity securities by the Company, before deducting any underwriting discounts and commissions and other expenses and costs relating to the offerings, plus the Company's retained earnings (without taking into account any losses incurred in prior periods) computed by taking the average of such values at the end of each month during such period.

    "Balloon Loans" shall mean the 177 of the LB Mortgage Loans that provide for Monthly Payments based on amortization schedule significantly longer than their respective remaining terms to maturity.

    "Balloon Payments" shall mean the substantial principal amounts due and payable, together with the corresponding payment of interest that LB Mortgage Loans have on their respective scheduled maturity dates, unless prepaid prior thereto.

    "Bankruptcy Code" means Title 11 of the United States Code, as amended.


    "Board of Directors" and "Board" shall mean the Board of Directors of the Company.


    "Bridge Loans" means loans secured by real property and used for temporary financing.

    "Business Combinations" shall have the meaning specified in the MGCL.

    "Bylaws" shall mean the Bylaws of the Company.

    "Capital and Leverage Policy" means the policy of the Company that limits its ability to acquire additional Mortgage Assets during times when the capital base of the Company is less than a required amount, as described in this Prospectus.


    "Certificate Balance" means the maximum amount that the holders of any Class of Sequential Pay Certificates outstanding at any time are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and other assets in the Trust Fund.


    "Certificates" shall mean the Commercial Mortgage Pass-Through Certificates, Series 1998-C1.

    "Charitable Beneficiary" means a charitable beneficiary of a Trust.


    "Class" shall mean the classes that comprise the LB Investments which consist of Classes J, K, L and M.


    "Closely Held" shall have the meaning specified in the MGCL.

    "Closing Price" on any date shall mean the last sale price for such shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if transaction prices are not reported, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation Systems, or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the Company's Board of Directors or, in the event that no trading price is available for such shares, the fair market value of the shares, as determined in good faith by the Company's Board of Directors.

    "CMBS" shall mean commercial or multi-family MBS.

    "CMOs" means debt obligations (bonds) that are collateralized by mortgage loans or mortgage certificates other than Mortgage Derivative Securities and Subordinated Interests. CMOs are structured so that principal and interest payments received on the collateral are sufficient to make principal and interest payments on the bonds. Such bonds may be issued by United States government agencies or private issuers in one or more classes with fixed or variable interest rates, maturities and degrees of subordination that are characteristics designed for the investment objectives of different bond purchasers.

    "CMO Residuals" means derivative mortgage securities issued by agencies of the U.S. Government or by private originators of, or investors in, Mortgage Loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Commission" means the Securities and Exchange Commission.

    "Commitments" means commitments issued by the Company that will obligate the Company to purchase Mortgage Assets from or sell them to the holders of the commitment for a specified period of time, in a specified aggregate principal amount and at a specified price.

    "Common Stock" means the Company's shares of Common Stock, $.01 par value per share.

    "Company" means Anthracite Capital, Inc., a Maryland corporation.

    "Compensation Committee" means the committee of the Company's Board of Directors, comprised entirely of Unaffiliated Directors, that will administer the 1998 Stock Option Plan.


    "Condemnation Proceeds" means all proceeds received in connection with the condemnation of the taking by right of eminent domain of a Mortgaged Property, collectively with any comparable amounts received with respect to an REO Property.



    "Constant Prepayment Ratio" means the CPR model used in this Prospectus, which model represents an assumed constant annual rate of prepayment each month expressed as a per annum percentage of the then scheduled principal balance of one or more mortgage loans.



    "Construction Loans" shall mean a loan, the proceeds of which are used to finance the costs of construction or rehabilitation of real property.


    "Control Shares" means voting shares of Stock which, if aggregated with all other shares of Stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority or more of all voting power. Control shares do not include shares if the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.

    "Control Share Acquisition" means the acquisition of control shares, subject to certain exceptions.

    "Conforming Mortgage Loans" means conventional Mortgage Loans that either comply with requirements inclusion in credit support programs sponsored by FHLMC, Fannie Mae or GNMA or are FHA or VA Loans, all of which are secured by first mortgages or deeds of trust on single-family (one to four units) residences.

    "Counsel" means Skadden Arps Slate Meagher & Flom LLP.

    "Counterparty" means a third-party financial institution with which the Company enters into an agreement.


    "Corrected Mortgage Loan" means a Mortgage Loan which has ceased to be a Specially Serviced Mortgage Loan and has become a corrected mortgage loan as to which the Master Servicer will assume servicing responsibilities.


    "CPR" shall mean the Constant Prepayment Rate.


    "Cross-Collateralized Mortgage Loans" means the separate sets of Mortgage Loans of the Initial Pool Balance, which are, solely as among the Mortgage Loans in each such particular set, cross-collateralized or cross-defaulted with any loans which are not included in the Mortgage Pool.


    "Cut-off Date" shall mean February 1, 1998.


    "Cut-off Date Balance" shall mean the cut off date balance of each mortgage loan will equal the unpaid principal balance thereof as of the Cut-Off Date, after reduction for payments of principal due on or before such date, whether or not received.


    "Dealer Property" means real property and real estate mortgages that constitute stock in trade, inventory or property held primarily for sale to customers in the ordinary course of the Company's trade or business.


    "Defeasance Collateral" shall mean collateral that consists of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all successive due dates (including the scheduled maturity date), with each such payment being equal to or greater than (with any excess to be returned to the borrower) than the Monthly Payment (including, in the use of as the scheduled maturity date, and Balloon Payment), due on such date.


    "Defeasance Loans" shall mean the 179 of the LB Mortgage Loans that provide the holder of the mortgage, following notice from the borrower of its interest to prepay the mortgage loan, the right to require the borrower, in lieu of prepayment, to pledge "Defeasance Collateral."


    "Depositor" shall mean the Structured Asset Securities Corporation.


    "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any other tax-exempt organization (other than a farmer's cooperative described in Section 521 of the Code) that is exempt from taxation under UBTI provisions of the Code, or any rural, electrical or telephone cooperative.

    "Distressed Mortgage Loans" shall mean Subperforming Mortgage Loans and Nonperforming Mortgage Loans.

    "Distressed Real Properties" shall mean REO Properties and other underperforming or otherwise distressed real property.

    "Dollar-Roll Agreement" means an agreement to sell a security for delivery on a specified future date and a simultaneous agreement to repurchase the same or substantially similar security on a specified future date.


    "DSC Mortgage Loan" means a debt service coverage Mortgage Loan.



    "DSC Ratio" means debt service coverage ratio.



    "Equity Stock" shall mean the capital stock of the Company.


    "ERISA" means the Employee Retirement Income Security Act of 1974.

    "ERISA Plan" means a pension, profit-sharing, retirement or other employee benefit plan that is subject to ERISA.

    "Excess Inclusion" shall have the meaning specified in Section 860E(c) of the Code.

    "Excess Servicing Rights" means contractual rights to receive a portion of monthly mortgage payments of interest remaining after those payments of interest have already been applied, to the extent required, to Pass-Through Certificates and the administration of mortgage servicing. The mortgage interest payments are secured by an interest in real property.

    "Excess Shares" means the number of shares of capital stock held by any person or group of persons in excess of 9.8% of the outstanding shares of the Company.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Exempt Organization" shall mean a Tax Exempt Entity.

    "FASIT" means Financial Asset Securitization Investment Trust.


    "FNMA" or "Fannie Mae" means the federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C., (S)1716 et seq.), formerly known as the Federal National Mortgage Association.



    "FNMA Certificates" or "Fannie Mae Certificates" means guaranteed mortgage pass-through certificates issued by Fannie Mae either in certified or book-entry form.


    "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

    "FHA" means the United States Federal Housing Administration.

    "FHA Loans" means Mortgage Loans insured by the FHA.

    "FHLMC" means the Federal Home Loan Mortgage Corporation.

    "FHLMC Certificates" means mortgage participation certificates issued by FHLMC, either in certificated or book-entry form.

    "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980.

    "Foreclosure Property" means property acquired at or in lieu of foreclosure of the mortgage secured by such property or a result of a default under a lease of such property.

    "Funds From Operations" means net income (computed in accordance with GAAP) excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization on real estate assets and after adjustments for unconsolidated partnerships and joint ventures.

    "GAAP" means generally accepted accounting principles.

    "GNMA" means the Government National Mortgage Association.

    "GNMA Certificates" means fully modified pass-through mortgage-backed certificates guaranteed by GNMA and issued either in certificated or book-entry form.


    "Housing Act" means the National Housing Act of 1934, as amended.


    "HUD" means the Department of Housing and Urban Development.

    "Ineligible Property" means property not eligible to be treated as foreclosure property.

    "Initial Investments" shall mean the Company's investment of % of the net proceeds of the Offering in MBS Interests.


    "Initial Pool Balance" shall mean the aggregate principal balance of approximately $1,727,817,629 of the LB Mortgage Loans, after application of all payments of principal due on or before the Cut-off Date, whether or not received.



    "Insurance Proceeds" means all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan, together with any comparable amounts received with respect to any REO Property.



    "Intended Transferee" means, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for any restrictions on the transfer or ownership of Equity Stock, would own record title to shares of Equity Stock.


    "Interested Stockholder" means any person who beneficially owns 10% or more of the voting power of a corporation's shares or an affiliate of a corporation who, at any time within the ten-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting Stock of the corporation.


    "Inverse IOS" means IOS that bear interest rate at a floating rate that varies inversely with (and often at a multiple of) changes in a specific index.


    "Investment Company Act" means the Investment Company Act of 1940, as amended.


    "IO" means Mortgage Derivative Securities representing the right to receive interest only or a disproportionately large amount of interest in relation to principal payments.


    "IRAs" means Individual Retirement Accounts.


    "IRS" means Internal Revenue Service.

    "ISOS" means qualified incentive Stock options granted under the 1998 Stock Option Plan that meet the requirements of Section 422 of the Code.

    "Issuers" means those entities that issue mortgage securities, including trusts or subsidiaries organized by the Company and Affiliates of the Manager.

    "Keogh Plans" means H.R. 10 Plans.


    "LB Mortgage Loans" shall mean the conventional monthly pay, commercial and multifamily, fixed rate mortgage loans collateralizing the Initial Investment.


    "LIBOR" means London-Inter-Bank Offered Rate.


    "Liquidation Fee" means, with respect to each Specially Serviced Trust Fund Asset as to which any full or discounted payoff or any Liquidation Proceeds have been received, an amount which will generally be equal to 1.0% of such full or discounted payoff or such Liquidation Proceeds.



    "Liquidation Proceeds" means, collectively with Insurance Proceeds, other than any such proceeds applied to the restoration of the property or otherwise released to the borrower or another appropriate person, and Condemnation Proceeds, other than any such proceeds applied to the restoration of the property or otherwise released to the borrower or another appropriate person, all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans by foreclosure or otherwise, and all cash proceeds paid in connection with (A) the repurchase of any Mortgage Loan by the Mortgage Loan Seller, (B) the purchase of any defaulted Mortgage Loan by any party, and (C) the purchase of all remaining Mortgage Loans and REO Properties by the Depositor.



    "LTV Ratio" means loan to value ratio.



    "Master Servicer" means GMAC Commercial Mortgage Corporation as master servicer.



    "MBS" shall mean CMBS and RMBS.



    "MBS Interests" shall mean interests in CMBS backed by mortgage loans originated or acquired by an affiliate of Lehman Brothers that include various classes issued pursuant to the LB Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1998-C1 transaction, which is expected to close in March 1998.


    "MGCL" means the Maryland General Corporation Law, as amended from time to time.

    "Management Agreement" means the agreement by and between the Company and the Manager whereby the Manager agrees to perform certain services to the Company in exchange for certain compensation.

    "Manager" means BlackRock Financial Management, Inc., a Delaware corporation.

    "Market Discount Bonds" means obligations with an adjusted issue price that is greater than the Company's tax basis in such obligations.

    "Market Price" on any date shall mean, with respect to a class or series of outstanding shares of the Company's Stock, the Closing Price for such Stock on such date.

    "Master Servicer" shall mean an entity acceptable to the Rating Agencies that regularly engage in the business of Mortgage Loans.


    "Mezzanine Loan" shall mean a loan secured by a lien on real property that is subordinate to a lien on such real property securing another loan.


    "Monthly Payments" shall mean the scheduled payments of principal and/or interest on the LB Mortgage Loans due on the first day of each month.

    "Mortgage Backed Securities" means debt obligations (bonds) that are secured by Mortgage loans or Mortgage certificates.


    "Mortgage Derivative Securities" means mortgage securities that provide for the holder to receive interest only, principal only, or interest and principal in amounts that are disproportionate to those payable on the underlying Mortgage Loans and may include other derivative instruments.



    "Mortgage Loans" means multifamily, residential, and commercial term loans secured by real property.


    "Mortgage Loan Seller" shall mean an affiliate of one of the Underwriters.

    "Mortgage Pool" shall mean the segregated pool of 261 LB Mortgage Loans.

    "Mortgage Properties" shall mean

    "Mortgage Rates" shall mean the interest at annualized rates that will remain fixed for their respective remaining loan terms of LB Mortgage Loans.

    "Mortgage Warehouse Participations" means participations in lines of credit to mortgage originators that are secured by recently originated Mortgage Loans that are in the process of being either securitized or sold to permanent investors.

    "NAREIT" shall mean the National Association of Real Estate Investment Trusts, Inc.


    "Net Cash Flow" means the DSC Ratio for any Mortgage Loan.


    "Net Income" means the taxable income of the Company.

    "Net Leased Real Estate" means real estate that is net leased on a long-term basis (ten years or more) to tenants who are customarily responsible for paying all costs of owning, operating, and maintaining the leased property during the term of the lease, in addition to the payment of a monthly net rent to the landlord for the use and occupancy of the premises.

    "1997 Act" means The Taxpayer Relief Act of 1997.

    "95% of Income Test" means the income-based test that the Company must meet to qualify as a REIT described in "Federal Income Tax Consequences--Requirements for Qualification as a REIT--Gross Income Tests."

    "Non-Economic Residual" shall mean CMO Residuals that are required to report taxable income or loss but receive no cash flow from the Mortgage Loans.

    "Non-Investment Grade" means a credit rating from a Rating Agency of "BBB" or less.

    "Nonperforming Mortgage Loans" shall mean multifamily and commercial mortgage loans for which the payment of Principal and interest is more than 90 days delinquent.

    "Non-REMIC Residual Interests" shall mean the retained interest in a securitization transaction for which no REMIC or FASIT election is made.

    "Non-U.S. Stockholders" means nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders.

    "Offering" means the shares of Common Stock offered through the Underwriters in connection with this Prospectus.


    "Offering Price" shall mean the offering price of $         per Common Share
offered hereby.


    "OID" shall mean original issue discount.

    "One-Year U.S. Treasury Rate" means average of weekly average yield to maturity for U.S. Treasury securities (adjusted to a constant maturity of one year) as published weekly by the Federal Reserve Board during a yearly period.

    "Pass-Through Certificates" means securities (or interests therein) other than Mortgage Derivative Securities and Subordinate Interests evidencing undivided ownership interests in a pool of mortgage loans, the holders of which receive a "pass-through" of the principal and interest paid in connection with the underlying mortgage loans in accordance with the holders, respective, undivided interests in the pool. Pass-Through Certificates include Agency Certificates, as well as other certificates evidencing interests in loans secured by single-family properties.

    "PNC" means PNC Bank Corp., a Delaware corporation.

    "PNC Bank" means PNC Bank, National Association, a national association chartered by the OCC.


    "PO" means Mortgage Derivative Securities representing the right to receive principal only or a disproportionate amount of Principal.



    "Preferred Stock" shall mean the preferred stock of the Company.


    "Privately Issued Certificates" means mortgage participation certificates issued by certain private institutions. These securities entitle the holder to receive a pass-through of principal and interest payments in the underlying pool of Mortgage Loans and are issued or guaranteed by the private institution.

    "Prohibited Transaction" means a transaction involving a sale of Dealer Property, other than Foreclosure Property.

    "Purchase Agreement" shall mean the agreement pursuant to which the Underwriters will underwrite the Common Stock.

    "Qualified Hedges" means any interest rate swap or cap agreement, option, futures contract, forward rate agreement, or similar financial instrument entered into by the Company to reduce interest rate risk with respect to any indebtedness incurred or to be incurred by the Company to acquire or carry Real Estate Assets.

    "Qualified REIT Real Estate Assets" means Pass-Through Certificates, Mortgage Loans, Agency Certificates, real property and other assets of the type described in Section 856(c)(6)(B) of the Code.

    "Qualified REIT Subsidiary" means a corporation whose Stock is entirely owned by the REIT.

    "Qualified Temporary Investment Income" means income attributable to stock or debt instruments acquired with new capital of the Company (other than the proceeds of debt obligations with a term of less than five years) received during the one-year period beginning on the day such proceeds were received.

    "Rating Agency" means, with respect to securities of U.S. issuers, any nationally recognized statistical rating organization and, with respect to non-U.S. issuers, any of the foregoing or any equivalent organization operating in the jurisdiction where the issuer's principal operations are located either Standard & Poor's and Moody's Investors Service, Inc.

    "Real Estate Asset" shall mean interests in real property, mortgages on real property to the extent the principal balance of the mortgage does not exceed the fair market value of the associated real property, regular or residual interests in a REMIC, (except that, if less than 95% of the assets of a REMIC consists of "real estate assets" (determined as if the Company held such assets), the Company will be treated as holding directly its proportionate share of the assets of such REMIC), shares of other REITs and certain temporary investments..

    "REIT" means a real estate investment trust as defined under Section 856 of the Code.

    "REIT Provisions of the Code" means Sections 856 through 860 of the Code.

    "Related Party Tenant" means a tenant of the Company in which the Company, or a direct or indirect owner of 10% or more of the Company, owns more than 10% of the ownership interests, taking into account both direct and constructive ownership.

    "REMIC" means a real estate mortgage investment conduit.

    "REMIC Residual Interests" shall mean a class of MBS that is designated as the residual interest in one or more REMICS.

    "Rent" shall mean the rent received by the Company from tenants of Real Property owned by the Company.


    "Rental Property" means multifamily, retail, mobile home park, industrial/warehouse, self storage and office properties.


    "REO Property" shall mean real property acquired at foreclosure or by deed in lieu of foreclosure.


    "Representatives" shall mean each Underwriter that is acting as a representative for other Underwriters.

    "Residual Interests" shall mean REMIC and non-REMIC Residual Interests collectively.

    "Return on Equity" means an amount calculated for any quarter by dividing the Company's Net Income for the quarter by its Average Net Worth for the quarter.

    "RMBS" shall mean a series of one- to four-family residential MBS.

    "Securities Act" means the Securities Act of 1933, as amended.


    "Sequential Pay Certificates" shall mean the initial aggregate Certificate Balance of Classes A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L and M of the MBS Interests.


    "Servicers" means those entities that perform the servicing functions with respect to Mortgage Loans or Excess Servicing Rights owned by the Company.


    "75% of Income Test" means the income-based test that the Company must meet to qualify as a REIT described in paragraph 1 of "Federal Income Tax Consequences--Requirements for Qualification as a REIT--Gross Income Tests."


    "Special Servicer" means GMAC Commercial Mortgage Corporation as special servicer.

    "Specially Serviced Trust Fund Asset" means Mortgage Loans serviced by the Special Servicer, together with any REO Properties.


    "Special Servicing" shall mean servicing of defaulted mortgage loans, including oversight and management of the resolution of such mortgage loans by modification, foreclosure, deed in lieu of foreclosure or otherwise.

    "1998 Stock Option Plan" means the Stock option plan adopted by the Company in 1998.

    "Sub IOS" shall mean an IO with characteristics of a Subordinated Interest.


    "Subperforming Mortgage Loans" shall mean multifamily and commercial mortgage loans for which default is likely or imminent or for which the borrower is making monthly payments in accordance with a forbearance plan.


    "Suppliers of Mortgage Assets" means mortgage bankers, savings and loan associations, investment banking firms, banks, home builders, insurance companies and other concerns or lenders involved in mortgage finance or originating and packaging mortgage loans, and their Affiliates.

    "Tax-Exempt Entity" means a qualified pension, profit-sharing or other employee retirement benefit plans, Keogh plans, bank commingled trust funds for such plans, and IRAs, and other similar entities intended to be exempt from federal income taxation.

    "Taxable Income" means for any year the taxable income of the Company for such year (excluding any net income derived either from property held primarily for sale to customers or from Foreclosure Property) subject to certain adjustments provided in the REIT Provisions of the Code.

    "Ten-Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to a constant maturity of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. If the Company determines in good faith that the Ten Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than twelve years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Company.

    "Treasury Regulations" shall mean the income tax regulations promulgated under the Code.

    "Trust" means a trust that is the transferee of that number of shares of Common Stock the beneficial or constructive ownership of which otherwise would cause a person to acquire or hold, directly or indirectly, shares of Common Stock in an amount that violates the Company's Articles of Incorporation, which trust shall be for the exclusive benefit of one or more Charitable Beneficiaries.

    "Trust Fund" a trust fund established by Structured Asset Securities Corporation that is expected to consist primarily of the Mortgage Pool.

    "Trustee" means a trustee of a Trust for the exclusive benefit of a Charitable Beneficiary.

    "UBTI" means "unrelated trade or business income" as defined in Section 512 of the Code.

    "UBTI Percentage" shall mean the gross income derived by the Company from UBTI (determined as if the Company was a pension trust) divided by gross income of the Company for the year in which the dividends are paid.

    "Unaffiliated Directors" shall mean a director who (a) does not own greater than a DE MINIMIS interest in the Manager or any of its Affiliates, and (b) within the last two years, has not (i) directly or indirectly been employed by the Manager or any of its Affiliates, (ii) been an officer or director of the Manager or any of its Affiliates, (iii) performed services for the Manager or any of its Affiliates, or (iv) had any material business or professional relationship with the Manager or any of its Affiliates.

    "Underlying OM" shall mean the Offering Memorandum for the MBS Interest.

    "Underwriters" shall mean Friedman, Billings, Ramsey & Co., Inc., Lehman Brothers Inc. and Prudential Securities Incorporated as well as others in the future and each of the underwriters for whom they are acting as representatives.

    "United States Stockholder" means an initial purchaser of the Common Stock that, for United States income tax purposes, is a United States person (i.e., is not a Foreign Holder).

    "VA" means the United States Veterans Administration.

    "VA Loans" means Mortgage Loans partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended.


    "Workout Fee" means, with respect to each Corrected Mortgage Loan, an amount which will generally be equal to 1.0% of all collections of principal and interest received in respect of such Corrected Mortgage Loan.

                          INDEPENDENT AUDITORS' REPORT



To the Stockholder of Anthracite Capital, Inc.:



We have audited the accompanying balance sheet of Anthracite Capital, Inc. (the "Company") as of March 5, 1998. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.



We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.



In our opinion, such balance sheet presents fairly, in all material respects, the financial position of Anthracite Capital, Inc. as of March 5, 1998 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP
New York, New York
March 6, 1998

                            ANTHRACITE CAPITAL, INC.

                                 BALANCE SHEET


                                 MARCH 5, 1998



                                           ASSETS
Cash..............................................................................  $ 200,000
                                                                                    ---------
                                                                                    ---------



                            LIABILITIES AND STOCKHOLDER'S EQUITY
Stockholder's Equity
    Preferred Stock, par value $0.001 per share;
      100,000,000 shares authorized, no shares issued;............................
    Common Stock, par value $0.001 per share;
      400,000,000 shares authorized; 13,333 shares issued and outstanding.........  $      13
Additional paid-in-capital........................................................    199,987
                                                                                    ---------
    Total Stockholder's Equity....................................................  $ 200,000
                                                                                    ---------
                                                                                    ---------


                    See accompanying notes to balance sheet.

                            ANTHRACITE CAPITAL, INC.

                             NOTES TO BALANCE SHEET


                                 MARCH 5, 1998


NOTE 1--THE COMPANY


    Anthracite Capital, Inc. (the "Company") was incorporated in Maryland in November of 1997 and was initially capitalized through the sale of 13,333 shares of Common Stock to its initial Stockholder for $200,000 on March 5, 1998. The Company will seek to acquire primarily mortgage-backed securities and may also invest in other real estate related assets, including mortgage loans.


    The Company has had no operations to date other than matters relating to the organization and start-up of the Company. Accordingly, no statement of operations is presented.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


    BASIS OF ACCOUNTING



    The books and records of the Company are maintained on an accrual basis, in accordance with generally accepted accounting principles.



    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results may differ from those estimates.


FEDERAL AND STATE INCOME TAXES


    The Company will elect to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and generally will not be subject to federal and state taxes on its income to the extent it distributes annually 95% of its predistribution taxable income to stockholders and maintains its qualification as a real estate investment trust.


NOTE 3--TRANSACTIONS WITH AFFILIATES


    The Company intends to enter into a Management Agreement (the "Management Agreement") with BlackRock Financial Management, Inc. (the "Manager"), a majority owned subsidiary of PNC Bank Corp., under which the Manager will manage the Company's day-to-day operations, subject to the direction and oversight of the Company's Board of Directors. The Company will pay the Manager annual base management equal to a percentage of the Average Invested Assets of the Company as further defined in the Management Agreement. The base management fee is equal to 1% per annum of the Average Invested Assets rated less than BB- or not rated, 0.75% of Average Invested Assets rated BB- to BB+, and 0.5% of Average Invested Assets rated above BB+. The Company will also pay the Manager, as incentive compensation, an amount equal to 25% of the Funds from Operation of the Company plus gains (minus losses), before incentive compensation, in excess of the amount that would produce an annualized Return on Equity on the invested amount of Common Stock equal to 3% over the Ten-Year U.S. Treasury Rate as further defined in the Management Agreement.


    The Company intends to adopt a Stock Option Plan that provides for the grant of qualified Stock Options, non-qualified Stock Options, Stock appreciation rights and dividend equivalent rights ("Options") under which Options may be granted to the Manager, directors, officers and any key employees of the Company and to the directors, officers and key employees of the Manager.

NOTE 4--PUBLIC OFFERING OF COMMON STOCK

    The Company is in the process of filing a Registration Statement for the sale of its common Stock. Contingent upon the consummation of the public offering, the Company will be liable for organization and offering expenses in connection with the sale of the shares offered.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


NO DEALER, SALESPERSON, OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK BY ANYONE IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.


                            ------------------------


Prospectus Summary............................          1
Risk Factors..................................         14
Interest Rate Fluctuations Will Affect Value
  of Mortgage Assets, Net Income and Common
  Stock.......................................         16
Risk of Loss on Mortgage Loans................         18
Leverage Increase Exposure to Loss............         25
Hedging Transactions Can Limit Gains and
  Increase Exposure to Losses.................         25
Use of Proceeds...............................         32
Dividend and Distribution Policy..............         33
Capitalization................................         33
Certain Relationships, Conflicts of
  Interest....................................         34
The Company...................................         35
Description of Real Estate Related Assets.....         42
Management of the Company.....................         55
The Manager...................................         63
Initial Investments...........................         69
Certain Characteristics of the LB Mortgage
  Loans.......................................         71
Federal Income Tax Consequences...............         88
ERISA Considerations..........................        103
Description of Capital Stock..................        104
Material Provisions of Maryland Law and of the
  Company's Articles of Incorporation and
  ByLaws......................................        106
Underwriting..................................        110
Legal Matters.................................        111
Experts.......................................        112
Additional Information........................        112
Glossary......................................        G-1
Financial Statement...........................        F-1


                            ------------------------


    UNTIL       , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS
EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                               20,000,000 SHARES


                            ANTHRACITE CAPITAL, INC.


                                  COMMON STOCK


                             ---------------------

                                   PROSPECTUS

                             ---------------------


                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


                                LEHMAN BROTHERS


                       PRUDENTIAL SECURITIES INCORPORATED


                                          , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 30. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    Not Applicable.

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.


                                                                                              AMOUNT TO BE PAID
                                                                                            ----------------------
SEC Registration Fee......................................................................       $    108,560
NYSE listing fee..........................................................................                  *
NASD filing fee...........................................................................             30,500
Printing and engraving expenses...........................................................
Legal fees and expenses...................................................................                  *
Accounting fees and expenses..............................................................                  *
Transfer agent and custodian fees.........................................................                  *
Miscellaneous.............................................................................                  *

Total.....................................................................................                  *


*   To be provided by amendment.

ITEM 32. SALES TO SPECIAL PARTIES

    None.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

    None

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    As permitted by the MGCL, the Company's Articles of Incorporation obligate the Company to indemnify its present and former directors and officers and the Manager and its employees, officers, directors and controlling persons and to pay or reimburse reasonable expenses for such persons in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The Bylaws of the Company implement the provisions relating to indemnification contained in the Company's Articles of Incorporation. The MCGL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that
(i) the person actually received an improper benefit or profit in money, property or services, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Articles of Incorporation contain a provision providing for elimination of the liability of its directors or officers to the Company or its stockholders for money damages to the maximum extent permitted by Maryland law from time to time. In addition, the officers, directors, and controlling persons of the Company are indemnified against certain liabilities by the Company under the Purchase Agreement relating to this Offering. The Company will maintain for the benefit of its officers and directors, officers' and directors' insurance.

    The Underwriting Agreement (Exhibit 1.1) also provides for the indemnification by the Underwriters of the Company, its directors and officers and persons who control the Company within the meaning of Section 15 of the Securities Act with respect to certain liabilities, including liabilities arising under the Securities Act.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

    Not applicable.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

    (a) Financial Statements included in the Prospectus are:


        Balance sheet at March 6, 1998


        Notes to financial statements

        All schedules have been omitted because they are not applicable.

    (b) Exhibits


    * 1.1  Form of Underwriting Agreement
   ** 3.1  Articles of Incorporation of the Registrant
    * 3.2  Bylaws of the Registrant
    * 5.1  Opinion of Miles & Stockbridge
    **8.1  Opinion of Skadden Arps Slate Meagher & Flom LLP
    *10.1  Management Agreement between the Registrant and BlackRock Financial
           Management, Inc.
    *10.6  1998 Stock Option Incentive Plan
     23.1  Consent of Deloitte & Touche LLP
    *23.2  Consent of Skadden Arps Slate Meagher & Flom LLP (included in
           Exhibit 8.1)
    *23.3  Consent of Miles & Stockbridge (included in Exhibit 5.1)
   **24.1  Power of Attorney (included on page II-5)
     99.1  Consents to be named as a director pursuant to Rule 438


*   To be filed by amendment.

**  Previously filed.

ITEM 37. UNDERTAKINGS

    The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing of the Offering certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification by Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of the Registrant pursuant to the provisions referenced in Item 34 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes:

    That for purposes of determining any liability under the Securities Act, the information omitted from the Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

    The registrant undertakes to send to each stockholder at least on an annual basis a detailed statement required by the securities laws of transactions with the Manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

    The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full year of operations of the Company.


    The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to stockholders at least once each quarter after the distribution period of the offering has ended.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on the 6th day of March, 1998.


                                ANTHRACITE CAPITAL, INC.

                                BY:               /S/ RICHARD SHEA
                                     -----------------------------------------
                                                    Richard Shea
                                              CHIEF OPERATING OFFICER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

     /s/ LAURENCE D. FINK       Chairman of the Board
------------------------------
       Laurence D. Fink

      /s/ HUGH R. FRATER        President (Principal
------------------------------    Executive Officer)
        Hugh R. Frater

       /s/ RICHARD SHEA         Chief Operating Officer
------------------------------    (Principal Financial and
         Richard Shea             Accounting Officer)

                                 EXHIBIT INDEX


     *1.1  Form of Underwriting Agreement.
    **3.1  Articles of Incorporation of the Registrant is incorporated by reference to Exhibit
           3.1 of the Registration Statement filed with the Securities and Exchange Commission on November 21, 1997.
     *3.2  Bylaws of the Registrant.
     *5.1  Opinion of Miles & Stockbridge.
    **8.1  Opinion of Skadden Arps Slate Meagher & Flom LLP.
    *10.1  Management Agreement between the Registrant and BlackRock Financial Management, Inc.
    *10.6  1998 Stock Option Incentive Plan.
     23.1  Consent of Deloitte & Touche LLP.
    *23.2  Consent of Skadden Arps Slate Meagher & Flom LLP (included in Exhibit 8.1).
    *23.3  Consent of Miles & Stockbridge (included in Exhibit 5.1).
   **24.1  Power of Attorney (included on page II-5) is incorporated by reference to Exhibit
           24.1 of the Registration Statement filed with the Securities and Exchange Commission on November 21, 1997.
     99.1  Consents to be named as a director pursuant to Rule 438.

       *   To be filed by amendment.
      **   Previously filed.